--------------------------------------------------------------------------------


                          Manufactured Housing Contract
                               Senior/Subordinate
                            Pass-Through Certificates
                                  Series 1995-2


                         POOLING AND SERVICING AGREEMENT


                                      among


                   THE CIT GROUP SECURITIZATION CORPORATION II
                                   as Seller,


                       THE CIT GROUP/SALES FINANCING, INC.
                                  as Servicer,

                                       and

                         HARRIS TRUST AND SAVINGS BANK,
              not in its individual capacity but solely as Trustee


                          dated as of November 1, 1995


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS........................................................1

SECTION 1.01.  GENERAL.......................................................1
SECTION 1.02.  SPECIFIC TERMS................................................1

ARTICLE II ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS....................25

SECTION 2.01.  CLOSING......................................................25
SECTION 2.02.  CONVEYANCE OF THE CONTRACTS..................................25
SECTION 2.03.  CONDITIONS OF CLOSING FOR THE CONTRACTS......................25

SECTION 2.04.  [RESERVED]...................................................27

SECTION 2.05.  [RESERVED]...................................................27
SECTION 2.06.  ACCEPTANCE BY TRUSTEE........................................27
SECTION 2.07.  REMIC DESIGNATIONS...........................................27
SECTION 2.08.  REMIC TAX MATTERS............................................27
SECTION 2.09.  REMIC CERTIFICATE MATURITY DATE..............................27

ARTICLE III REPRESENTATIONS AND WARRANTIES..................................29

SECTION 3.01.  REPRESENTATIONS AND WARRANTIES REGARDING CITSF...............29
SECTION 3.02.  REPRESENTATIONS AND WARRANTIES REGARDING EACH CONTRACT.......29
SECTION 3.03.  REPRESENTATIONS AND WARRANTIES REGARDING THE CONTRACTS
               IN THE AGGREGATE ............................................33
SECTION 3.04.  REPRESENTATIONS AND WARRANTIES REGARDING THE CONTRACT FILES..34
SECTION 3.05.  REPURCHASE OF CONTRACTS OR SUBSTITUTION OF CONTRACTS FOR
               BREACH OF REPRESENTATIONS AND WARRANTIES.....................35

ARTICLE IV PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS......39

SECTION 4.01.  CUSTODY OF CONTRACTS.........................................39
SECTION 4.02.  FILINGS......................................................40
SECTION 4.03.  NAME CHANGE OR RELOCATION....................................41
SECTION 4.04.  CHIEF EXECUTIVE OFFICE.......................................41
SECTION 4.05.  COSTS AND EXPENSES...........................................41

ARTICLE V SERVICING OF CONTRACTS............................................43

SECTION 5.01.  RESPONSIBILITY FOR CONTRACT ADMINISTRATION...................43
SECTION 5.02.  STANDARD OF CARE.............................................43
SECTION 5.03.  RECORDS......................................................43
SECTION 5.04.  INSPECTION; COMPUTER TAPE....................................43

SECTION 5.05.  CERTIFICATE ACCOUNT AND ALTERNATE CREDIT ENHANCEMENT
               ACCOUNT......................................................44

SECTION 5.06.  ENFORCEMENT..................................................47
SECTION 5.07.  TRUSTEE TO COOPERATE.........................................48
SECTION 5.08.  COSTS AND EXPENSES...........................................48
SECTION 5.09.  MAINTENANCE OF INSURANCE.....................................49
SECTION 5.10.  REMIC COMPLIANCE.............................................51
SECTION 5.11.  REPOSSESSION.................................................53
SECTION 5.12.  RETITLING....................................................53

ARTICLE VI REPORTS..........................................................55

SECTION 6.01.  MONTHLY REPORTS TO THE TRUSTEE...............................55
SECTION 6.02.  CERTIFICATE OF SERVICING OFFICER.............................55

SECTION 6.03.  OTHER DATA...................................................55
SECTION 6.04.  ANNUAL REPORT OF ACCOUNTANTS.................................55
SECTION 6.05.  STATEMENTS TO CERTIFICATEHOLDERS.............................56

ARTICLE VII SERVICE TRANSFER................................................57

SECTION 7.01.  EVENT OF TERMINATION.........................................57
SECTION 7.02.  TRANSFER.....................................................57
SECTION 7.03.  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.....................58
SECTION 7.04.  NOTIFICATION TO CERTIFICATEHOLDERS AND TO MOODY'S............59
SECTION 7.05.  EFFECT OF TRANSFER...........................................59
SECTION 7.06.  TRANSFER OF ACCOUNTS.........................................59

ARTICLE VIII DISTRIBUTIONS AND WITHDRAWALS FROM CERTIFICATE ACCOUNT.........61

SECTION 8.01.  MONTHLY DISTRIBUTIONS........................................61
SECTION 8.02.  PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT...........66
SECTION 8.03.  REPURCHASE OPTION............................................67
SECTION 8.04  MONTHLY ADVANCES BY THE SERVICER..............................69
SECTION 9.01.  THE CERTIFICATES.............................................69

ARTICLE IX THE CERTIFICATES.................................................70

SECTION 9.01.  THE CERTIFICATES.............................................70
SECTION 9.02.  REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES........70
SECTION 9.03.  NO CHARGE; DISPOSITION OF VOID CERTIFICATES..................76
SECTION 9.04.  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES............76
SECTION 9.05.  PERSONS DEEMED OWNERS........................................76
SECTION 9.06.  ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES....77
SECTION 9.07.  AUTHENTICATING AGENTS........................................77

ARTICLE X INDEMNITIES.......................................................78

SECTION 10.01.  LIABILITIES TO OBLIGORS.....................................78
SECTION 10.02.  TAX INDEMNIFICATION.........................................78
SECTION 10.03.  SERVICER'S INDEMNITIES......................................78
SECTION 10.04.  OPERATION OF INDEMNITIES....................................79

ARTICLE XI THE TRUSTEE......................................................80

SECTION 11.01.  DUTIES OF TRUSTEE...........................................80
SECTION 11.02.  CERTAIN MATTERS AFFECTING THE TRUSTEE.......................81
SECTION 11.03.  TRUSTEE NOT LIABLE FOR CERTIFICATES OR CONTRACTS............82
SECTION 11.04.  RIGHTS OF CERTIFICATEHOLDERS TO DIRECT TRUSTEE AND TO
                WAIVE EVENTS OF TERMINATION.................................82
SECTION 11.05.  SERVICER TO PAY TRUSTEE'S FEES AND EXPENSES.................83
SECTION 11.06.  ELIGIBILITY REQUIREMENTS FOR TRUSTEE........................83
SECTION 11.07.  RESIGNATION OR REMOVAL OF TRUSTEE...........................84
SECTION 11.08.  SUCCESSOR TRUSTEE...........................................84
SECTION 11.09.  MERGER OR CONSOLIDATION OF TRUSTEE..........................85
SECTION 11.10.  OBLIGOR CLAIMS..............................................85
SECTION 11.11.  SEPARATE TRUSTEES AND CO-TRUSTEES...........................86
SECTION 11.12.  TRUSTEE MAY OWN CERTIFICATES................................87
SECTION 11.13.  AGENTS OF TRUSTEE...........................................87

ARTICLE XII MISCELLANEOUS...................................................88

SECTION 12.01.  SERVICER NOT TO RESIGN......................................88
SECTION 12.02.  MAINTENANCE OF OFFICE OR AGENCY.............................88
SECTION 12.03.  TERMINATION.................................................88
SECTION 12.04.  ACTS OF CERTIFICATEHOLDERS..................................90

SECTION 12.05.  CALCULATIONS................................................91
SECTION 12.06.  ASSIGNMENT OR DELEGATION BY THE SERVICER; MERGER OR
                CONSOLIDATION OF THE COMPANY, CITSF OR THE SERVICER.........91
SECTION 12.07.  AMENDMENT...................................................92
SECTION 12.08.  CONTRIBUTION OF ASSETS......................................94
SECTION 12.09.  NOTICES.....................................................94
SECTION 12.10.  MERGER AND INTEGRATION......................................95
SECTION 12.11.  RELIANCE ON CREDIT..........................................95
SECTION 12.12.  NO BANKRUPTCY PETITION......................................95
SECTION 12.13.  HEADINGS....................................................96
SECTION 12.14.  GOVERNING LAW...............................................96
SECTION 12.15.  COUNTERPARTS................................................97

                                    EXHIBITS

Exhibit A-1.     Form of Class A-1 Certificates

Exhibit A-2.     Form of Class A-2 Certificates

Exhibit A-3.     Form of Class A-3 Certificates

Exhibit A-4.     Form of Class A-4 Certificates

Exhibit B-1.     Form of Class A-5 Certificate

Exhibit B-2.     Form of Class B Certificate

Exhibit C.       Form of Class R Certificate

Exhibit D.       Form of Assignment of Contracts

Exhibit E.       Certificate of Officers of CITSF

Exhibit F.       Form of Opinion of Counsel For CITSF

Exhibit G.       Form of Trustee's Acknowledgment And Certification

Exhibit H.       Certificate of Servicing Officers

Exhibit I-1.     Certificate Regarding Repurchased Contracts

Exhibit I-2.     Certificate Regarding Substituted Contracts

Exhibit J.       [Reserved]

Exhibit K-1.     [Reserved]

Exhibit K-2.     [Reserved]

Exhibit L.       Form of Monthly Report To Certificateholders

Exhibit M.       Form of Transfer Affidavit

Exhibit N.       List of Contracts

Exhibit O.       [Reserved]

Exhibit P.       Auction Procedures

Exhibit Q.       Form of Power of Attorney

     AGREEMENT, dated as of November 1, 1995, among The CIT Group Securitization Corporation II, as seller (together with its permitted successors and assigns, the "Company"), The CIT Group/Sales Financing, Inc., a corporation organized and existing under the laws of the State of Delaware, as Servicer (in its individual capacity, "CITSF," or, together with its permitted successors and assigns, the "Servicer"), and Harris Trust and Savings Bank, an Illinois banking corporation organized and existing under the laws of Illinois, not in its individual capacity but solely as Trustee (together with permitted successors and assigns, the "Trustee").

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. General.

     For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement.

     SECTION 1.02. Specific Terms.

     "Accrual Period" means, the period for which interest on the outstanding principal balance of each class of Offered Certificates is payable. Such period shall be the one-month period from the most recent Remittance Date on which interest has been paid to but excluding the following Remittance Date (or, in the case of the initial Remittance Date, from the Closing Date to but excluding such initial Remittance Date).

     "Advance Payment" means any payment by an Obligor in advance of the Due Period in which it would be due under such Contract and which payment is not a Principal Prepayment; provided, however, that any payment by an Obligor of an amount due 11 or more months after the beginning of the Due Period in which it is received shall be considered to be due 11 months from the date of payment by such Obligor for purposes of this Agreement.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Pooling and Servicing Agreement.

     "Alternate Credit Enhancement" means an agreement or arrangement pursuant to which cash or securities are deposited by CIT or any other Person in a segregated trust, escrow or collateral account pursuant to Section 5.05(b) and 8.05.

     "Alternate Credit Enhancement Account" means any segregated trust, escrow or collateral account established in connection with the delivery of Alternate Credit Enhancement.

     "Alternate Credit Enhancement Documents" means the agreements and instruments executed in connection with the delivery of any Alternate Credit Enhancement.

     "Alternate Credit Enhancer" means the Person or Persons providing any Alternate Credit Enhancement or designated as such in the Alternate Credit Enhancement Documents.

     "Amount Available" means, as to any Remittance Date, an amount equal to (a) all amounts on deposit in the Certificate Account attributable to collections or deposits made in respect of the Contracts in the related Due Period and the amounts deposited in the Certificate Account pursuant to Section 3.05(a) and
(b)(vi), paid on or prior to the last day of the related Due Period (or in each case which would have been on deposit on such day but for the operation of the third to last sentence of Section 5.05(a)) less (b) the sum (if included in such amounts then on deposit in the Certificate Account), as of the close of business on the Business Day preceding such Remittance Date, of (i) aggregate Repossession Profits, (ii) the Amount Held for Future Distribution, (iii) the amount used to pay interest on the Class A-5 Certificates to the extent there would otherwise have been a Class A-5 Interest Shortfall, on the Remittance Date preceding such Remittance Date, and (iv) amounts permitted to be withdrawn by the Servicer from the Certificate Account in respect of the Contracts pursuant to clauses (b), (c), (d), (e), (f), (h) (to the extent permitted by Section 5.05(a)) and (i), inclusive, of Section 8.02.

     "Amount Held for Future Distribution" means, as to any Remittance Date, the total of the amounts on deposit (or which would have been on deposit on such day but for the operation of the third to last sentence of Section 5.05(a)) in the Certificate Account as of the close of business on the last day of the related Due Period on account of Advance Payments in respect of such Due Period (whether or not received in such Due Period).

     "Applicants" has the meaning assigned in Section 9.06.

     "Appraised Value" means, with respect to any Manufactured Home, the value of such Manufactured Home as determined by a professional appraiser (who may be an employee of CITSF).

     "Assumption Fee" means any assumption or other similar fee paid by the Obligor on a Contract.

     "Auction" will have the meaning assigned pursuant to Section 8.03.

     "Auction Procedures" will have the meaning assigned pursuant to Section
8.03.

     "Auction Property" will have the meaning assigned pursuant to Section 8.03.

     "Authenticating Agent" means any authenticating agent appointed pursuant to
Section 9.07.

     "Average Sixty-Day Delinquency Ratio" means, for any Remittance Date, the arithmetic average, for such Remittance Date and for the two immediately preceding Remittance Dates, of a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts that were delinquent 60 days or more as of the last day of the Due Period related to such Remittance Date (including Contracts in respect of which the related Manufactured Homes have been repossessed, taken in full satisfaction of the Contract or bid in by the Servicer on behalf of the Trustee at a public sale, but have not yet been sold to a third party), and the denominator of which is the Pool Stated Principal Balance as of the related Remittance Date.

     "Average Thirty-Day Delinquency Ratio" means, for any Remittance Date, the arithmetic average, for such Remittance Date and for the two immediately preceding Remittance Dates, of a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts that were delinquent 30 days or more as of the last day of the Due Period related to such Remittance Date (including Contracts in respect of which the related Manufactured Homes have been repossessed, taken in full satisfaction of the Contract or bid in by the Servicer on behalf of the Trustee at a public sale, but have not yet been sold to a third party), and the denominator of which is the Pool Stated Principal Balance as of the related Remittance Date.

     "Book-Entry Certificate" means any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     "Business Day" means any day other than (a) a Saturday or a Sunday or (b) another day on which national banking institutions in the State of Oklahoma, the State of New York or the State of Illinois are authorized or obligated by law, executive order, or governmental decree to be closed.

     "Certificate" means a Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Series 1995-2 executed and delivered by the Trustee substantially in the form of Exhibits A, B or C.

     "Certificate Account" means a separate trust account maintained in the name of the Trust in an Eligible Institution.

     "Certificate Owner" means the person who is the beneficial owner of a Book-Entry Certificate.

     "Certificate Register" means the register maintained pursuant to Section 9.02.

     "Certificate Registrar" means the registrar appointed pursuant to Section 9.02.

     "Certificateholder" or "Holder" means the person in whose name a Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Senior Certificate, Class A-5 Certificate or any Class B Certificate registered in the name of the Contract Seller, the Servicer or any Affiliate of the Contract Seller or the Servicer shall be deemed not to be outstanding, and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained unless all the Senior Certificates, all the Class A-5 Certificates or all the Class B Certificates, as the case may be, are held by such Persons; provided, however, that in determining whether the Trustee shall be protected in relying upon any such consent, waiver, request or demand only Senior Certificates, Class A-5 Certificates and Class B Certificates which the Trustee knows to be so owned shall be so disregarded.

     "CITCF-NY" means The CIT Group/Consumer Finance, Inc.(NY), a wholly-owned subsidiary of Holdings.

     "CITSF" means The CIT Group/Sales Financing Inc., and its successors in interest as permitted hereunder.

     "Class A-1 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A-1 hereto.

     "Class A-1 Cross-over Date" means the point in time on the Remittance Date on which the Class A-1 Principal Balance (after giving effect to the distributions and adjustments on the Class A- 1 Certificates on such Remittance
Date) is reduced to zero.

     "Class A-1 Interest Amount" means an amount equal to one-twelfth of the product of the Class A-1 Remittance Rate, and the Class A-1 Principal Balance, as of the preceding Remittance Date, after giving effect to distributions of principal and interest to be made on such Remittance Date (or, in the case of the first Remittance Date, interest accruing from the Closing Date to but excluding the first Remittance Date, at the Class A-1 Remittance Rate on the Original Class A-1 Principal Balance).

     "Class A-1 Interest Shortfall" means, as to any Remittance Date, any amount by which the amount distributed to Holders of Class A-1 Certificates on such Remittance Date pursuant to clause (2) of Section 8.01(c) is less than the Senior Certificate Interest Distribution Amount payable to the Class A-1 Certificates.

     "Class A-1 Principal Balance" means, as to any Remittance Date, the Original Class A-1 Principal Balance less all amounts previously distributed to Holders of Class A-1 Certificates on account of principal.

     "Class A-1 Remittance Rate" means 5.90% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-2 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A-2 hereto.

     "Class A-2 Cross-over Date" means the point in time on the Remittance Date on which the Class A-2 Principal Balance (after giving effect to the distributions and adjustments on the Class A- 2 Certificates on such Remittance
Date) is reduced to zero.

     "Class A-2 Interest Amount" means an amount equal to one-twelfth of the product of the Class A-2 Remittance Rate, and the Class A-2 Principal Balance, as of the preceding Remittance Date, after giving effect to distributions of principal and interest to be made on such Remittance Date (or, in the case of the first Remittance Date, interest accruing from the Closing Date to but excluding the first Remittance Date, at the Class A-2 Remittance Rate on the Original Class A-2 Principal Balance).

     "Class A-2 Interest Shortfall" means, as to any Remittance Date, any amount by which the amount distributed to Holders of Class A-2 Certificates on such Remittance Date pursuant to clause (2) of Section 8.01(c) is less than the Senior Certificate Interest Distribution Amount payable to the Class A-2 Certificates.

     "Class A-2 Principal Balance" means, as to any Remittance Date, the Original Class A-2 Principal Balance less all amounts previously distributed to Holders of Class A-2 Certificates on account of principal.

     "Class A-2 Remittance Rate" means 6.00% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Class A-3 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A-3 hereto.

     "Class A-3 Cross-over Date" means the point in time on the Remittance Date on which the Class A-3 Principal Balance (after giving effect to the distributions and adjustments on the Class A- 3 Certificates on such Remittance
Date) is reduced to zero.

     "Class A-3 Interest Amount" means an amount equal to one-twelfth of the product of the Class A-3 Remittance Rate, and the Class A-3 Principal Balance, as of the preceding

Remittance Date, after giving effect to distributions of principal and interest to be made on such Remittance Date (or, in the case of the first Remittance Date, interest accruing from the Closing Date to but excluding the first Remittance Date, at the Class A-3 Remittance Rate on the Original Class A-3 Principal Balance).

     "Class A-3 Interest Shortfall" means, as to any Remittance Date, any amount by which the amount distributed to Holders of Class A-3 Certificates on such Remittance Date pursuant to clause (2) of Section 8.01(c) is less than the Senior Certificate Interest Distribution Amount payable to the Class A-3 Certificates.

     "Class A-3 Principal Balance" means, as to any Remittance Date, the Original Class A-3 Principal Balance less all amounts previously distributed to Holders of Class A-3 Certificates on account of principal.

     "Class A-3 Remittance Rate" means 6.25% per annum, computed on the basis of a 360-day year of twelve 30-day months, subject to a maximum rate equal to weighted average of the Net Contract Rates of the Contracts as of the first day of the related Due Period.

     "Class A-4 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A-4 hereto.

     "Class A-4 Cross-over Date" means the point in time on the Remittance Date on which the Class A-4 Principal Balance (after giving effect to the distributions and adjustments on the Class A- 4 Certificates on such Remittance
Date) is reduced to zero.

     "Class A-4 Interest Amount" means an amount equal to one-twelfth of the product of the Class A-4 Remittance Rate, and the Class A-4 Principal Balance, as of the preceding Remittance Date, after giving effect to distributions of principal and interest to be made on such Remittance Date (or, in the case of the first Remittance Date, interest accruing from the Closing Date to but excluding the first Remittance Date, at the Class A-4 Remittance Rate on the Original Class A-4 Principal Balance).

     "Class A-4 Interest Shortfall" means, as to any Remittance Date, any amount by which the amount distributed to Holders of Class A-4 Certificates on such Remittance Date pursuant to clause (2) of Section 8.01(c) is less than the Senior Certificate Interest Distribution Amount payable to the Class A-4 Certificates.

     "Class A-4 Principal Balance" means, as to any Remittance Date, the Original Class A-4 Principal Balance less all amounts previously distributed to Holders of Class A-4 Certificates on account of principal.

     "Class A-4 Remittance Rate" means 7.00% per annum, computed on the basis of a 360-day year of twelve 30-day months, subject to a maximum rate equal to weighted average of the Net Contract Rates of the Contracts as of the first day of the related Due Period.

     "Class A-5 Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit B-1 hereto.

     "Class A-5 Cross-over Date" means the later of (i) the Remittance Date occurring in June 2000 and (ii) the Remittance Date on which the ratio of the principal balance of all classes of the Senior Certificates to the Pool Stated Principal Balance (each, as of the immediately preceding Remittance Date) is less than 66.75%.

     "Class A-5 Interest Distribution Amount" means, as to any Remittance Date, the amount of interest payable on a Remittance Date to the Holders of the Class A-5 Certificates. Such amount will equal the sum of (a) one-twelfth of the product of the Class A-5 Remittance Rate and the Class A-5 Principal Balance as of the preceding Remittance Date, after giving effect to distributions of principal and interest to be made on such Remittance Date (or, in the case of the first Remittance Date, interest accruing from the Closing Date to but excluding the first Remittance Date, at the Class A-5 Remittance Rate, on the Original Class A-5 Principal Balance) and (b) the aggregate Unpaid Class A-5 Interest Shortfall, if any, for such Remittance Date.

     "Class A-5 Interest Shortfall" means, as to any Remittance Date, any amount by which the amount distributed to Holders of Class A-5 Certificates on such Remittance Date pursuant to clause (4) of Section 8.01(c) and pursuant to the paragraph preceding the penultimate paragraph of Section 8.01(c) is less than the Class A-5 Interest Distribution Amount.

     "Class A-5 Percentage" means, for any Remittance Date, on or after the Class A-5 Cross-over Date on which each Class A-5 Principal Distribution Test has been satisfied, an amount equal to 100% minus the Senior Percentage. The Class A-5 Percentage for each Remittance Date, if any, after the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance, have each been reduced to zero will be equal to 100%. The Class A-5 Percentage for any Remittance Date, (i) prior to the Class A-5 Cross-over Date, or (ii) on or after the Class A-5 Cross-over Date on which each Class A-5 Principal Distribution Test has not been satisfied (and the Class A-4 Principal Balance has not been reduced to zero), or (iii) after the Class A-5 Principal Balance has been reduced to zero, will in each case equal 0%.

     "Class A-5 Principal Balance" means, as to any Remittance Date, the Original Class A- 5 Principal Balance less all amounts previously distributed to Holders of Class A-5 Certificates on account of principal.

     "Class A-5 Principal Distribution Tests" will be deemed to have been satisfied on each Remittance Date on which (i) the Average Sixty-Day Delinquency Ratio as of such Remittance Date is equal to or less than 5%; (ii) the Average Thirty-Day Delinquency Ratio as of such Remittance Date is equal to or less than 7%; (iii) the Current Realized Loss Ratio as of such Remittance Date is equal to or less than 2.75%; (iv) the Cumulative Realized Losses as of such Remittance Date are equal to or less than (a) 7% of the Cut-off Date Pool Principal Balance if such

Remittance Date occurs between June 1, 2000 and May 31, 2001, (b) 8% of the Cut-off Date Pool Principal Balance if such Remittance Date occurs between June 1, 2001 and May 31, 2002, (c) 9% of the Cut-off Date Pool Principal Balance if such Remittance Date occurs after June 1, 2002; and (v) the ratio of the principal balance of the Senior Certificates to the Pool Stated Principal Balance (each, as of the immediately preceding Remittance Date) is less than 66.75%.

     "Class A-5 Remittance Rate" means 6.95% per annum, computed on the basis of a 360-day year of twelve 30-day months, subject to a maximum rate equal to the weighted average of the Net Contract Rate of the Contracts as of the first day of the related Due Period.

     "Class B Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit B-2 hereto.

     "Class B Cross-over Date" means the Remittance Date on which the Class A-5 Principal Balance (after giving effect to the distributions on the Class A-5 Certificates on such Remittance Date) is reduced to zero.

     "Class B Interest Distribution Amount" means, as to any Remittance Date, the amount of interest payable on a Remittance Date to the Holders of the Class B Certificates. Such amount will equal the sum of (a) one-twelfth of the product of the Class B Remittance Rate and the Class B Principal Balance as of the preceding Remittance Date, after giving effect to distributions of principal and interest to be made on such Remittance Date (or, in the case of the first Remittance Date, interest accruing from the Closing Date to but excluding the first Remittance Date, at the Class B Remittance Rate, on the Original Class B Principal Balance) and (b) the aggregate Unpaid Class B Interest Shortfall, if any, for such Remittance Date.

     "Class B Interest Shortfall" means, as to any Remittance Date, any amount by which the amount distributed to Holders of Class B Certificates on such Remittance Date pursuant to clause (6) of Section 8.01(c), together with any Guarantee Payment in respect of interest, is less than the Class B Interest Distribution Amount.

     "Class B Percentage" means, for any Remittance Date on or after the Class B Crossover Date on which each Class B Principal Distribution Test has been satisfied, an amount equal to 100% minus the Senior Percentage. The Class B Percentage for each Remittance Date after which the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance have each been reduced to zero will be 100%. The Class B Percentage for any Remittance Date (i) prior to the Class B Cross-over Date, or (ii) on or after the Class B Cross-over Date on which each Class B Principal Distribution Test has not been satisfied (and the Class A-4 Principal Balance has not been reduced to zero), or (iii) after the Class B Principal Balance has been reduced to zero, will in each case be 0%.

     "Class B Principal Balance" means, as to any Remittance Date, the Original Class B Principal Balance less all amounts previously distributed to Holders of Class B Certificates on account of Principal (including distributions made in respect of the Principal Liquidation Loss Amount).

     "Class B Principal Distribution Tests" will be deemed to have been satisfied on each Remittance Date on which (i) the Average Sixty-Day Delinquency Ratio as of such Remittance Date is equal to or less than 5%; (ii) the Average Thirty-Day Delinquency Ratio as of such Remittance Date is equal to or less than 7%; (iii) the Current Realized Loss Ratio as of such Remittance Date is equal to or less than 2.75%; (iv) the Cumulative Realized Losses as of such Remittance Date are equal to or less than (a) 7% of the Cut-off Date Pool Principal Balance if such Remittance Date occurs between June 1, 2000 and May 31, 2001, (b) 8% of the Cut-off Date Pool Principal Balance if such Remittance Date occurs between June 1, 2001 and May 31, 2002, (c) 9% of the Cut-off Date Pool Principal Balance if such Remittance Date occurs after June 1, 2002; (v) the ratio of the principal balance of the Senior Certificates to the Pool Stated Principal Balance (each, as of the immediately preceding Remittance Date) is less than 66.75%; and (vi) the Class B Principal Balance is at least $3,984,024.

     "Class B Remittance Rate" means 7.65% per annum, computed on the basis of a 360- day year of twelve 30-day months, subject to a maximum rate equal to the weighted average of the Net Contract Rate of the Contracts as of the first day of the related Due Period.

     "Class R Certificate" means any one of the Certificates executed by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit C hereto and evidencing an interest designated as a "residual interest" in the Trust REMIC for purposes of the REMIC Provisions.

     "Class R Certificateholder" means the person in whose name a Class R Certificate is registered on the Certificate Register.

     "Closing Date" means November 21, 1995.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means The CIT Group Securitization Corporation II and its permitted successors in interest.

     "Computer Tape" means the computer tape generated by the Servicer which provides information relating to the Contracts, and includes the master file and the history file.

     "Contract(s)" means one or more of the manufactured housing installment sales contracts and installment loan agreements described in the List of Contracts (including Land-Secured Contracts), and which Contracts are to be assigned by the Company to the Trustee on the Closing Date; including, without limitation, all related security interests, collateral, liens, insurance policies and guarantees of the obligations of the related Obligor (other than guarantees, if any, by the related dealer) and any and all payments which are received pursuant thereto on and after the

Cut-off Date, but excluding any payments which are received pursuant thereto prior to the Cut-off Date.

     "Contract File" means, as to each Contract (a) the original of the Contract, (b) either (i) the original title document for the related Manufactured Home or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document, or (ii) if the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of title documents for manufactured housing, other evidence of ownership of the related Manufactured Home which is customarily relied upon in such jurisdiction as evidence of title to a manufactured housing unit; (c) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (i) notation of such security interest on the title document, (ii) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon, or (iii) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jurisdiction in which the related Manufactured Home is located; (d) in the case of a Land-Secured Contract, the related Mortgage with evidence of the recording thereon; (e) each assignment of the Contract evidencing the chain of title of the Contract from the originator thereof (if other than CITSF) to CITSF; and (f) any extension, modification or waiver agreement(s).

     "Contract Holders' Errors and Omissions Protection Policy" means the contract holders' errors and omissions policy maintained by the Servicer or any similar replacement policy, if any, pursuant to Section 5.09(e).

     "Contract Rate" means, with respect to any particular Contract, the rate of interest specified in that Contract.

     "Contract Seller" means CITSF.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.09.

     "Cram Down Losses" means, with respect to a Contract, if a United States Bankruptcy court, or any other court having jurisdiction, shall have issued an order determining that the allowed amount of the secured claim with respect to such Contract is less than the outstanding amount owed on such Contract, and/or otherwise modified or restructured the payments on such Contract, an amount equal to, the excess of the principal balance of such Contract immediately prior to such order over the allowed amount of the secured claim. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

     "Cumulative Realized Losses" means, for any Remittance Date, an amount equal to the sum of all Net Liquidation Losses of all Contracts that became Liquidated Contracts since the Cut-off Date.

     "Current Realized Loss Ratio" means, for any Remittance Date, an amount equal to a fraction, expressed as a percentage, the numerator of which is the aggregate Net Liquidation Losses of all Contracts that became Liquidated Contracts during the three immediately preceding Due Periods, multiplied by four, and the denominator of which is the arithmetic average of the Pool Stated Principal Balance as of the third preceding Remittance Date and the Pool Stated Principal Balance as of such Remittance Date.

     "Cut-off Date" means November 1, 1995.

     "Cut-off Date Pool Principal Balance" means the aggregate of the Cut-off Date Principal Balances of the Contracts.

     "Cut-off Date Principal Balance" means, as to any Contract, the unpaid principal balance thereof at the Cut-off Date.

     "Defaulted Contract" means, with respect to any Due Period, a Contract (other than a Repurchased Contract) in respect of which payments exceeding $25 in the aggregate were delinquent 120 days or more as of the last day of such Due Period, provided that any Contract in respect of which such delinquencies were permitted by the Soldiers' and Sailors' Relief Act of 1940 shall not be deemed a Defaulted Contract.

     "Depository" means the initial Depository, The Depository Trust Company, the nominee of which is CEDE & CO., and any permitted successor depository. The Depository shall at all times be a "clearing corporation" defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date" means the third Business Day prior to each Remittance Date during the term of this Agreement, on which date the Servicer shall determine the Amount Available and the amounts to be distributed on the Certificates pursuant to Section 8.01 hereof and the amount of the Guarantee Payment, if any, to be made on each Remittance Date.

     "Due Date" means, as to any Contract, the date of the month on which the monthly payment for such Contract is due.

     "Due Period" means, as to any Remittance Date, the calendar month preceding the month of such Remittance Date.

     "Electronic Ledger" means the electronic master record of installment sales contracts of the Servicer.

     "Eligible Institution" means the Trustee or any depository institution or trust company (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (presently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term deposits have been rated P-1 or higher by Moody's and A-1 or higher by Standard & Poor's, or in one of the two highest rating categories by Moody's and Standard & Poor's in the case of unsecured long-term debt.

     "Eligible Investments" has the meaning assigned in Section 5.05(d).

     "Eligible Servicer" means CITSF or any Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person services not less than $100,000,000 in outstanding principal amount of manufactured housing installment sales contracts and installment loan agreements.

     "Eligible Substitute Contract" means, as to any Replaced Contract for which such Eligible Substitute Contract is being substituted pursuant to Section 3.05(b), a Contract that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-off Date or the Closing Date) in Section
3.02 and does not cause any of the representations and warranties in Section 3.03, to the extent previously applicable to the Replaced Contract, and after giving effect to such substitution, to be incorrect, (b) after giving effect to the payment due in the month of such substitution, has a Stated Principal Balance that is not greater than the Stated Principal Balance of such Replaced Contract, (c) has a Contract Rate that is at least equal to the Contract Rate of such Replaced Contract and (d) has a remaining term to stated maturity that is not greater than the remaining term to stated maturity of the Replaced Contract. Notwithstanding the foregoing, in the event that on any date more than one Eligible Substitute Contract is substituted for one or more Replaced Contracts, the requirement set forth in clause (b) above with respect to the Stated Principal Balance may be satisfied if the aggregate of the Stated Principal Balances of such Eligible Substitute Contracts is not greater than the aggregate of the Stated Principal Balances of such Replaced Contracts, the requirement set forth in clause (c) above with respect to the Contract Rate may be satisfied if the weighted average Contract Rate of such Eligible Substitute Contracts is at least equal to the weighted average Contract Rate of such Replaced Contracts; and the requirement set forth in clause (d) above with respect to remaining term to stated maturity may be satisfied if the weighted average remaining term to stated maturity of such Eligible Substitute Contracts is not greater than the weighted average remaining term to stated maturity of such Replaced Contracts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Termination" has the meaning assigned in Section 7.01.

     "Extension Fee" means any extension or other similar fee paid by the Obligor on a Contract.

     "Final Remittance Date" means the Remittance Date on which the final distribution in respect of Certificates is made pursuant to Section 12.03.

     "Force-Placed Insurance" means insurance described in Section 5.09(d).

     "Force-Placed Insurance Premium" means any premium for hazard insurance purchased by CITSF which has been added to the principal balance of the related Contract by CITSF prior to the Cut-off Date.

     "Formula Principal Distribution Amount" means, as to any Remittance Date, the sum of (i) any payments in respect of principal received during such Due Period; (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during such preceding Due Period; (iii) the Stated Principal Balance of each Contract that became a Liquidated Contract during such preceding Due Period; (iv) the Stated Principal Balance of each Contract which was repurchased immediately prior to such Remittance Date pursuant to Section
3.05 or 10.03; and (v) the aggregate amount of Cram Down Losses during such Due Period.

     "Guarantee Fee" means 1/12 of the product of 0.25% and the Pool Stated Principal Balance at the last day of the second Due Period preceding such Remittance Date (or, in the case of the first Remittance Date, the Cut-off
Date).

     "Guarantee Formula Amount" will be equal, on each Remittance Date, to the greater of (i) 3% of the Pool Stated Principal Balance as of the last day of the Due Period relating to the Remittance Date immediately before such Remittance Date, and (ii) the lesser of (a) $996,006 and (b) the Class B Principal Balance as of such Remittance Date (before giving effect to any distributions on such Remittance Date).

     "Guarantee Payment" means, on any Remittance Date prior to the Class B Cross-over Date and each Remittance Date on and after the Class B Cross-over Date on which any Class B Principal Distribution Test has not been satisfied, the amount, if any, subject to the Guarantee Payment Limit, by which the sum of the (x) Class B Interest Distribution Amount, for such Remittance Date and (y) Principal Liquidation Loss Amount, if any, for such Remittance Date, exceeds the remaining Amount Available after the distribution of interest and principal payable to the Senior Certificateholders and the Class A-5 Certificateholders pursuant to Section 8.01(c). On any Remittance Date on and after the Class B Cross-over Date on which each Class B Principal Distribution Test has been satisfied or the Class A-4 Principal Balance has been reduced to zero, the "Guarantee Payment" will equal the amount, if any, subject to the Guarantee Payment Limit, by which the sum of the (x) Class B Interest Distribution Amount, for such Remittance Date and (y) the Class B Percentage of the Formula Principal Distribution Amount, for such Remittance Date, exceeds the remaining Amount Available after the distribution of interest and principal payable to the Senior Certificateholders and the Class A-5 Certificateholders pursuant to Section 8.01(c).

     "Guarantee Payment Limit" will at any time equal the lesser of (i) the Initial Guarantee Payment Limit reduced by the aggregate amount of all Guarantee Payments made in respect of principal on the Class B Certificates (including Guarantee Payments in respect of the Principal Liquidation Loss Amount), and
(ii) the Guarantee Formula Amount.

     "Hazard Insurance Policy" means, with respect to each Contract, the policy of fire and extended coverage insurance (and federal flood insurance, if the related Manufactured Home was, at the time of origination thereof, and continues to be, located in a federally designated special flood hazard area) required to be maintained for the related Manufactured Home, as provided in Section 5.09, and which, as provided in said Section 5.09, may be a blanket policy maintained by the Servicer in accordance with the terms and conditions of said Section 5.09.

     "Holder" has the same meaning as "Certificateholder".

     "Holdings" means The CIT Group Holdings, Inc., a Delaware corporation.

     "Independent" means, with respect to any specified Person, any person or firm rendering an opinion on the Closing Date or any Person who (a) is in fact independent of the specified Person, (b) does not have any direct financial interest or any material indirect financial interest in the specified Person or any Affiliate of the specified Person (other than acting as outside counsel for the specified Person or such Affiliate), and (c) is not connected with the specified Person as an officer, employee, promoter, underwriter, trustee, partner, director (other than a law firm a member of which is a director) or person performing similar functions. Except with respect to any person or firm rendering an opinion at the Closing, whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such person shall be approved by the Trustee and such opinion or certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

     "Initial Guarantee Payment Limit" means $5,976,036.

     "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy or contract relating to a Contract.

     "Land-Secured Contract" means a Contract that is secured by (i) a security interest in a Manufactured Home, or a Mortgage on a Manufactured Home which is affixed to real property in such a manner as to render that Manufactured Home real property under the laws of the jurisdiction in which it is located and (ii) a Mortgage on real estate on which such Manufactured Home is situated.

     "Late Payment Fees" means late payment fees paid by Obligors on Contracts.

     "Limited Guarantee" means the Limited Guarantee dated as of November 1, 1995 made by Holdings in favor of the Trustee for the benefit of the Class B Certificateholders required pursuant to Section 2.03.

     "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Manufactured Home and, in the case of Land-Secured Contracts, Mortgaged Property, have been realized upon and disposed of and the proceeds of such disposition have been received, shall be deemed to be a Liquidated Contract; provided, however, that a Liquidated Contract which has been repurchased pursuant to Section 3.05(a), or as to which an Eligible Substitute Contract has been substituted pursuant to Section 3.05(b), in either case on or before the Business Day immediately preceding the Remittance Date following the Due Period in which such Contract becomes a Liquidated Contract, shall be deemed not to have become a Liquidated Contract during such Due Period.

     "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Manufactured Home and, in the case of Land-Secured Contracts, Mortgaged Property, are disposed of, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

     "Liquidation Proceeds" means cash (including Insurance Proceeds) received in connection with the liquidation of defaulted Contracts, whether through repossession, foreclosure sale or otherwise, including any rental income realized from the repossessed Manufactured Home.

     "List of Contracts" means the list attached hereto as Exhibit N identifying each Contract constituting part of the corpus of the Trust, which list (a) identifies each Contract and (b) sets forth as to each Contract (i) the Cut-off Date Principal Balance, (ii) the amount of the monthly payment due from the Obligor as of the Cut-off Date, (iii) the Contract Rate as of the Cut-off Date and (iv) the maturity date.

     "Loan-to-Value Ratio" means, with respect to any Contract, the original principal amount thereof divided by the Original Value of the Manufactured Home plus, in the case of a Land-Secured Contract, the Original Value of the Mortgaged Property other than the Manufactured Home.

     "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

     "Monthly Advance" means, as to any Remittance Date, an amount of cash equal to the difference between interest due on the Contracts at the related Contract Rate on their respective Due Dates during the related Due Period and the amount of interest received on such Contracts during the related Due Period, exclusive of any such payment which the Servicer has determined would be a Nonrecoverable Advance if an advance in respect of such payment were made by the Servicer.

     "Monthly Advance Reimbursement Amount" means any amount received or deemed to be received by the Servicer pursuant to Section 8.04 in reimbursement of a Monthly Advance made out of its own funds.

     "Monthly Report" has the meaning assigned in Section 6.05. The forms of the Monthly Report for the Certificates are attached as Exhibit L hereto.

     "Monthly Servicing Fee" means, as to any Remittance Date, one-twelfth of the product of 1.00% and the Pool Stated Principal Balance as of the last day of the Due Period second preceding such Remittance Date (or, in the case of the first Remittance Date, the Cut-off Date).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means the mortgage, deed of trust or similar instrument creating a first or second lien on an estate in fee simple in the real property securing a Contract.

     "Mortgaged Property" means the property subject to a Mortgage.

     "Net Contract Rate" means, with respect to any Contract, the Contract Rate of such Contract less the Monthly Servicing Fee allocable to such Contract for the related Due Period.

     "Net Liquidation Loss" means, with respect to a Liquidated Contract, the amount, if any, by which (a) the Stated Principal Balance of such Liquidated Contract plus accrued and unpaid interest thereon to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation Proceeds for such Liquidated Contract.

     "Net Liquidation Proceeds" means, as to any Liquidated Contract, Liquidation Proceeds net of Liquidation Expenses.

     "Nonrecoverable Advance" means any advance made or proposed to be made pursuant to Section 8.04, which the Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from late payments, Liquidation Proceeds or otherwise. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee and stating the reasons for such determination.

     "NRSRO" means any nationally recognized statistical rating organization.

     "Obligor" means each Person who is indebted under a Contract.

     "Offered Certificates" means the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class B Certificates, collectively.

     "Officers' Certificate" means a certificate signed by the chairman of the board, president or any vice president of the Servicer and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel (internal or external) who may be counsel for the Servicer, except that any opinion of counsel relating to the qualification of the Trust as a REMIC or compliance with the REMIC Provisions must be an opinion of counsel Independent with respect to the Company and the Servicer.

     "Original Class A-1 Principal Balance" means $36,263,000.

     "Original Class A-2 Principal Balance" means $35,456,000.

     "Original Class A-3 Principal Balance" means $24,434,000.

     "Original Class A-4 Principal Balance" means $65,200,000.

     "Original Class A-5 Principal Balance" means $15,936,000.

     "Original Class B Principal Balance" means $21,912,194.

     "Original Value" means (a) with respect to a Land-Secured Contract, the sum of the original Appraised Value of the Manufactured Home plus the Appraised Value of the real estate securing such Contract, if available, or the total delivered sales price for such Manufactured Home, plus the Appraised Value of the real estate securing such Contract, if available, plus in either case taxes, fees and insurance, (b) with respect to any Manufactured Home that was new at the time the related Contract was originated, the total delivered sale price for such Manufactured Home, plus taxes, fees and insurance, and (c) with respect to any Manufactured Home that was used at the time the related Contract was originated, the lesser of the total delivered sales price or the Appraised Value of such Manufactured Home, in each case, plus taxes, fees and insurance.

     "Outstanding Amount Advanced" means, as to any Remittance Date, the aggregate of all Monthly Advances remitted by the Servicer out of its own funds pursuant to Section 8.04 less the aggregate of all Monthly Advance Reimbursement Amounts actually received prior to such Remittance Date.

     "Outstanding Contract" means, as to any Due Period, a Contract which was not the subject of a Principal Prepayment in Full prior to or during such Due Period, which did not become a Liquidated Contract prior to or during such Due Period, which was not purchased prior to or during such Due Period pursuant to
Section 3.05.

     "Ownership Interest" means, with respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     "Partial Principal Prepayment" means (a) any Principal Prepayment other than a Principal Prepayment in Full and (b) any cash amount deposited in the Certificate Account pursuant to the proviso in Section 3.05(a) or pursuant to
Section 3.05(b).

     "Paying Agent" has the meaning assigned in Section 8.01(f).

     "Percentage Interest" means, as to any Certificate, the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to, (a) in the case of the Senior Certificates, the percentage (carried to eight places) obtained from dividing the denomination of such Certificate by the aggregate denomination of all Senior Certificates (which equals the Original Class A-1 Principal Balance in the case of a Class A-1 Certificate, the Original Class A-2 Principal Balance in the case of a Class A-2 Certificate, the Original Class A-3 Principal Balance in the case of a Class A-3 Certificate, and the Original Class A-4 Principal Balance in the case of a Class A-4 Certificate), (b) in the case of the Class A-5 Certificates, the percentage (carried eight places) obtained by dividing the denomination of such Certificate by the aggregate denomination of all Class A-5 Certificates (which equals the Original Class A-5 Principal Balance), (c) in the case of the Class B Certificates, the percentage (carried eight places) obtained by dividing the denomination of such Certificate by the aggregate denomination of all Class B Certificates (which equals the Original Class B Principal Balance) and, (d) in the case of the Class R Certificates, being equal to the percentage specified on the face of such Certificate. The aggregate Percentage Interests for each Class of Certificates shall equal 100%.

     "Permitted Transferee" means, as to any Class R Certificateholder or any other prospective transferee of a Class R Certificate, any Person other than (a) the United States, a State or any political subdivision thereof, any possession of the United States, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (b) an organization (other than a cooperative described in Section 521 of the Code) which would not be subject to tax under the Code (including the tax on unrelated business taxable income, as defined in Section 512(a)(1) of the Code) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Class R Certificate, (c) an organization which is engaged in furnishing electrical energy, or providing telephone service, to persons in rural areas (as described in Section 1381(a)(2)(C) of the Code), or (d) a Non-U.S. Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or any successor provision. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof, if all of the activities are subject to tax, and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" shall have the meaning assigned pursuant to Section 9.02.

     "Pool Stated Principal Balance" means, as to any Remittance Date, the aggregate of the Stated Principal Balance of each Contract that was an Outstanding Contract on the last day of the Due Period.

     "Principal Liquidation Loss Amount" means, as to any Remittance Date, the amount, if any, by which the sum of the Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance, Class A-4 Principal Balance, Class A-5 Principal Balance and Class B Principal Balance for such Remittance Date (after giving effect to all distributions of principal made or to be made on such Remittance Date) exceeds the sum of the Pool Stated Principal Balance for such Remittance Date.

     "Principal Prepayment" means a payment or other recovery of principal on a Contract (including any rebated portion of Force-Placed Insurance Premiums received by CITSF on behalf of Obligors and Insurance Proceeds that are not Liquidation Proceeds, but exclusive of Liquidation Proceeds) which is received in advance of its Due Date and applied upon receipt (or, in the case of a Partial Principal Prepayment, upon the next payment date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

     "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Contract.

     "Qualified Institutional Buyer" shall have the meaning specified in Rule 144A.

     "Rating Agencies" means Moody's and Standard & Poor's, or any successors thereto; provided that if Moody's and Standard & Poor's no longer have a rating outstanding on any Class of the Certificates, then references herein to Moody's and Standard & Poor's shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to each such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Moody's and Standard & Poor's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Rating Agency Condition" with respect to any action means, the condition that each Rating Agency shall have been given at least 10 days prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer and the Trustee in writing that such action shall not result in a downgrade or withdrawal of the then current rating of the Offered Certificates.

     "Record Date" means the last Business Day of the month prior to the month of the related Remittance Date.

     "Registrar" means the registry appointed pursuant to Section 9.02.

     "REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

     "REMIC Certificate Maturity Date" means the "latest maturity date" of the Senior Certificates, Class A-5 Certificates and Class B Certificates as that term is defined in Section 2.06.

     "REMIC Provisions" means provisions of the federal income tax law and the applicable state and local law relating to REMICs and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     "Remittance Date" means the 15th day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing on December 15, 1995.

     "REO Property" means any Manufactured Home and any related real estate acquired in a repossession or foreclosure.

     "Replaced Contract" has the meaning assigned in Section 3.05(b).

     "Repossession Profits" means, as to any Remittance Date, the excess, if any, of Liquidation Proceeds in respect to each Contract that became a Liquidated Contract during the Due Period next preceding such Remittance Date over the sum (a) of the unpaid principal balance of the related Liquidated Contract plus (b) accrued and unpaid interest at the related Contract Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Obligor to the Due Date for such Contract in the month in which such Contract became a Liquidated Contract plus (c) Liquidation Expenses plus
(d) amounts required to be paid to the Obligor or any party with an interest in the related Manufactured Home that is senior to the interest of the Trust.

     "Repurchase Event" shall mean (a) any Contract being subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, resulting in a material adverse affect on the Trust's interest in such Contract, or (b) the operation of any of the terms of any Contract or the exercise of any right thereunder (i) rendering such Contract unenforceable in whole or in part or (ii) subjecting such Contract to any right of rescission, setoff, counterclaim or defense, including the defense of usury, resulting in a material adverse affect on the Trust's interest in such Contract.

     "Repurchase Price" means, with respect to a Contract to be repurchased hereunder, an amount equal to the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate up to the Due Date in the month of such repurchase.

     "Repurchased Contract" means any Contract repurchased by CITSF pursuant to
Section 3.05(a).

     "Responsible Officer" means, with respect to the Trustee, any officer in its Corporate Trust Department, as long as it is the Trustee hereunder, including every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

     "Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time.

     "Sale and Purchase Agreement" means the Sale and Purchase Agreement, dated as of November 1, 1995 between CITSF and the Company, providing for the sale of the Contracts from CITSF to the Company.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Senior Certificate" means any one of the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates executed and delivered by the Trustee and authenticated by the Authenticating Agent substantially in the form set forth in Exhibit A and evidencing an interest designated as a "regular interest" in the Trust for purposes of the REMIC Provisions, which certificates shall be senior to the Class A-5, Class B and Class R Certificates.

     "Senior Certificate Interest Distribution Amount" means, as to any Remittance Date, the amount of interest payable on a Remittance Date to the Holders of the Senior Certificates. Such amount will equal the sum of (a) the Class A-1 Interest Amount, (b) the Class A-2 Interest Amount, (c) the Class A-3 Interest Amount, (d) the Class A-4 Interest Amount, and (e) the aggregate Unpaid Class A-1 Interest Shortfall, the aggregate Unpaid Class A-2 Interest Shortfall, the aggregate Unpaid Class A-3 Interest Shortfall and the aggregate Unpaid Class A-4 Interest Shortfall, if any, for such Remittance Date.

     "Senior Certificate Interest Shortfall" means, as to each Class of Senior Certificates and any Remittance Date on or, any amount by which the amount distributed to Holders of any Class of Senior Certificates on such Remittance Date pursuant to Section 8.01(c)(2)(i) is less than the Senior Certificate Interest Distribution Amount for such Class.

     "Senior Certificate Percentage" means 100% as to any Remittance Date prior to the Class A-5 Cross-over Date and on each Remittance Date on or after the Class A-5 Cross-over Date on which any Class A-5 Principal Distribution Test has not been satisfied (or, if the Class B Cross-over Date has occurred, if any Class B Principal Distribution Test has not been satisfied on such Remittance
Date). The Senior Certificate Percentage on each Remittance Date on or after the Class A-5 Crossover Date, if each Class A-5 Principal Distribution Test has been satisfied on such Remittance Date (or, if the Class B Cross-over Date has occurred, if each Class B Principal Distribution Test has been satisfied on such Remittance Date), will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance, each as of such Remittance Date (prior to any distributions being made on such Remittance Date), and the denominator of which is the Pool Stated Principal Balance as of the last day of the Due Period relating to the immediately preceding Remittance Date. The Senior Certificate Percentage shall be 0% on any Remittance Date after the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance have been reduced to zero.

     "Senior Certificate Principal Shortfall" means, as to any Remittance Date, any amount by which the amount distributed to Holders of Senior Certificates on such Remittance Date net of the amount distributed in respect of the Senior Certificate Interest Distribution Amount is less than the Senior Percentage of the Formula Principal Distribution Amount and the Unpaid Senior Certificate Principal Shortfall on such Remittance Date.

     "Senior Certificate Principal Deficiency Amount" means, as to any Remittance Date prior to the Class A-4 Cross-Over Date, the amount, if any, by which the Pool Stated Principal Balance at the close of business on the last day of the related Due Period is less than the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance (after giving effect to all distributions of principal made on such Remittance Date).

     "Service Transfer" has the meaning assigned in Section 7.02.

     "Servicer" means CITSF until any Service Transfer hereunder, and thereafter means the new servicer appointed pursuant to Article VII.

     "Servicing Fee" means, as to any Remittance Date, the sum of (a) the Monthly Servicing Fee for such Remittance Date, (b) any Late Payment Fees paid during the preceding calendar month, (c) any Extension Fees paid during the preceding calendar month, (d) any Assumption Fees paid during the preceding calendar month, and (e) any net investment earnings due to the Servicer as of such Remittance Date.

     "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officers' Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

     "Standard & Poor's" means The Standard and Poor's Structured Ratings Group, a division of McGraw-Hill, Inc.

     "Stated Principal Balance" means, as of any Remittance Date, the unpaid principal balance of a Contract (excluding any Cram Down Losses) at the last day of the related Due Period.

     "Substitution Date" means, the date upon which any Alternate Credit Enhancement is delivered pursuant to Section 8.05.

     "Transfer" means any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

     "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Treasury Regulations" means any proposed, temporary or final regulation promulgated under the Code.

     "Trust" means the trust created by this Agreement, the corpus of which consists of all the rights, title and interest arising from and in connection with each Contract including without limitation, (a) the security interests in the Manufactured Homes securing such Contracts and any related Mortgages, deeds of trust or similar instruments, (b) all rights to payments received by the Company on or with respect to the Contracts on and after the Cut-off Date, (c) all rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract and proceeds from any Contract Holders' Errors and Omissions Protection Policy and any blanket hazard policy to the extent such proceeds relate to any Manufactured Home, (d) all remittances, deposits and payments made into the Certificate Account and amounts in the Certificate Account, (e) all proceeds in any way derived from any of the foregoing items and (f) all documents contained in the Contract Files.

     "Trust REMIC" shall mean that portion of the Trust for which an election is made to be a REMIC in accordance with clause (b) of the first paragraph of
Section 5.10 hereof.

     "Trustee" has the meaning given to such term in the preamble of this Agreement.

     "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

     "Unpaid Class A-1 Interest Shortfall" means, as to any Remittance Date, the amount, if any, of the Class A-1 Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-1 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date.

     "Unpaid Class A-2 Interest Shortfall" means, as to any Remittance Date, the amount, if any, of the Class A-2 Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-2 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date.

     "Unpaid Class A-3 Interest Shortfall" means, as to any Remittance Date, the amount, if any, of the Class A-3 Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-3 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date.

     "Unpaid Class A-4 Interest Shortfall" means, as to any Remittance Date, the amount, if any, of the Class A-4 Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-4 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date.

     "Unpaid Class A-5 Interest Shortfall" means, as to any Remittance Date, the amount, if any, of the Class A-5 Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-5 Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date.

     "Unpaid Class B Interest Shortfall" means, as to any Remittance Date, the amount, if any, of the Class B Interest Shortfall for the prior Remittance Date plus accrued interest (to the extent the payment thereof is legally permissible) at the Class B Remittance Rate in the amount thereof from such prior Remittance Date to such current Remittance Date.

     "Unpaid Senior Certificate Interest Shortfall" means, as to each Class of Senior Certificates and any Remittance Date, the amount, if any, of the Senior Certificate Interest Shortfall for the prior Remittance Date, plus accrued interest (to the extent payment thereof is legally permissible) at the related Remittance Rate on the amount thereof from such prior Remittance Date to such current Remittance Date.

     "Unpaid Senior Certificate Principal Shortfall" means, as to any Remittance Date, the amount, if any, by which the aggregate of the Senior Certificate Principal Shortfalls for prior Remittance Dates is in excess of the amounts distributed on prior Remittance Dates to Holders of Senior Certificates pursuant to clause 3(i) or (ii) of Section 8.01(c).

                                   ARTICLE II

                  ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS

     SECTION 2.01. Closing.

     There is hereby created, by the Company as settlor, a separate trust which shall be known as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates Trust, Series 1995-2. By the execution and delivery of this Agreement, the Company has agreed that it will elect, or cause an election to be made, to treat the pool of assets comprising the Trust as a REMIC except as set forth in Section 5.10. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of Certificateholders.

     SECTION 2.02. Conveyance of the Contracts.

     Subject to the conditions set forth in Section 2.03, on the Closing Date, the Company shall sell, transfer, assign, set over and otherwise convey to the Trustee on behalf of the Trust by execution of an assignment substantially in the form of Exhibit D hereto (i) all the right, title and interest of the Company in and to the Contracts, including, without limitation, the security interests in the Manufactured Homes securing such Contracts and any related Mortgages, all interest and principal received by the Company on or with respect to the Contracts on and after the Cut-off Date, (ii) all rights under any Hazard Insurance Policy relating to a Manufactured Home securing an Contract for the benefit of the creditor of such Contract, (iii) the proceeds from any Contract Holders' Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Contracts or the Manufactured Homes related thereto, (iv) all documents contained in the Contract Files with respect to the Contracts, (v) all amounts held for the Trust in the Certificate Account, and (vi) all proceeds in any way derived from any of the foregoing. The parties intend that the conveyance of the Company's right, title and interest in and to the Contracts pursuant to this Agreement shall constitute an absolute sale.

     SECTION 2.03. Conditions of Closing for the Contracts.

     On or before the Closing Date, the Servicer shall deliver the following documents to the Trustee:

     (a) The List of Contracts.

     (b) A certificate of officers of CITSF, substantially in the form of Exhibit E hereto.

     (c) Opinions of counsel for CITSF, substantially in the form of Exhibit F hereto.

     (d) Copies of resolutions of the board of directors of CITSF approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder.

     (e) Officially certified recent evidence of due organization and good standing of CITSF.

     (f) The following UCC-1 financing statements, each listing the Contracts as required by Article 9 of the UCC: (i) UCC-1 financing statement executed by CITSF as debtor, naming the Company as secured party and filed in New Jersey to perfect the sale from CITSF to the Company; (ii) UCC-1 financing statement executed by the Company as debtor, naming the Trustee as secured party and filed in New Jersey to perfect the sale from the Company to the Trustee and (iii) such other filings under the UCC as may be appropriate.

     (g) A blanket assignment of the Contracts for each of the transfers specified in Section 2.03(f) in the form of Exhibit D.

     (h) An Officers' Certificate listing the Servicer's Servicing Officers.

     (i) An Officers' Certificate stating that the Servicer has reviewed each Contract and the Contract File with respect thereto, and confirming that each Contract and the Contract File with respect thereto conforms in all material respects to the List of Contracts, that each Contract File with respect to the Contracts is complete in all material respects, and that each Manufactured Home securing an Contract is covered by a Hazard Insurance Policy as required by
Section 3.02(f).

     (j) A letter from Moody's confirming that (a) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, have been assigned a rating of at least "Aaa", (b) the Class A-5 Certificates have been assigned a rating of at least "Aa3", and (c) the Class B Certificates have been assigned a rating of at least "Baa2".

     (k) A letter from Standard & Poor's confirming that (a) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates have been assigned a rating of at least "AAA", (b) the Class A-5 Certificates have been assigned a rating of at least "AA-", and (c) the Class B Certificates have been assigned a rating of at least "BBB-".

     (l) Evidence of deposit in the Certificate Account of (i) all funds received with respect to the Contracts on and after the Cut-off Date to the Closing Date and (ii) the amount required to be deposited in the Certificate Account with respect to each Contract that has a first scheduled payment date in a month after November, 1995 pursuant to Section 5.05(a), together with an Officer's Certificate to the effect that such amounts are correct.

     (m) An Officers' Certificate stating that the Servicer has accepted delivery of the Contracts and the Contract Files with respect thereto and will hold such Contracts and Contract Files with respect thereto as custodian on behalf of the Trustee for the benefit of the Trust as provided herein.

     (n) The Limited Guarantee executed and delivered by Holdings.

     (o) A letter from KPMG Peat Marwick, LLP, or another nationally recognized accounting firm that is Independent with respect to CITSF, stating that such firm has reviewed 142 sample Contracts chosen by CS First Boston Corporation and, based on such sampling, concluding that the Contracts conform in all material respects to the List of Contracts, specifying those Contracts which do not so conform.

     (p) A power of attorney, substantially in the form of Exhibit Q hereto, executed by CITSF in favor of the Trustee, authorizing the Trustee to, among other things, prepare, execute and record assignments of the Mortgages securing any Land-Secured Contract.

     (q) Any other documents or certificates that the Trustee may reasonably request.

     SECTION 2.04. [Reserved].

     SECTION 2.05. [Reserved].

     SECTION 2.06. Acceptance by Trustee.

     On the Closing Date, if the conditions set forth in Section 2.03 have been satisfied, the Trustee shall deliver a certificate to the Company substantially in the form of Exhibit G hereto acknowledging conveyance of the Contracts and the Contract Files with respect thereto to the Trustee on behalf of the Trust and declaring that the Trustee, through the Servicer, as custodian, pursuant to
Section 4.01 hereof, will hold all Contracts that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders, and shall issue to or upon the written order of the Company Certificates representing ownership of a beneficial interest in 100% of the Trust.

     SECTION 2.07. REMIC Designations.

     The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code. The Company hereby designates each of the Senior Certificates, Class A-5 Certificates and the Class B Certificates as a class of "regular interests", and the Class R Certificates as the single class of "residual interests" in the Trust REMIC for purposes of the REMIC Provisions.

     SECTION 2.08. REMIC Tax Matters.

     The tax year of the Trust REMIC shall be the calendar year, and the Trust REMIC shall use the accrual method of reporting income and loss.

     SECTION 2.09. REMIC Certificate Maturity Date.

     Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, and based upon certain assumptions described below, the "latest possible maturity date" of each of the Offered Certificates is no later than May, 2026. The foregoing date represents the date by which the Certificates would be reduced to zero as determined under a hypothetical scenario which assumes, among other things, that
(i) no scheduled interest and principal payments on the Contracts are received after the respective Due Date, (ii) there are no principal prepayments and (iii) the Company and the Servicer will not exercise its option to purchase the Certificates and there will be no Auction Sale, each pursuant to Section 8.03 of this Agreement and thereby cause a termination of the Trust pursuant to Section
12.03 of this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties Regarding CITSF.

     CITSF represents and warrants that:

     (a) Organization and Good Standing. CITSF is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. CITSF is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of CITSF.

     (b) Authorization; Binding Obligations. CITSF has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of CITSF enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) No Consent Required. CITSF is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of CITSF.

     (d) No Violations. The execution, delivery and performance of this Agreement by CITSF will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of CITSF, or constitute a material breach of any mortgage, indenture, contract or other agreement to which CITSF is a party or by which CITSF may be bound.

     (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of CITSF threatened, against CITSF or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of CITSF have a material adverse effect on the transactions contemplated by this Agreement.

     SECTION 3.02. Representations and Warranties Regarding Each Contract.

     The Contracts were originated or acquired from dealers by CITSF or an affiliate of CITSF in the ordinary course of business. The Contracts have been sold by CITSF to the Company pursuant to the Sale and Purchase Agreement. In connection with such sale, CITSF has made the representations and warranties in Sections 3.02, 3.03 and 3.04 to the Company and has assumed the obligations in
Section 3.05. As a condition of the purchase by the Company of the Contracts, the Company has required that CITSF make such representations and warranties directly to the Trustee and the Certificateholders so that the Trustee may recover directly against CITSF on such representations and warranties rather than indirectly through claims by the Company against CITSF. Consequently, CITSF represents and warrants to the Trustee and the Certificateholders as to each Contract as of the Closing Date (except as otherwise expressly stated):

     (a) List of Contracts. The information set forth in the List of Contracts is true and correct as of its date.

     (b) Payments. With respect to each Contract, as of the Cut-off Date (or the date of origination if later), the payment of principal and interest for its Due Date next preceding the Cut-off Date was made by or on behalf of the Obligor (without any advance from CITSF or any Person acting at the request of CITSF) or was not delinquent for more than 59 days.

     (c) No Waivers. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File with respect thereto.

     (d) Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

     (e) No Defenses. No right of rescission, setoff, counterclaim or defense, including the defense of usury, has been asserted with respect to the Contract.

     (f) Insurance. The Manufactured Home securing the Contract is covered by a Hazard Insurance Policy in the amount required by Section 5.09. All premiums due as of the Closing Date on such insurance have been paid in full. As of the Cut-off Date, the Servicer has not obtained Force-Placed Insurance with respect to any Contract.

     (g) Origination. The Contract was originated or acquired from a dealer by CITSF or an affiliate of CITSF in the ordinary course of its business.

     (h) Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract to the Company under the Sale and Purchase Agreement, the transfer of the Contract to the Trustee under this Agreement or pursuant to transfers of Certificates, or the ownership of the Contracts by the Trust, unlawful.

     (i) Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Contract have been complied with and such compliance is not affected by the Trust's ownership of the Contracts, and CITSF shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements.

     (j) Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part.

     (k) Valid Security Interest; Mortgage. The Contract (other than a Land-Secured Contract) creates a valid and enforceable perfected first priority security interest in favor of CITSF or CITCF-NY in the Manufactured Home covered thereby as security for payment of the Cut-off Date Principal Balance of such Contract, which security interest has been validly and effectively assigned to CITSF. CITSF has assigned all of its right, title and interest in such Contract, including the security interest in the Manufactured Home covered thereby, to the Company, and the Company has assigned all of its right, title and interest in such Contract and related Manufactured Home to the Trustee on behalf of the Trust. The Trustee has and will have a valid and perfected and enforceable first priority security interest in such Manufactured Home. The Trustee, pursuant to the sale in Section 2.02, has and will have a valid and perfected ownership interest in such Contract.

     Each Land-Secured Contract will also be secured by a Mortgage. Each Mortgage is a valid first or second lien on the real property on which the Manufactured Home is located in favor of CITSF or CITCF-NY securing the amount owed by the Obligor under the Contract subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Land-Secured Contract obtained by the Originator, (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (iv) in the case of a second lien, a first lien. CITSF has assigned to the Company, and the Company has assigned to the Trustee, all of its right, title and interest in such Mortgage.

     For each Land-Secured Contract which CITSF or CITCF-NY provided the financing for the purchase by the Obligor of the Mortgaged Property, each such Mortgage constitutes a first lien upon the land on which the Manufactured Home is located.

     Each Land-Secured Contract will also be secured by either (A) a perfected first security interest or (B) a recorded first Mortgage on the Manufactured Home (depending on whether the Manufactured Home is affixed to the land and upon the specific provisions of applicable state law).

     The Trustee, pursuant to the sale in Section 2.02, has and will have a valid and perfected first or second mortgage lien on the Mortgaged Property.

     (l) Capacity of Parties. All parties to the Contract had legal capacity to execute the Contract.

     (m) Good Title. CITSF has not sold, assigned or pledged the Contract to any person other than the Company and prior to the transfer of the Contract by CITSF to the Company and the Company to the Trust, CITSF had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Company. The Company paid fair value to CITSF for the Contract.

     (n) No Defaults. As of the Cut-off Date (or in each case the date of origination, if later), there was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). CITSF has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above.

     (o) No Liens. As of the Closing Date there are, to the best of CITSF's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or any related Mortgaged Property securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract (other than a first Mortgage in the case of a Land-Secured Contract secured by a second Mortgage).

     (p) Simple Interest. The Contract is a fixed rate, simple interest
Contract.

     (q) Enforceability. The Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby, except as enforceability of such provisions may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (r) Not Real Estate. If a Manufactured Home is considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located, (a) a UCC fixture filing was made, or (b) a Mortgage was recorded, or (c) under applicable law, even though the Manufactured Home is part of the real estate, no fixture filing or mortgage recording is required to protect the priority of CITSF's security interest on these Manufactured Homes, or, (d) irrespective of (a), (b) or (c) foregoing, no person in fact holds a security interest or mortgage lien upon the Manufactured Home prior to CITSF's security interest therein.

     (s) Notation of Security Interest. With respect to each Contract other than a Land-Secured Contract, if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Manufactured Home is being applied for such title document will be issued within 180 days and will show, CITCF-NY, CITSF or any other successor in interest to CITCF-NY or CITSF as the holder of a first priority security interest in such Manufactured Home; if the related Manufactured Home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show CITCF-NY, CITSF or any other successor in interest to CITCF-NY or CITSF as secured party. If the related Manufactured Home secures a Land-Secured Contract, such Manufactured Home is subject to a Mortgage properly filed in the appropriate public recording office or such Mortgage will be properly filed in the appropriate public recording office within 60 days of the Closing Date, naming CITCF-NY, CITSF or any other successor in interest to CITCF-NY or CITSF as mortgagee. The Trustee will, after the Closing Date, have the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including CITSF and any trustee in bankruptcy of CITSF or an affiliate of CITSF) claiming an interest in such Manufactured Home.

     (t) Qualified Mortgage for REMIC. Each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code, and the related Manufactured Home is a "single family residence" within the meaning of Section 25(e)(10) of the Code. Each Manufactured Home (i) has a minimum of 400 square feet of living space,
(ii) has a minimum width in excess of 102 inches and (iii) is of a kind customarily used at a fixed location. As of the Cut-off Date, no Contract was in repossession nor did CITSF consider acceleration and liquidation of any particular Contract to be reasonably foreseeable.

     (u) Manufactured Homes. The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6).

     (v) Conventional Contracts. All of the Contracts are conventional Contracts (i.e., not insured or guaranteed by any governmental agency).

     (w) Location. All of the Contracts are secured by Manufactured Homes and/or real estate located in the United States.

     SECTION 3.03. Representations and Warranties Regarding the Contracts in the Aggregate.

     (a) Amounts. The aggregate principal amounts payable by Obligors under the Contracts as of the Cut-off Date equal the Cut-off Date Pool Principal Balance.

     (b) Characteristics. The Contracts have the following characteristics as of the Cutoff Date: (i) no more than 7.33% of the Contracts by Cut-off Date Pool Principal Balance are secured by Manufactured Homes which have Obligors with mailing addresses in any one state (except with respect to Contracts secured by Manufactured Homes which have Obligors with mailing addresses in Texas which does not exceed 26.50% by Cut-off Date Pool Principal

Balance); (ii) not more than 1.24% of the Contracts by Cut-off Date Pool Principal Balance are secured by Manufactured Homes located in an area with the same zip code; (iii) no Contract has a remaining term to stated maturity of less than 22 months or more than 360 months; (iv) the final scheduled payment date on the Contract with the latest maturity is in November 2025; (v) no more than 8.85% of the Cut-off Date Pool Principal Balance is attributable to loans for purchases of used Manufactured Homes; (vi) no Contract was originated before February 1995; (vii) the Stated Principal Balance of each Contract is not less than $5,538; (viii) no more than 19.95% of the Cut-off Date Pool Principal Balance represents Land-Secured Contracts; (ix) the first payment date of each Contract is on or after April 1, 1995; (x) the weighted average of the Contract Rates of the Contracts as of the Cut-off Date was approximately 10.17%; and the aggregate principal amount payable by the Obligors on the Contracts as of the Cut-off Date equals the Cut-off Date Pool Principal Balance.

     (c) Computer Tape. As of Closing Date the Computer Tape made available by the Servicer was complete and accurate as of its date and includes a description of the same Contracts that are described in the List of Contracts.

     (d) Marking Records. By the Closing Date CITSF has caused the portions of the Electronic Ledger relating to the Contracts constituting part of the Trust to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

     (e) No Adverse Selection. Except for the effect of the representations and warranties made in Sections 3.02 and 3.03 hereof, no adverse selection procedures have been employed in selecting the Contracts.

     (f) Loan-to-Value Ratio. At the time of their origination (and, in the case of a Contract that has been modified, at the time of origination and at the time such Contract was modified), (i) no more than 3.34% (by Cut-off Date Pool Principal Balance) of the Contracts had Loan-to-Value Ratios of greater than 96% and (ii) each of the Contracts had a Loan-to-Value Ratio not greater than 101%.

     (g) As of the Cut-off Date (i) no Advance Payments have been or will have been received by the Contract Seller or the Company with respect to such Contracts and (ii) no Partial Prepayments have been or will have been received by the Contract Seller or the Company before the Cut-off Date which have not been applied to reduce the unpaid principal balance thereof prior to the Cut-off Date.

     SECTION 3.04. Representations and Warranties Regarding the Contract Files.

     CITSF represents and warrants to the Trustee and the Certificateholders as of the Closing Date that:

     (a) Possession. Immediately prior to the Closing Date CITSF will have possession of each original Contract and the related Contract File, and there are and there will be no custodial agreements in effect materially and adversely affecting the right of CITSF to make, or to cause to be made, any delivery required in connection with the conveyance of the Contracts to the Company.

     (b) Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files with respect thereto to the Company are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     SECTION 3.05. Repurchase of Contracts or Substitution of Contracts for Breach of Representations and Warranties.

     (a) Subject to Section 3.05(b), CITSF shall repurchase a Contract, at its Repurchase Price, not later than 85 days after CITSF receives written notice from the Trustee or the Servicer, or not later than 90 days after CITSF otherwise becomes aware, of (i) a breach of any representation or warranty of CITSF set forth in Section 3.02 or 3.03 of this Agreement that materially adversely affects the Trust's interest in such Contract and which breach has not been cured or (ii) the occurrence of a Repurchase Event which has not been cured. CITSF shall effect such repurchase by paying to the Servicer for deposit in the Certificate Account on the Business Day immediately preceding the Remittance Date in the month following the month in which the loan was repurchased the aggregate of the Repurchase Price of all Contracts that are required to be repurchased pursuant to the preceding sentence. With respect to any Contract incorrectly described on the List of Contracts only with respect to remaining unpaid principal balance, which CITSF would otherwise be required to repurchase pursuant to this Section 3.05, CITSF may, in lieu of repurchasing such Contract, deposit in the Certificate Account, not later than one Business Day after the first Determination Date which is more than 90 days after CITSF becomes aware or receives written notice from the Trustee or the Servicer of such incorrect description, cash in an amount sufficient to cure such deficiency or discrepancy. CITSF shall send written notice of any such cash deposit to the Rating Agencies as promptly as possible following such deposit. Notwithstanding any other provision of the Agreement, the obligation of CITSF under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

     Notwithstanding the provisions of the preceding paragraph, but subject to
Section 3.05(b), CITSF will not be required to repurchase a Contract (or deposit cash in the Certificate Account as provided in the preceding paragraph) as a result of a breach of a representation or warranty or the occurrence of a Repurchase Event unless the Trustee has received an Opinion of Counsel that such repurchase (or deposit of cash) will not cause the Trust REMIC to fail to qualify as a REMIC at any time under the then applicable REMIC Provisions. The Servicer shall attempt to obtain such Opinion of Counsel. CITSF shall, subject to this Section 3.05, repurchase such Contract or substitute an Eligible Substitute Contract (or deposit cash in the Certificate Account as provided in the preceding paragraph) and shall guarantee the payment of any tax imposed under the REMIC Provisions as a result of such repurchase, substitute, or deposit by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to Section
5.10 hereof are insufficient to pay such tax and all other taxes chargeable under Section 5.10. Pursuant to Section 5.10, the Servicer is hereby directed to withhold, and shall withhold and pay over to the

Trustee, an amount sufficient to pay such tax and any other taxes imposed on "prohibited transactions" under Section 860F(a)(i) of the Code or imposed on "contributions after start up date" under Section 860G(d) of the Code from amounts otherwise distributable to Class R Certificateholders. The Servicer shall give notice to the Trustee at the time of such repurchase (or deposit) of the amounts due from CITSF pursuant to the guarantee of CITSF and notice as to who should receive such payment.

     The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by CITSF or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of CITSF.

     In the event any tax that is guaranteed by CITSF is refunded to the Trust or otherwise is determined not to be payable, CITSF shall be repaid the amount of such refund or that portion of any guarantee payment made by CITSF that is not applied to the payment of such tax.

     (b) On or prior to the date that is the second anniversary of the Closing Date, CITSF, at its election, may substitute an Eligible Substitute Contract for a Contract that it is obligated to repurchase pursuant to Section 3.05(a) (such Contract being referred to as the "Replaced Contract") upon satisfaction of the following conditions:

          (i) CITSF shall have conveyed to the Trustee the Contract to be substituted for the Replaced Contract and the Contract File related to such Contract and CITSF shall have marked the Electronic Ledger indicating that such Contract constitutes part of the Trust;

          (ii) the Contract to be substituted for the Replaced Contract is an Eligible Substitute Contract and CITSF delivers an Officers' Certificate, substantially in the form of Exhibit I-2 hereto, to the Trustee certifying that such Contract is an Eligible Substitute Contract;

          (iii) CITSF shall have delivered to the Trustee evidence of filing of a UCC-1 financing statement executed by CITSF as debtor, naming the Trustee as secured party and filed in New Jersey and Oklahoma, listing such Contract as required by Article 9 of the UCC;

          (iv) In respect of Eligible Substitute Contracts that are Land-Secured
     Contracts:

               (x) if the sum of the aggregate principal balances of all Land-Secured Contracts then held by the Trustee (but excluding those Land-Secured Contracts, if any, that are to become Replaced Contracts as a consequence of the substitution) and the aggregate principal balances of all Land-Secured Contracts that are Eligible Substitute Contracts is less than 10% of the Pool Stated Principal Balance as of the Remittance Date immediately preceding the substitution, the Company shall have delivered to the Trustee an executed assignment to the Trustee on behalf of the Trust in recordable form for each Mortgage securing such Eligible Substitute Contracts; and

               (y) if the sum of the aggregate principal balances of all Land-Secured Contracts then held by the Trustee (but excluding those Land-Secured Contracts, if any, that are to become Replaced Contracts as a consequence of the substitution) and the aggregate principal balances of all Land-Secured Contracts that are included in the Eligible Substitute Contracts equals or exceeds 10% of the Pool Stated Principal Balance as of the Remittance Date immediately preceding the substitution, the Company shall have delivered to the Trustee an Opinion of Counsel satisfactory to the Trustee to the effect that the Trustee holds a perfected first priority lien in the real estate securing each Eligible Substitute Contracts, or evidence of recordation of the assignment to the Trustee on behalf of the Trust of
          (A) each Mortgage securing such Eligible Substitute Contracts or, if less (B) of the number of Mortgages securing such Eligible Substitute Contracts needed to reduce the aggregate principal balances of all Land-Secured Contracts with respect to which such assignments are not so recorded to less than 10% of the Pool Stated Principal Balance as of the Remittance Date immediately preceding the substitution.

          (v) CITSF shall have delivered to the Trustee an Opinion of Counsel to the effect that the substitution of such Contract for such Replaced Contract will not cause the Trust REMIC to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provision;

          (vi) if the Stated Principal Balance of such Replaced Contract is greater than the Stated Principal Balance of the Contract being substituted, CITSF shall have deposited in the Certificate Account the amount of such excess and shall have included in the Officers' Certificate required by clause (ii) above a certification that such deposit has been made; and

          (vii) CITSF shall have delivered to the Rating Agencies prior written notice of such substitution.

Upon satisfaction of such conditions, the Trustee shall add such Contract to, and delete such Replaced Contract from, the List of Contracts. Such substitution shall be effected prior to the expiration of the period in which CITSF is otherwise obligated to repurchase such Replaced Contract pursuant to Section 3.05(a). Promptly after any substitution of Contract, CITSF shall give written notice of such substitution to the Rating Agencies.

     (c) Promptly after the repurchase referred to in Section 3.05(a) or the substitution referred to in Section 3.05(b), the Trustee shall execute such documents as are presented to it by CITSF and are reasonably necessary to reconvey the repurchased Contract or Replaced Contract, as the case may be, to CITSF.

     (d) The repurchase obligation of CITSF set forth in this Section 3.05 shall constitute the sole remedy available to the Trust and the Certificateholders for a breach of representation and warranty hereunder with respect to the Contracts (but not with respect to any other breach by CITSF of its obligations hereunder, as set forth herein).

                                   ARTICLE IV

           PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

     SECTION 4.01. Custody of Contracts.

     (a) Subject to the terms and conditions of this Section 4.01, the Servicer shall act as custodian of the Contract Files for the benefit of the Certificateholders and the Trustee.

     (b) The Servicer agrees to maintain the related Contract Files at its office in the State of Oklahoma as shall from time to time be identified to the Trustee by written notice. The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures. To facilitate servicing and to save administration costs, the Contract Files will not be physically segregated from other similar documents that are in CITSF's possession.

     (c) As custodian, the Servicer shall have and perform the following powers and duties:

          (i) hold the Contract Files on behalf of the Certificateholders and the Trustee, maintain accurate records pertaining to each Contract to enable the Servicer to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of the Contract Files held by it under this Agreement and certify in writing to the Trustee annually that it continues to maintain possession of such Contract Files;

          (ii) implement policies and procedures in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicers' premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

          (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Certificateholders and the Trustee.

     (d) Subject to Section 5.02, in performing its duties under this Section 4.01, the Servicer agrees to exercise that degree of skill and care, consistent with the same degree of skill and care that it exercises with respect to similar contracts serviced by it for its own account; provided, however that such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by servicers of manufactured housing installment sales contracts for institutional investors. The Servicer shall promptly report to the Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Certificateholders and the Trustee (including the directors, officers, employees and agents of the Trustee) for any and all liabilities, obligations, losses, damages, payments, costs, or expense of any kind whatsoever which may be imposed on, incurred or asserted against the Certificateholders and the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any Certificateholder or the Trustee. The Trustee shall have no duty to monitor or otherwise oversee the Servicer's performance as custodian hereunder, subject to the requirements of Article VII herein.

     SECTION 4.02. Filings.

     On or prior to the Closing Date the Servicer shall cause the UCC-1 financing statements referred to in Sections 2.03(f) to be filed. The Servicer shall cause to be filed all necessary continuation statements of the UCC-1 financing statement referred to in Sections 2.03(f) on which it is the debtor, and the Company shall cause to be filed all necessary continuation statements of the UCC-1 financing statement referred to in Sections 2.03(f) on which it is the debtor. From time to time the Servicer shall, subject to the following paragraph, take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Contracts and their proceeds and the Manufactured Homes against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. The Company's accounting records and computer systems will be marked to reflect the sale and assignments of the Contracts by CITSF and the Company as contemplated herein.

     The Servicer will maintain the Trustee's perfected first priority security interest in each Manufactured Home and a recorded first or second lien on each Mortgaged Property so long as the related Contract is the property of the Trust; provided, however, that because of the expense and administrative inconvenience involved, the Servicer will not amend the certificate of title relating to any Manufactured Home to name CITSF as the lienholder where CITSF did not originate the related Contract, the Servicer will not amend any certificate of title to name the Company or the Trustee as the lienholder, and neither the Servicer nor the Company will deliver any certificate of title to the Trustee or note thereon the Trustee's interest; and further provided, however, that because of the expense and administrative inconvenience involved, the Servicer will not record the successive assignments of the first or second lien on any Mortgaged Property from CITCF-NY to CITSF (if applicable), from CITSF to the Company and from the Company to the Trustee, unless (i) CITSF is no longer a direct or indirect subsidiary of Holdings, (ii) the long-term senior debt rating of Holdings is downgraded below A2 by Moody's or A by Standard & Poor's or (iii) CITSF is no longer the Servicer hereunder, in which case the Servicer or the new Servicer, as the case may be, will record such successive assignments in the name of the Trustee within sixty (60) days at CITSF's expense, and, CITSF will deliver to the Trustee all original mortgage notes and installment sale contracts which evidence any Land-Secured Contracts, together with all related original Mortgages, and assignments of said Mortgages in recordable form and the Trustee will hold same, unless CITSF needs the possession of any such note or installment sale contracts in connection with (1) any suit or foreclosure relating to a Land-Secured Contract, or (2) the satisfaction or repurchase by CITSF pursuant to Section 3.05 of any Land-Secured Contract or (3) any other reasonable need related to CITSF's obligations as Servicer in the opinion of CITSF and the Trustee, in which case the Trustee shall return same to CITSF for its use as so required, and CITSF shall return same to the Trustee (unless the Land-Secured Contract shall be satisfied or repurchased) when possession by CITSF is no longer needed. The Servicer shall provide the Trustee with notice within ten (10) days of the occurrence of any events specified in clause (i), (ii) or (iii) of the immediately preceding sentence.

     In order to enable the Trustee to record assignments of Mortgages as described above or in the event that recordation of such assignments becomes necessary to foreclose upon the Mortgaged Property, CITSF will deliver to the Trustee, in accordance with Section 2.03(p), a power of attorney, substantially in the form of Exhibit Q hereto, authorizing the Trustee to, among other things, prepare, execute and record assignments of the Mortgages securing any Land-Secured Contract. In addition, CITSF hereby agrees to provide the Trustee with any other necessary power of attorney permitting the Trustee to prepare, execute and record such assignments, and to cooperate in the preparation, execution and recording of such assignments.

     SECTION 4.03. Name Change or Relocation.

     (a) During the term of this Agreement, neither the Company nor CITSF shall change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Trustee and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Company or CITSF, the Company or CITSF, as appropriate, shall give prior written notice thereof to the Rating Agencies.

     (b) If any change in the Company's, the Servicer's or CITSF's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause any such financing or continuation statement or notice of lien to become unperfected (whether immediately or with lapse of time), the Servicer no later than five days after the effective date of such change, shall file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Certificateholders' interests in the Contracts and proceeds thereof and in the Manufactured Homes.

     SECTION 4.04. Chief Executive Office.

     During the term of this Agreement, the Company and CITSF will maintain their respective chief executive offices in one of the States of the United States.

     SECTION 4.05. Costs and Expenses.

     The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the

Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the security interest in the Manufactured Homes granted thereby).

                                   ARTICLE V

                            SERVICING OF CONTRACTS

     SECTION 5.01. Responsibility for Contract Administration.

     The Servicer shall manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Trustee, at the request of a Servicing Officer, shall furnish the Servicer with any reasonable documents or take any action reasonably requested, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. CITSF is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.

     SECTION 5.02. Standard of Care.

     In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the same degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer for its own account; provided, however, that (i) such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by servicers of manufactured housing installment sales contracts for institutional investors. Notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on a Contract or grant an extension of payments (for a period in excess of three months) due on a Contract, unless either (i) such release, waiver or extension is occasioned by a default or a reasonably foreseeable default (in the opinion of the Servicer) on such Contract; or (ii) such release, waiver or extension is of a type which Counsel has advised has been identified by the Code or Treasury Regulations which would not be treated as an exchange of the Contract for purposes of
Section 1001 of the Code; or (iii) unless the Servicer obtains an Opinion of Counsel to the effect that such action will not cause the Trust to fail to qualify as a REMIC under the Code and under the relevant state and local law or result in the imposition of taxes on the Trust under the REMIC Provisions.

     SECTION 5.03. Records.

     The Servicer shall during the period it is Servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Contract.

     SECTION 5.04. Inspection; Computer Tape.

     (a) At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee or its authorized agents. The examination referred to in this Section 5.04 will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee or its authorized agents may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article VI and compliance with the standards represented to exist as to each Contract in this Agreement.

     (b) At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by Certificateholders.

     SECTION 5.05. Certificate Account and Alternate Credit Enhancement Account

     (a) Certificate Account. On or before the Closing Date, the Trustee shall establish the Certificate Account on behalf of the Trust with an Eligible Institution. If, at any time, the Certificate Account ceases to be maintained with an Eligible Institution, the Trustee (or the Servicer on its behalf) shall, within five (5) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Rating Agencies may consent) establish a new Certificate Account meeting the condition specified above, transfer any cash and/or any investments to such new Certificate Account and from the date such new Certificate Account is established, it shall be the "Certificate Account". The Certificate Account shall be entitled "Harris Trust and Savings Bank as trustee for the benefit of Holders of Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1995-2 (The CIT Group/Sales Financing, Inc., Servicer) Certificate Account." The Servicer shall, subject to the third following sentence, deposit in the Certificate Account, no later than two Business Days after the Closing Date, any amounts representing payments received on the Contracts on and after the Cut-off Date, regardless of when due. In addition, with respect to each Contract that has a first scheduled payment date in a month after November, 1995, an amount equal to the product of (x) one-twelfth of the Contract Rate for such Contract times the Stated Principal Balance of such Contract and (y) the number of months after November, 1995 in which the month of the first scheduled payment date of such Contract occurs, shall be deposited in the Certificate Account on the Closing Date, from the proceeds of the offering of the Certificates. The Servicer shall, subject to the following sentence, pay into the Certificate Account as promptly as practicable (not later than the second Business Day) following the receipt thereof by the Servicer, all amounts received in respect of the Contracts, including all loan payments from Obligors, Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds, Monthly Advances and any Repurchase Price (or cash deposit) paid pursuant to Section 3.05. Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, CITSF shall remain the Servicer hereunder and CITSF remains a direct or indirect subsidiary of Holdings, (i) if Holding shall have and maintain a short-term debt rating of at least P-1 by Moody's and A-1+ by Standard & Poor's (notice of the failure to maintain such rating shall be given to the Trustee by the Servicer within ten (10) days of the occurrence thereof) and (ii) the Trustee shall have received an Opinion of Counsel that any action taken pursuant to this sentence shall not adversely affect the status of the Trust REMIC as a REMIC or result in the imposition of a tax upon the Trust, the Servicer may make the deposits to the Certificate Account specified in the three preceding sentences on a monthly basis, but not later than the Business Day immediately preceding the Remittance Date following the last day of the Due Period within which such payments were processed by the Servicer, in an amount equal to the net amount of such deposits and payments which would have been made to the Certificate Account during such Due Period but for the provisions of this sentence. The Servicer shall not be required to deposit in the Certificate Account amounts that are otherwise permitted to be withdrawn therefrom pursuant to clauses (b), (c), (d), (e), (f) and (h) of
Section 8.02 or amounts that are payable to the Servicer pursuant to Section 8.04; provided, however, the Servicer shall be required to so deposit the Monthly Servicing Fee referred to in Section 8.02(h) unless: (i) CITSF is the Servicer and (ii) with respect to any Remittance Date the Servicer has determined, on the related Determination Date, that the Amount Available is otherwise sufficient to make all required distributions of principal and interest on the Offered Certificates on such Remittance Date. All amounts paid into the Certificate Account under this Agreement shall be held in trust for the Certificateholders (or the Servicer, to the extent the Servicer is entitled to receive any such amounts pursuant to this Agreement) until payment of any such amounts is authorized under this Agreement.

     (b) Alternate Credit Enhancement Account. In the event that, at the Company's option, Alternate Credit Enhancement is provided, on and after the Substitution Date, there shall be established and maintained an account in the name of the Trustee, for the benefit of the Class B Certificateholders with an Eligible Institution. The Alternate Credit Enhancement Account shall be entitled "Harris Trust and Savings Bank as trustee for the benefit of Holders of Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1995-2 (The CIT Group/Sales Financing, Inc., Servicer) Alternate Credit Enhancement Account." On each Remittance Date after the delivery of the Alternate Credit Enhancement, an amount, equal to the lesser of the amount of the Guarantee Payment which would have been payable under the Limited Guarantee and the amount on deposit in the Alternate Credit Enhancement Account, shall be withdrawn from the Alternate Credit Enhancement Account and deposited in the Certificate Account for payment to the holders of the Class B Certificates. The Company, CIT and CITSF shall have no obligation to replenish the funds on deposit in the Alternate Credit Enhancement Account once they have been exhausted. The Eligible Institution maintaining the Alternate Credit Enhancement Account shall, in the name of the Trustee, invest amounts on deposit solely in the investments permitted pursuant to the Alternate Credit Enhancement Documents in accordance with the instructions provided to the Trustee by the Servicer (or by such other Person as specified in the Alternate Credit Enhancement Documents) in writing. All net income and gain from investments in the Alternate Credit Enhancement Account shall be applied in accordance with the Alternate Credit Enhancement Documents.

     (c) [Reserved.]

     (d) The Eligible Institution maintaining the Certificate Account shall, in the name of the Trustee, as trustee, invest the amounts in the Certificate Account solely in Eligible Investments that mature not later than one Business Day prior to the next succeeding Remittance Date, in accordance with instructions provided to the Trustee by the Servicer in writing. Once such funds are invested, such Eligible Institution shall not change the investment of such funds. Notwithstanding the foregoing, funds deposited in the Certificate Account with respect to Contracts which have a first scheduled payment date in a month after November, 1995 pursuant to Section 5.05(a) may not be invested at all. All net income and gain from the investment of funds in the Certificate Account shall be deposited in the Certificate Account. All income and gain realized from any such investment of funds in the Certificate Account (to the extent investment of such funds is permitted hereunder) shall be for the benefit of the Servicer and may be withdrawn by the Servicer on each Remittance Date pursuant to subsection 8.02(h). An amount equal to any net loss on such investments shall be deposited in the Certificate Account by the Servicer out of its own funds, without right to reimbursement, immediately as realized. "Eligible Investments" are any of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are non-callable;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch or agency of a foreign bank) and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company have been rated at least P-1 or higher from Moody's and A-1+ from Standard & Poor's and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

          (iii) repurchase obligations with respect to any security described in either clause (i) or (ii) above and entered into with any institution whose commercial paper is at least rated P-1 from Moody's and A-1+ from Standard & Poor's;

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least Aa from Moody's and AAA from Standard & Poor's at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of the amounts held in the Certificate Account;

          (v) commercial paper having a rating of at least P-1 from Moody's and A-1+ by Standard & Poor's at the time of such investment; and

          (vi) money market funds rated Aaa or P-1 by Moody's and AAAm or AAAm-G by Standard & Poor's, including, without limitation, any such fund for which the Trustee or an affiliate of the Trustee serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) the Trustee or an affiliate of the Trustee charges and collects fees and expenses from such funds for services rendered, (ii) the Trustee charges and collects fees and expenses for services rendered pursuant to this instrument, and (iii) services performed for such funds and pursuant to this instrument may converge at any time. (The Seller and the Servicer specifically authorize the Trustee or an affiliate of the Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses the Trustee may charge and collect for services rendered pursuant to this instrument).

     The Trustee may trade with itself or with an Affiliate on an arm's length basis in the purchase or sale of such Eligible Investments. The Trustee shall not be liable for the selection of or for any investment losses on any Eligible Investments.

     SECTION 5.06. Enforcement.

     (a) The Servicer will, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on the Contracts and Liquidation Proceeds in respect of Defaulted Contracts.

     (b) The Servicer may sue to enforce or collect upon Contracts, including foreclosure of any security interest or Mortgaged Property, in its own name, if possible, or as agent for the Trustee. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders.

     (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or to resell the related Manufactured Home to the person against whom recourse exists at the price set forth in the document creating the recourse.

     (d) Prior to a Service Transfer the Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Certificate Account that the Servicer in good faith believes is required because of a Principal Prepayment In Full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract, except to the extent, if any, required by law.

     (e) Prior to a Service Transfer, the Servicer may, consistent with its customary servicing procedures and in accordance with Section 5.02, grant to the Obligor on any Contract an extension of payments due under such Contract, provided that such extension does not result in any payments coming due on or after May 2026, and provided further that Obligors may not be solicited for extensions and no more than one extension of payments under a Contract for more than three months may be granted in any twelve-month period.

     (f) The Servicer may enforce any due-on-sale clause in a Contract if such enforcement is called for under its then current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Contract is permitted by the Servicer upon the conveyance of the related Manufactured Home, the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith and deliver such assumption agreement to the Trustee for addition to the related Contract File.

     (g) In the event that applicable state law requires that the sale of any Mortgaged Property to which the Trustee has acquired title, through foreclosure or otherwise, be conducted through a licensed real estate broker, the Servicer shall retain such broker, and the fees payable to such broker in connection with any such sale shall constitute Liquidation Expenses.

     SECTION 5.07. Trustee to Cooperate.

     Upon payment in full on any Contract, the Servicer will notify the Trustee by certification of a Servicing Officer (which certification shall include a statement to the effect that such Contract has been paid in full and that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer reasonably deems to be necessary to discharge the Obligor thereunder and eliminate the security interest in the Manufactured Home related thereto. The Servicer shall determine when a Contract has been paid in full. To the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds. From time to time as appropriate for servicing and repossession in connection with any Contract, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee, of a receipt signed by such Servicing Officer, cause the original Contract and the related Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Trustee shall stamp the face of any such Contract to be released to the Servicer with a notation that the Contract has been assigned to the Trustee. Such receipt shall obligate the Servicer to return the original Contract and the related Contract File to the Trustee when its need by the Servicer has ceased unless the Contract shall be liquidated or repurchased as described in Section 3.05. Upon the request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholders' rights and remedies with respect to the Contracts.

     SECTION 5.08. Costs and Expenses.

     All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts

(including enforcement of Defaulted Contracts and repossessions of Manufactured Homes securing such Contracts), shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed out of the Liquidation Proceeds of a Defaulted Contract for ordinary and necessary Liquidation Expenses incurred by it directly in connection with realizing upon the related Manufactured Home. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract (except for real estate taxes that would create a lien for taxes that are not yet due and payable), the Servicer shall pay any such delinquent tax or charge and be reimbursed by the related Obligor or from Liquidation Proceeds in respect of such Contract.

     SECTION 5.09. Maintenance of Insurance.

     (a) Except as otherwise provided in subsection (b) of this Section 5.09, the Servicer shall cause to be maintained with respect to each Contract and each Manufactured Home that has been repossessed in connection with a Defaulted Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the related Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Hazard Insurance Policies may provide for customary deductible amounts. When a Manufactured Home's location was, at the time of origination of the related Contract, and continues to be, within a federally designated special flood hazard area, the Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program; provided, however, that the failure of the Servicer to maintain such flood insurance coverage in the case of a Contract for which such flood insurance coverage was not maintained as of the Cut-off Date shall not give rise to an Event of Termination under Section
7.01. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may separately add such premium to the Obligor's obligation as provided by the Contract, but shall not add such premium to the remaining principal balance of the Contract.

     (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (a) of this Section 5.09, and shall, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this

Agreement. The Servicer shall pay the premium for such policy on the basis described therein. The Servicer shall not, however, be required to deposit any deductible amount with respect to (a) claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section 5.09, or (b) claims under any blanket insurance policy. If the insurer under such blanket insurance policy shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy. The Servicer shall provide the Rating Agencies with notice of the occurrence of any event specified in the preceding sentence.

     (c) The Servicer, or any affiliate of the Servicer, may, to the extent permitted by law (a) enter into agreements with one or more insurers or other Persons pursuant to which the Servicer or such affiliate will earn commissions and fees in connection with any insurance policy purchased by an Obligor including, without limitation, any hazard insurance policy (whether or not such hazard insurance policy is force-placed pursuant to the provisions of any Contract), or any other insurance policy whatsoever and (b) in connection with the foregoing, to solicit, or permit and assist any insurer or any agent thereof to solicit (including, without limitation, providing such insurer or agent a list of Obligors including name, address or other information) any Obligor.

     (d) The Servicer, in accordance with its customary servicing procedures, shall require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Manufactured Home, provided that such insurance shall be in an amount no greater than the outstanding principal balance of the related Contract or, if such insurance covers the interest of the related Obligor in the Manufactured Home, no greater than the greater of the outstanding principal balance of the related Contract and the value of the Manufactured Home, or such lesser amount permitted by applicable law. The Servicer shall enforce its rights under the Contracts to require the Obligors to maintain physical damage insurance, in accordance with the Servicer's customary practices and procedures with respect to comparable contracts that it services for itself or others. If an Obligor fails to maintain such insurance, the Servicer shall obtain and advance on behalf of such Obligor, as required under the terms of the applicable Contract, the premiums for such insurance, with uninsured physical damage loan insurance endorsements, each insurance policy naming the Servicer as an additional insured and loss payee and issued by an insurer having a rating of "A" or better by A.M. Best (such insurance being referred to herein as "Force-Placed Insurance"). Such Force-Placed Insurance and any commissions or finance charges collected by the Servicer in connection therewith shall be, in an amount in accordance with customary servicing procedures, but in no event in an amount greater than the outstanding principal balance of the related Contract or, if such insurance covers the interest of the related Obligor in the Manufactured Home, no greater than the greater of the outstanding principal balance of the related Contract and the value of the Manufactured Home, or such lesser amount permitted by applicable law. The Servicer shall be required to disclose to the related Obligor all information with respect to such Force-Placed Insurance, commissions and finance charges as required by applicable law. The Servicer shall not be required, in accordance with its customary servicing procedures, to obtain Force-Placed Insurance when the principal balance of the related Contract falls below the level or levels periodically established in accordance with such customary servicing procedures. In accordance with such customary servicing procedures, the Servicer may periodically readjust such levels (however, prior to any such adjustment being made, the Servicer shall notify the Rating Agencies in writing), suspend Force-Placed Insurance or arrange other methods of protection of the Manufactured Homes that it deems necessary or advisable, provided that the Servicer determines that such actions do not materially and adversely affect the interest of the holders of the Offered Certificates. Any portion of the principal balance of a Contract consisting of Force-Placed Insurance acquired after the Cut-off Date will not be owned by the Trust, and amounts allocable thereto will not be available for distributions to holders of the Offered Certificates except as provided in the last sentence of this paragraph. Unless otherwise designated by the Obligor, the Servicer will not allocate payments with respect to Force-Placed Insurance premiums if any amount of principal or interest is due but unpaid on the Contracts. The Servicer shall not deposit payments posted with respect to such Force-Placed Insurance in the Certificate Account and shall instead promptly pay such amounts to an account of the Servicer maintained for that purpose. In the event that an Obligor under a Contract with respect to which the Servicer has advanced funds to obtain Force-Placed Insurance makes scheduled payments under the Contract, but has failed to make scheduled payments of such Force-Placed Insurance as due, and the Servicer has determined that eventual payment of such amount is unlikely, the Servicer may, but shall not be required to, take any action available to it, including determining that the related Contract is a Liquidated Contract; provided however, that any Net Liquidation Proceeds with respect to any Liquidated Contract shall be applied first to the accrued and unpaid interest at the Contract Rate, then to the principal amount outstanding, and the remainder, if any, to such Force-Placed Insurance.

     (e) The Servicer shall keep in force throughout the term of this Agreement
(i) at such time as the long-term debt of its parent is rated less than A3 by Moody's and A- by Standard & Poor's, a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of manufactured housing contracts having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

     SECTION 5.10. REMIC Compliance.

     The parties intend that the Trust REMIC formed hereunder shall constitute, and that the affairs of the Trust REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall and, with respect to clauses (d) and (e) in this paragraph, the Trustee covenants and agrees that it shall: (a) cause to be prepared by a nationally recognized firm of public accountants designated by the Company and filed, all required federal tax returns for the Trust including, but not limited to, Form 1066 (which must be signed by the Trustee) and Schedule Q, using a calendar year as the taxable year for the Trust when and as required by the REMIC Provisions and other applicable federal income tax laws; (b) cause an election to be made, on behalf of the Trust, to be treated as a REMIC on the federal information tax return of the Trust for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward or cause to be prepared and forwarded, to the Certificateholders all information reports as and when required to be provided to them in accordance with the REMIC Provisions;
(d) conduct the affairs of the Trust at all times that any Senior Certificate, Class A-5 Certificate or Class B Certificate is outstanding so as to maintain the status of the Trust REMIC as a REMIC under the REMIC Provisions; and (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust. The Servicer covenants and agrees that it shall, to the extent permitted by law, act as agent (and the Servicer is hereby appointed to act as agent) on behalf of the Trust and in such capacity it shall: (a) pay the amount of any federal income tax (to the extent that funds distributable to the Class R Certificateholders are not available), including prohibited transaction penalty taxes (exclusive of any such tax charged to CITSF (if CITSF is not the Servicer) pursuant to Section 3.05), imposed on the Trust when and as the same shall be due and payable (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (b) conduct the affairs of the Trust at all times that any Senior Certificate, Class A-5 Certificate or Class B Certificate is outstanding so as to maintain the status of the Trust REMIC as a REMIC under the REMIC Provisions; and (c) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust REMIC.

     In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code or on "contributions after startup date" as defined in Section 860G(d) of the Code, such tax shall be charged against amounts otherwise distributable to the holders of the Class R Certificates in accordance with their Percentage Interests to the extent hereinafter provided. Notwithstanding anything to the contrary contained herein, the Servicer shall retain from amounts otherwise distributable to the holders of the Class R Certificates on any Remittance Date sufficient funds for the payment of such tax, including without limitation any tax payable pursuant to Section 3.05, and shall pay such amount to the Trustee or, if the Servicer (other than as a Class R Certificateholder) has paid such tax, reimburse the Servicer therefor (to the extent that the Servicer has not been previously reimbursed or indemnified therefor). The Servicer agrees first to seek indemnification for any such tax payment from any indemnifying parties before reimbursing itself from amounts otherwise distributable to the holders of the Class R Certificates.

     In the event that any Manufactured Home is acquired in a repossession, foreclosure or other realization procedure (an "REO Property"), the Servicer shall sell such REO Property within two years of its acquisition by the Trust, unless, at the request of the Servicer, the Trustee seeks, and subsequently receives, an Opinion of Counsel, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust of such REO Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or cause the Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property such that it will qualify as "foreclosure property" within the meaning of Section 860G(a)(8) and will not result in the receipt by the REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) or the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as it is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property.

     The Servicer shall deposit all Liquidation Proceeds (net of Liquidation Expenses) in the Certificate Account in accordance with Section 5.05(a). The Servicer shall include with its Monthly Report to the Trustee a separate report specifying, with respect to each Contract that becomes a Liquidated Contract during the prior Due Period, the unpaid principal balance and the Liquidation Proceeds (net of Liquidation Expenses) for such Contract.

     SECTION 5.11. Repossession.

     Notwithstanding the standard of care specified in Section 5.02, the Servicer shall commence procedures for the repossession of any Manufactured Home or the foreclosure upon any Mortgaged Property or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Liquidation Proceeds with respect to the Contract secured by such Manufactured Home, subject to the requirements of the applicable state and federal law, no later than five Business Days after the time when such Contract becomes a Defaulted Contract, provided that if the Servicer has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Servicer shall not cause the Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. For purposes of the last proviso in the preceding sentence, the Servicer shall not be deemed to have actual knowledge that a Mortgaged Property is affected by hazardous waste unless it shall have received written notice that hazardous waste is present on such property and such written notice has been made a part of the Contract File with respect to the related Contract. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.02. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, as Trustee, or, at its election, to its nominee on behalf of the Trustee, as Trustee.

     SECTION 5.12. Retitling.

     (a) If, at any time, a Service Transfer has occurred and CITSF is no longer the Servicer, and the new Servicer is unable to foreclose upon a Manufactured Home because the title document for such Manufactured Home does not show such Servicer or the Trustee as the holder of the first or second priority security interest in the Manufactured Home, such Servicer shall take all necessary steps to apply for a replacement title document showing it or the Trustee as the secured party.

     (b) In order to facilitate the Servicer's actions, as described in subsection (a) of this Section 5.12, CITSF will provide the Servicer with any necessary power of attorney permitting it to retitle the Manufactured Home.

     (c) If the Servicer is still unable to retitle the Manufactured Home, CITSF will take all actions necessary to act with the Servicer to foreclose upon the Manufactured Home, including, as appropriate, the filing of any UCC financing statements necessary to perfect the security interest in any Manufactured Home that constitutes a fixture under the laws of the jurisdiction in which it is located and all actions necessary to perfect the security interest in any Manufactured Home that is considered or classified as part of the real estate on which it is located under the laws of the jurisdictions in which it is located, where feasible.

                                   ARTICLE VI

                                     REPORTS

     SECTION 6.01. Monthly Reports to the Trustee.

     On or before the Determination Date, the Servicer shall furnish a report (the "Monthly Report") to the Trustee, any Paying Agent and (if CITSF is not the Servicer) CITSF. The determination by the Servicer of the amount of the distributions to be made to the Senior Certificateholders, the Class A-5 Certificateholders, the Class B Certificateholders and the Class R Certificateholders and, with respect to reimbursing the Servicer for the Monthly Advances made by it as provided in Section 8.04, the Servicer shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder, and the Trustee shall be protected in relying upon the same without any independent check or verification.

     In addition, on or before the Determination Date preceding a Remittance Date, the Servicer will make a determination and inform the Trustee in writing of the following amounts, to the extent that such information is not contained in the Monthly Report: (i) the aggregate amount of collections on the Contracts;
(ii) the aggregate amount of Monthly Advances to be remitted by the Servicer;
(iii) the aggregate purchase price of Contracts to be purchased by CITSF or the Servicer pursuant to the Agreement; (iv) the aggregate amount to be distributed as principal and interest on the Certificates on the related Remittance Date;
(v) the Monthly Servicing Fee; and (vi) the Guarantee Fee.

     SECTION 6.02. Certificate of Servicing Officer.

     Each Monthly Report pursuant to Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit H, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     SECTION 6.03. Other Data.

     In addition, the Servicer shall, on request of the Trustee, furnish the Trustee such underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

     SECTION 6.04. Annual Report of Accountants.

     Within 90 days after the end of each calendar year, commencing March 31, 1996, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for

Mortgage Bankers, and stating such firm's conclusions relating thereto. Copies of the annual statement of accountants shall also be provided to the Rating Agencies.

     SECTION 6.05. Statements to Certificateholders.

     Concurrently with each distribution charged to the Certificate Account, the Trustee, so long as it has received the Monthly Report from the Servicer, shall forward or cause to be forwarded by mail to each Certificateholder (or to the Depository), the Monthly Report substantially in the form attached as Exhibit L hereto.

     The Trustee (so long as it has received the Monthly Report from the Servicer) and the Servicer shall inform any Certificateholder inquiring by telephone of the information contained in the most recent Monthly Report. The Trustee shall be entitled to rely upon the accuracy of the Monthly Report without independent verification unless it actually knows that the information contained therein is not accurate.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder a statement containing the information with respect to interest accrued and principal paid on its Certificates during such calendar year and such other information as the Servicer's deems necessary or desirable for Certificateholders to prepare their tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

     Copies of all reports provided to the Trustee shall also be provided by the Servicer to the Rating Agencies.

                                   ARTICLE VII

                                SERVICE TRANSFER

     SECTION 7.01. Event of Termination.

     "Event of Termination" means the occurrence of any of the following:

     (a) Any failure by the Servicer to make any deposit into an account required to be made hereunder and the continuance of such failure for a period of five Business Days after the Servicer has become aware that such deposit was required;

     (b) Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement, which failure continues unremedied for thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Company or to the Servicer and the Trustee by Holders of Offered Certificates evidencing, as to such Class, Percentage Interests aggregating not less than 25%;

     (c) Any assignment by the Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

     (d) A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least sixty
(60) days;

     (e) The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

     (f) The failure of the Servicer to be an Eligible Servicer.

     SECTION 7.02. Transfer.

     If an Event of Termination has occurred and is continuing, the Trustee may, or at the written direction of Certificateholders with aggregate Percentage Interests representing 25% or more of the Trust shall, unless prohibited by applicable law, terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise (except with respect to the Certificate Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Trustee pursuant to and under this Section 7.02 (subject to applicable law regarding the Trustee's ability to make advances), unless prohibited by applicable law; and, without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make the Trustee or a successor servicer the sole lienholder or legal title holder of record of each Manufactured Home), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of CITSF and the Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Certificate Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts and the execution of any documents required to make the Trustee or a successor servicer the sole lienholder or legal title holder of record in respect of each Manufactured Home. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under this Agreement, at the time of the termination of its activities as Servicer, to the extent that funds in the Certificate Account are available for the payment thereof without reducing the amount of distributions that would be made to Holders of the Offered Certificates. The Servicer shall transfer to the new Servicer (i) the Servicer's records relating to the Contracts in such electronic form as the new Servicer may reasonably request and (ii) the Contracts and the Contract Files in the Servicer's possession.

     SECTION 7.03. Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.02, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Trustee will not assume any obligations of CITSF pursuant to Section 3.05 and (ii) the Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by CITSF of any of its representations and warranties contained herein or in any related document or agreement. As compensation therefor, the Trustee shall, except as provided in Section 7.02 and in this Section 7.03, be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such compensation shall, without the written consent of 100% of the Certificateholders, be in excess of the Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.04. Notification to Certificateholders and to Rating Agencies.

     (a) Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustee, Certificateholders at their respective addresses appearing on the Certificate Register and to the Rating Agencies.

     (b) Within ten (10) days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to Certificateholders at their respective addresses appearing on the Certificate Register.

     (c) The Trustee shall give written notice to the Rating Agencies at least thirty (30) days prior to the date upon which any Eligible Servicer (other than the Trustee) is to assume the responsibilities of Servicer pursuant to Section 7.03, naming such successor Servicer.

     SECTION 7.05. Effect of Transfer.

     (a) After the Service Transfer, the Trustee or new Servicer may notify the Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

     (b) After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the new Servicer shall have all of such obligations, except that the replaced Servicer shall remain liable for any liability of the replaced Servicer hereunder that was already accrued at the time of the Service Transfer and except that the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

     (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities and other agreements of the Servicer and CITSF pursuant to Article X and Sections 3.05,
11.05 and 11.10(f)) other than those relating to the management, administration, servicing or collection of the Contracts.

     SECTION 7.06. Transfer of Accounts.

     Notwithstanding the provisions of Section 7.02, if the Certificate Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the

Servicer shall, promptly after receipt of a notice of termination, if any, pursuant to Section 7.02, establish, or cooperate with the Trustee to establish, new accounts in trust for the Certificateholders conforming with the requirements of this Agreement with an Eligible Institution other than the Servicer and promptly transfer, or cooperate with the Trustee to transfer, all funds in the Certificate Account to such new accounts, which shall thereafter be deemed the Certificate Account for the purposes hereof.

                                  ARTICLE VIII

                       DISTRIBUTIONS AND WITHDRAWALS FROM
                               CERTIFICATE ACCOUNT

     SECTION 8.01. Monthly Distributions.

     (a) Distributions on the Certificates shall be made from funds in the Certificate Account (but only to the extent of the Amount Available for the related Remittance Date, except as provided below with respect to Class A-5 Interest Shortfalls). Each Certificateholder as of a Record Date shall be paid on the next succeeding Remittance Date by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if a Certificateholder holds an aggregate Percentage Interest of at least 5% of the Certificates and if such Certificateholder so requests, by wire transfer of immediately available funds pursuant to written instructions delivered to the Trustee at least ten (10) days prior to such Remittance Date, which instructions, until revised, shall remain operative for all Remittance Dates thereafter), such Certificateholder's Percentage Interest of the amount to be distributed. Final payment on any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Paying Agent.

     (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book-Entry Certificates and the Depository's rules. Neither the Trustee, the Certificate Registrar, the Contract Seller, the Company nor the Servicer shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the forms of the Offered Certificates as set forth in Exhibits A and B hereto.

     (c) On each Remittance Date, the Amount Available in the Certificate Account plus the amount of any Monthly Advances will be distributed to Certificateholders, the Servicer and Holdings in the amounts and in the priorities set forth below:

          1. to pay the Monthly Servicing Fee, including any Monthly Servicing Fees due but not paid on any prior Remittance Dates (and any other amounts owed to the Servicer pursuant to Section 7.02) to the Servicer (to the extent not previously retained by the Servicer), if CITSF is not the Servicer;

          2. to pay the Senior Certificate Interest Distribution Amount as follows:

               (i) the Class A-1 Interest Amount to the Class A-1 Certificateholders; the Class A-2 Interest Amount to the Class A-2 Certificateholders; the Class A-3 Interest Amount to the Class A-3 Certificateholders and the Class A-4 Interest Amount to the Class A-4 Certificateholders; or, if the Amount Available and the Monthly Advances are less than the sum of the amounts specified in this clause
          (i), pro rata to the Holders of each Class of Senior Certificates based on the amount of interest payable to the Holders of each such Class pursuant to this clause (i); and

               (ii) the aggregate Unpaid Senior Certificate Interest Shortfall pro rata to the Holders of each Class of Senior Certificates based on the Unpaid Senior Certificate Interest Shortfall of each such Class;

          3. after payment of the amounts specified in clauses (1) and (2) above, as follows:

               (i) if there is a Senior Certificate Principal Deficiency Amount as of such Remittance Date, the sum of the remaining Amount Available and the remaining Monthly Advances, pro rata, to each Class of Senior Certificates based on the Principal Balance of each such Class (but in no event shall such amount exceed the Principal Balance of any such Class);

               (ii) if there is an Unpaid Senior Certificate Principal Shortfall on such Remittance Date, then an amount equal to the lesser of such Unpaid Senior Certificate Principal Shortfall and the sum of the remaining Amount Available and the remaining Monthly Advances (after giving effect to the payment of the amounts specified in clauses (1),
          (2) and (3)(i) above) shall be distributed pro rata to each Class of Senior Certificates based on the Unpaid Senior Certificate Principal Shortfall of each such Class;

               (iii) if such Remittance Date is on or prior to the Class A-1 Cross-over Date, then the lesser of the sum of the remaining Amount Available and the remaining Monthly Advances (after giving effect to the distributions in clauses (1), (2) and (3)(ii) above) and the Senior Certificate Percentage of the Formula Principal Distribution Amount shall be distributed to the Class A-1 Certificateholders;

               (iv) if such Remittance Date is on or after the Class A-1 Cross-over Date but not after the Class A-2 Cross-over Date, then the lesser of the sum of the remaining Amount Available and the remaining Monthly Advances (after giving effect to the distributions in clauses
          (1), (2) and (3)(ii) above) and the Senior Certificate Percentage of the Formula Principal Distribution Amount shall be distributed to the Class A-2 Certificateholders (reduced, if such Remittance Date is on the Class A-1 Cross-over Date, by the amount of the Formula Principal Distribution Amount actually distributed to the Class A-1 Certificateholders on such date);

               (v) if such Remittance Date is on or after the Class A-2 Cross-over Date but not after the Class A-3 Cross-over Date, then the lesser of the sum of the remaining Amount Available and the remaining Monthly Advances (after giving effect to the distributions in clauses
          (1), (2) and (3)(ii) above) and the Senior Percentage of the Formula Principal Distribution Amount shall be distributed to the Class A-3 Certificateholders (reduced, if such Remittance Date is on the Class A-2 Cross-over Date, by the amount of the Formula Principal Distribution Amount actually distributed to the Class A-2 Certificateholders on such date); and

               (vi) if such Remittance Date is on or after the Class A-3 Cross-over Date but not after the Class A-4 Cross-over Date, then the lesser of the sum of the remaining Amount Available and the remaining Monthly Advances (after giving effect to the distributions in clauses
          (1), (2) and (3)(ii) above) and the Senior Percentage of the Formula Principal Distribution Amount shall be distributed to the Class A-4 Certificateholders (reduced, if such Remittance Date is on the Class A-3 Cross-over Date, by the amount of the Formula Principal Distribution Amount actually distributed to the Class A-3 Certificateholders on such date);

provided, however, that the aggregate of all amounts distributed pursuant to this clause (3) to the Holders of any Class of Senior Certificates shall not exceed the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, or the Original Class A-4 Principal Balance, as the case may be.

          4. to pay the Class A-5 Interest Distribution Amount to the Class A-5 Certificateholders, first to the payment of the amount in clause (a) of the definition of Class A-5 Interest Distribution Amount and then to the payment of any Unpaid Class A-5 Interest Shortfall;

          5. (a) first to pay to the Class A-5 Certificateholders any amount payable pursuant to clause (5)(b) on any prior Remittance Date which has not been previously distributed to the Class A-5 Certificateholders and (b) then to pay the Class A-5 Percentage of the Formula Principal Distribution Amount to the Class A-5 Certificateholders (and, if such Remittance Date is on the Class A-4 Cross-over Date, to pay to the Class A-5 Certificateholders any amount of the Senior Certificate Percentage of the Formula Principal Distribution Amount which was not actually distributed to the Holders of the Senior Certificates pursuant to clause (3) above);

          6. to pay the Class B Interest Distribution Amount to the Class B Certificateholders, first to the payment of the amount in clause (a) of the definition of Class B Interest Distribution Amount and then to the payment of any Unpaid Class B Interest Shortfall;

          7. (a) first to pay to the Class B Certificateholders any amount payable pursuant to clause (7)(b) on any Prior Remittance Date which has not been previously distributed to the Class B Certificateholders and (b) on any Remittance Date, prior to the

     Class B Cross-over Date and each Remittance Date on and after the Class B Cross-over Date on which any Class B Principal Distribution Test has not been satisfied, an amount equal to the Principal Liquidation Loss Amount to the Class B Certificateholders; on any Remittance Date, on or after the Class B Cross-over Date on which each Class B Principal Distribution Test has been satisfied on such Remittance Date, or if the Class A-4 Principal Balance has been reduced to zero, an amount equal to the Class B Percentage of the Formula Principal Distribution Amount to the Class B Certificateholders (reduced, if such Remittance Date is on the Class B CrossOver Date, by the amount of the Formula Principal Distribution Amount actually distributed to the Class A-5 Certificateholders), and, if such Remittance Date is on the Class A-4 Cross-over Date, to pay to the Class B Certificateholders any amount of the Senior Certificate Percentage of the Formula Principal Distribution Amount which was not actually distributed to the Holders of the Senior Certificates pursuant to clause (3) above);

          8. to pay the Monthly Servicing Fee, including any Monthly Servicing Fees due but not paid on prior Remittance Dates (and any other amounts owed to the Servicer pursuant to Section 7.02) to CITSF (to the extent not previously retained by CITSF), if CITSF is the Servicer;

          9. to pay the Guarantee Fee, including any Guarantee Fees due but not paid on prior Remittance Dates, to Holdings (or the fees due to any Alternate Credit Enhancer to such Alternate Credit Enhancer); and

          10. all remaining Amounts Available (after giving effect to the distributions in clauses (1), (2), (3), (4), (5), (6), (7), (8) and (9)
     above) shall be paid to the Class R Certificateholders (provided that, if any amounts are due to CIT in reimbursement for Guarantee Payments or interest thereon, or are due to the Alternate Credit Enhancer or are to be transferred to any account for the benefit of the Alternate Credit Enhancer, such amounts shall be so deposited or so paid prior to any distribution to the holders of the Class R Certificates).

Not later than the third Business Day prior to each Remittance Date, the Servicer shall notify the Guarantor of the amount of the Guarantee Payment, if any, for such Remittance Date. The Limited Guarantee shall require the Guarantor to deposit the Guarantee Payment, if any, for a Remittance Date into the Certificate Account on the Business Day preceding such Remittance Date. If on any Remittance Date, the Amount Available plus the amount of any Monthly Advances remaining after the application thereof pursuant to clauses (1) through
(5) above is insufficient to make the distributions in respect of the Class B Certificates required by clauses (6) and (7) above, then the Trustee shall release from the Certificate Account the Guarantee Payment deposited therein for such Remittance Date and apply such amount to the payments required by clauses
(6) and (7) above.

On each Remittance Date, on which there would otherwise be a Class A-5 Interest Shortfall, the Trustee shall withdraw amounts on deposit in the Certificate Account to pay the amount of such Class A-5 Interest Shortfall to the Class A-5 Certificateholders, to the extent that such amounts would otherwise constitute all or a portion of the Amount Available for the following Remittance Date. The Class A-5 Interest Shortfall for such Remittance Date will be reduced by all amounts paid to the Class A-5 Certificateholders pursuant to this paragraph.

Notwithstanding the foregoing, following the payment in full of all principal and interest required hereunder to be paid to the holders of the Offered Certificates, Holdings will be entitled to receive from the Amount Available an amount equal to the aggregate of all Guarantee Payments made by Holdings under the Limited Guarantee prior to any distributions being made to the Class R Certificateholders pursuant to clause 10 of Section 8.01(c).

Amounts deposited in the Certificate Account which may not be invested as provided in Section 5.05(d) shall, to the extent applicable, be deemed to be the first funds distributed from the Amount Available.

     (d) Notwithstanding the foregoing, amounts otherwise distributable to a Certificateholder pursuant to such paragraph which are required to be withheld and remitted to a taxing authority shall be withheld and remitted to such taxing authority, and such amounts shall be treated as actually distributed to such Certificateholder for all purposes of this Agreement.

     (e) The Servicer may direct the Trustee to pay to the Servicer an amount equal to unreimbursed Monthly Advances (without interest) with respect to each Contract for which the Servicer has made a Monthly Advance, to the extent not netted from deposits to the Certificate Account pursuant to Section 5.05, by wire transfer of immediately available funds, from subsequent collections with respect to interest on or with respect to such Contract, Net Liquidation Proceeds and Insurance Proceeds or the Repurchase Price of such Contract. In the event that any such Monthly Advance shall become a Nonrecoverable Advance in the related Due Period, the Servicer shall receive with such wire transfer the amount necessary to fully reimburse the Servicer for such Monthly Advance or part thereof from amounts available in the Certificate Account with respect to such Due Period.

     (f) The Trustee shall appoint an Eligible Institution to be the paying agent (the "Paying Agent") and cause it to make the payments to the Certificateholders required hereunder. The Trustee initially appoints itself, with its office at Harris Trust and Savings Bank, 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attention: Corporate Trust Administration, as such Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by it for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates. In respect of each Remittance Date, the Trustee shall withdraw from the Certificate Account (to the extent of the related Amount Available) and deposit in an account established by the Paying Agent for the purpose of this Section funds sufficient to make the distribution to Certificateholders pursuant to this Section and, as applicable, pursuant to Section 5.05(b). Such funds shall be available to the Paying Agent by 11:00 A.M. on each Remittance Date.

     SECTION 8.02. Permitted Withdrawals from the Certificate Account.

     The Trustee will at the written direction of the Servicer, from time to time as provided herein, make withdrawals from the Certificate Account of amounts deposited in said account pursuant to Section 5.05 that are attributable to the Contracts for the following purposes:

          (a) to make payments to Certificateholders in the amounts and in the manner provided for in Section 8.01;

          (b) to pay to CITSF with respect to each Contract or property acquired in respect thereof that has been purchased pursuant to Section 3.05, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Repurchase Price is determined;

          (c) to make payments to the Servicer in the amounts and in the manner provided for in Section 8.01(e);

          (d) to reimburse the Servicer out of Liquidation Proceeds for Liquidation Expenses and taxes incurred by it, to the extent such reimbursement is permitted pursuant to Section 5.08;

          (e) to reimburse the Servicer for the payment of taxes as permitted by
     Section 5.10;

          (f) to withdraw any amount deposited in the Certificate Account that was not required to be deposited therein;

          (g) to make payments to Holdings of the Guarantee Fee (or to make payments to any Alternate Credit Enhancer of the fees or other amounts due to such Alternate Credit Enhancer under the Alternate Credit Enhancement Documents), to reimburse Holdings for Guarantee Payments previously made and interest thereon, but for which Holdings has not previously been reimbursed, and to transfer funds to other accounts established under the Alternate Credit Enhancement Documents;

          (h) to pay to the Servicer the Servicing Fees for such Remittance Date and the Servicing Fees from any prior Remittance Date previously unpaid; and

          (i) to pay to the Servicer net investment earnings from funds on deposit in the Certificate Account due to the Servicer pursuant to Section 5.05(b).

     Since, in connection with withdrawals pursuant to clause (b) of the preceding paragraph, CITSF's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such clause.

The Servicer shall keep and maintain an accounting for the purpose of justifying any withdrawal from the Certificate Account pursuant to clause (f).

     SECTION 8.03. Repurchase Option and Auction Sale.

     (a) The Trust created hereby and the respective obligations and responsibilities of the Company, the Servicer and the Trustee created hereby (other than the responsibility of the Trustee to make any final distributions to Certificateholders as set forth below) shall terminate upon the earlier of the Remittance Date following the later of the final payment or other liquidation (or any advance with respect thereto) of the last Contract remaining in the Trust or the termination of the Trust pursuant to Section 12.03, or the sale by the Trustee of all the Contracts and all the property acquired in respect of any Contract remaining in the Trust pursuant to subsections (i) and (ii) below.

          (i) The Company or the Servicer, at their respective options and subject to Subsection 8.03(b), may purchase all of the Contracts and all property acquired in respect of any Contract remaining in the Trust at any time at which the Pool Stated Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance at a price equal to the greatest of (A) the sum of (1) 100% of the Stated Principal Balance of each Contract (other than any Contract as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause (2) below as of the Final Remittance Date) and (2) the fair market value of such acquired property (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 12.03), (B) the aggregate fair market value (as determined by the Servicer as of the close of business on such third Business Day) of all of the assets of the Trust, and (C) the remaining Pool Stated Principal Balance as of the close of business on such third Business Day, plus, in each case, any unpaid interest on the Senior Certificates, any unpaid interest on the Class A-5 Certificates and any unpaid interest on the Class B Certificates as well as one month's interest at the applicable Contract Rate on the Stated Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed).

          (ii) In accordance with the procedures and schedule set forth in Exhibit P hereto (the "Auction Procedures"), the Trustee shall conduct an auction (the "Auction") of the Contracts remaining in the Trust (such Contracts hereinafter referred to as the "Auction Property") in order to effect a termination of the Trust, ninety days following a Remittance Date as of which the Pool Stated Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance; provided however, that that Trustee will not conduct such Auction if either the Company or the Servicer have exercised the repurchase option described in clause (i) above prior to such date. CITSF and the Company may, but shall not be required to, bid at the Auction. The Trustee shall sell and transfer the Auction Property to the highest bidder therefor at the Auction provided that:

               (1) the Auction has been conducted in accordance with the Auction Procedures;

               (2) the Trustee has received good faith bids for the Auction Property from two prospective purchasers that are considered by the Trustee, in its sole discretion, to be competitive participants in the market for manufactured housing installment sale contracts;

               (3) a financial advisor, as advisor to the Trustee (in such capacity, the "Advisor"), shall have advised the Trustee in writing that at least two of such bidders (including the winning bidder) are participants in the market for manufactured housing retail installment sale contracts willing and able to purchase the Auction Property;

               (4) the highest bid in respect of the Auction Property is not less than the aggregate fair market value of the Auction Property (as determined by the Trustee in its sole discretion);

               (5) any bid submitted by CITSF, the Company or any affiliate of either of them shall be independently verified and represented in writing by a qualified independent third party evaluator (which may include the Advisor or an investment banking firm) selected by the Trustee and may only be considered if such evaluator determines the bid to reasonably represent the fair market value of the Auction Property;

               (6) the highest bid would result in proceeds from the sale of the Auction Property which will be at least equal to 100% of the then outstanding aggregate principal balance of each class of the Offered Certificates, plus accrued interest thereon through the applicable Accrual Period, plus the fair market value of the Class R Certificates (as determined by the Trustee in its sole discretion);

               (7) such sale and consequent termination of the Trust must constitute a "qualified liquidation" of the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including without limitation, the requirement that such qualified liquidation takes place over a period not to exceed 90 days (the Trustee may, in its discretion require that the purchaser of such Auction Property provide an Opinion of Counsel to that effect); and

               (8) the terms of the Auction must be made available to all bidders and must stipulate that the Servicer be retained to service the Contracts on terms substantially similar to those in the Agreement.

Provided that all of the conditions set forth in clauses (1) through (7) have been met, the Trustee shall sell and transfer the Auction Property, without representation, warranty or recourse of any kind whatsoever, to such highest bidder in accordance with and upon completion of the Auction Procedures. The Trustee shall deposit the purchase price for the Auction Property in the Certificate Account at least one Business Day prior to such second succeeding Remittance Date. In the event that any of such conditions are not met or such highest bidder fails or refuses to comply with any of the Auction Procedures, the Trustee shall decline to consummate such sale and transfer.

     (b) In the case of any purchase by the Servicer pursuant to paragraph
(a)(i) above, the Servicer shall provide to the Trustee the certification required by Section 5.07 and the Trustee shall, promptly following payment of the purchase price release to the Servicer the Contract Files pertaining to the Contracts being purchased.

     SECTION 8.04 Monthly Advances by the Servicer.

     (a) By the close of business on each Determination Date the Servicer shall deposit in the Certificate Account, out of its own funds, the Monthly Advance for the following Remittance Date.

     (b) On each Remittance Date, the Servicer shall reimburse itself for the Outstanding Amount Advanced to the extent of actual collections of payments on the related Contracts as to which such Monthly Advance was made.

     (c) If the Servicer determines that any advance made pursuant to Section 8.04(a) has become a Nonrecoverable Advance and, at the time of such determination, there exists an Outstanding Amount Advanced, then the Servicer shall reimburse itself out of funds to be deposited into the Certificate Account pursuant to Section 5.05(a) for the amount of such Nonrecoverable Advance, but only to the extent of such Outstanding Amount Advanced.

     SECTION 8.05. Alternate Credit Enhancement.

     The Company may, at its option, exercisable at any time upon 10 days' prior written notice to the Servicer, CIT and the Trustee, deliver or cause to be delivered, Alternate Credit Enhancement provided that the Rating Agency Condition has been satisfied and upon the delivery by the Company to the Trustee of an Opinion of Counsel that such action would not cause the Trust to fail to qualify as a REMIC. Upon the Substitution Date (or to become effective on the Substitution Date) (i) all obligations of CIT under the Limited Guarantee shall cease and be of no further force or effect, (ii) the Company, the Servicer, the Trustee and the Alternate Credit Enhancer shall execute and deliver the Alternate Credit Enhancement Documents and any amendments and supplements to be made, pursuant to Section 12.07 hereof, and (iii) the Servicer shall mail written notice to the Class B Certificateholders of the termination of the Limited Guarantee and the delivery of the Alternate Credit Enhancement. On and after the Substitution Date, the Servicer or the Trustee (as provided in the Alternate Credit Enhancement Documents) shall give any notices required on the Determination Date, and make any transfers from the Alternate Credit Enhancement Account to the Certificate Account, such that the aggregate amount transferred from the Certificate Account (if any) and the Alternate Credit Enhancement Account (together with any amount paid under the Limited Guarantee) on each Remittance Date is equal to the lesser of the amount of the Guarantee Payment which would have been due on such Remittance Date and the amount on deposit in the Alternate Credit Enhancement Account.

                                   ARTICLE IX

                                THE CERTIFICATES

     SECTION 9.01. The Certificates.

     The Senior Certificates, the Class A-5 Certificates and the Class B Certificates shall be substantially in the forms set forth in Exhibits A, B-1 and B-2, respectively, and shall, on original issue, be executed by manual or facsimile signature of the Company by any one of its President, Vice Presidents, Secretary, Treasurer or other authorized officers and authenticated by the Trustee to or upon the order of the Company upon receipt. The Senior Certificates shall be evidenced by (i) one or more Class A-1 Certificates representing $36,263,000 initial aggregate principal balance, (ii) one or more Class A-2 Certificates representing $35,456,000 initial aggregate principal balance, (iii) one or more Class A-3 Certificates representing $24,434,000 initial aggregate principal balance, and (iv) one or more Class A-4 Certificates representing $65,200,000 initial aggregate principal balance, beneficial ownership of such Certificates to be held through Book-Entry Certificates in minimum dollar denominations of $1,000 and integral dollar multiples of $1,000 in excess thereof. The Class A-5 Certificates shall be evidenced by one or more Class A-5 Certificates representing $15,936,000 initial aggregate principal balance, beneficial ownership of such Certificate to be held through one or more Book-Entry Certificates in minimum dollar denominations of $1,000 and integral dollar multiples of $1,000 in excess thereof. The Class B Certificates shall be evidenced by one or more Class B Certificates representing $21,912,194 initial aggregate principal balance, beneficial ownership of such Certificate to be held through one or more Book-Entry Certificates in minimum dollar denominations of $1,000 and integral dollar multiples of $1,000 in excess thereof. The Class R Certificates shall be issuable in Percentage Interests.

     The Certificates shall be authenticated by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory at the written request of the Company. Certificates bearing the signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate has been authenticated by manual signature in accordance with this Section, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication, except for those Certificates authenticated on the Closing Date, which shall be dated the Closing Date.

     SECTION 9.02. Registration of Transfer and Exchange of Certificates.

     (a) The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.02 a "Certificate Register" in which Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The

Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and transfers and exchanges of Certificates as provided herein. Promptly after the Closing Date the Trustee will give the Servicer, in writing, the names of all Class R Certificateholders and the Trustee will give the Servicer, prompt written notice of any change in the Class R Certificateholders. The Trustee will give prompt written notice to Certificateholders and the Servicer of any change in the Certificate Registrar.

     (b) No transfer, sale, pledge or other disposition of any Class R Certificate or any interest therein (including any transfer by a Certificate Owner of any interest in a Book-Entry Certificate) shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws or is made in a transaction that does not require such registration or qualification. Until such time as the Class R Certificates shall be registered pursuant to a registration statement filed under the Securities Act, the Class R Certificates shall bear a legend to the effect set forth in the preceding sentence.

     In the event that (i) registration of a transfer of a Class R Certificate or any interest therein (including any transfer by a Certificate Owner of any interest in a Book-Entry Certificate) is to be made in reliance upon the exemption from registration under the Securities Act contained in Rule 144A, such transfer shall be made only to a Qualified Institutional Buyer which is aware that the transfer of such Certificate is being made in reliance on Rule 144A and is acquiring such Certificate for its own account or for the account of a Qualified Institutional Buyer, as the case may be, and such transferee shall be deemed to have represented that the foregoing is true and correct and that such transferee understands that such Certificates have not been and will not be registered under the Securities Act and may not be reoffered, resold, pledged or otherwise transferred except (A) to a person who such transferee reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A and (B) in accordance with all applicable securities laws of the states of the United States.

     In the event that registration of a transfer of a Class R Certificate or any interest therein (including any transfer by a Certificate Owner of any interest in a Book-Entry Certificate) is to be made in reliance upon an exemption from registration under the Securities Act (other than the exemption from registration contained in Rule 144A) and applicable state securities laws in order to assure compliance with the Securities Act, the transferor or the transferee shall deliver to the Trustee, the Company and the Contract Seller an Opinion of Counsel (which may be internal counsel) that such transfer may be made pursuant to an exemption from the Securities Act (other than the exemption from registration contained in Section 3(a)(2) thereof).

     The Holder of a Class R Certificate (or the Certificate owner, as applicable) desiring to effect a transfer of such Certificate shall, and does hereby agree to, indemnify the Trustee, the Company and the Servicer against any liability that may result if such transfer is not so exempt or is not made in accordance with such federal and state laws.

     Neither the Seller nor the Trustee is obligated to register the Class R Certificates under the Securities Act or under any state securities laws.

     Prospective transferors of Class R Certificates (or Book-Entry Certificates), and prospective transferees of Certificates (or Book-Entry Certificates) that are Qualified Institutional Buyers buying Certificates in reliance upon Rule 144A may request from the Servicer information regarding the Trust and the Trust assets. Within five (5) Business Days of any such request, the Servicer shall deliver to any such prospective transferor or transferee (i) a copy of each Monthly Report delivered to Certificateholders since the first Remittance Date pursuant to Section 6.05, (ii) information relating to the Seller, the Servicer, the Contracts and this Agreement substantially in the form of Prospectus dated February 10, 1995 and Prospectus Supplement relating to the Certificates, dated November 14, 1995 and (iii) such other information as may be required to comply with Rule 144A and any interpretation thereof. The Contract Seller authorizes the Servicer to so deliver such monthly statements.

     (c) [Reserved.]

     (d) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (vi) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Servicer of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class R Certificate may be Transferred without the express written consent of the Servicer, and the Trustee shall not register the Transfer of any Class R Certificate without such consent with respect to any proposed Transfer. In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Servicer shall, as a condition to such consent, require delivery to it, form and substance satisfactory to it, and the proposed Transferee shall deliver to the Servicer, the following:

               (A) an affidavit (a "Transfer Affidavit") of the proposed Transferee, in the form attached as Exhibit M hereto, that it is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code, and that the proposed Transferee is not acquiring its Ownership Interest in the Class R Certificate as a nominee, trustee or agent for, or for the benefit of, any Person who is not a Permitted Transferee; and

               (B) an express agreement by the proposed Transferee to be bound by and to abide by the provisions of this Section and the restrictions noted on the face of the Class R Certificates.

          (iii) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (ii) above, if the Servicer has actual knowledge that the Transfer Affidavit is false, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

          (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate and (B) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Transfer Affidavit is false.

          (v) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section, then, upon discovery by or due notification of the Trustee that the registration of Transfer of such Class R Certificate was not in fact permitted by this Section, the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered with the express prior written consent of the Servicer. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (vi) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section, then the Servicer shall have the right without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Servicer on such terms as the Servicer may choose. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of commissions (which may include commissions payable to the Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Servicer to the last preceding Permitted Transferee of such Class R Certificate, except that in the event that the Servicer determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section or any other provision of this Agreement, the Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be determined in the sole discretion of the Servicer, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

     Upon notice to the Servicer that any legal or beneficial interest in any portion of a Class R Certificate has been transferred, either directly or indirectly to any person that is not a Permitted Transferee or an agent (including a broker, nominee, or middleman) of such Transferee in contravention of the foregoing restrictions, the Servicer agrees to furnish to the Internal Revenue Service and to the transferor of such Class R Certificate or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code or any regulations or administrative pronouncements thereunder, including but not limited to the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such transfer. At the election of the Servicer, the Servicer may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; however, the Servicer shall in no event be excused from furnishing such information to the Internal Revenue Service. The foregoing restrictions on transfer contained in this Section 9.02(d) shall cease to apply to Transfers occurring on or after the date on which there shall have been delivered to the Trustee, the Company and the Servicer, in form and substance satisfactory to the Servicer, an Opinion of Counsel that eliminating such restrictions will not cause the Trust REMIC to fail to qualify as a REMIC at any time while the Certificates are outstanding.

     (e) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class of authorized denominations of the same aggregate denomination, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver, and the Trustee shall authenticate, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the holder thereof or his or her attorney duly authorized in writing.

     (f) Except as provided in paragraph (g) below the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Senior, Class A-5 and Class B Certificates may not be transferred by the Trustee except to another Depository;
(ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Senior, Class A-5 and Class A-B Certificates; (iii) ownership and transfers of registration of the Senior, Class A-5 and Class B Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Senior, Class A-5 and Class B Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificates Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (g) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, or (y) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Senior Certificates, Class A-5 Certificates or Class B Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Senior Certificates, Class A-5 Certificates or Class B Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (h) On or prior to the Closing Date, there shall be delivered to the Depository one Class A-1 Certificate, one Class A-2 Certificate, one Class A-3 Certificate, one Class A-4 Certificate, one Class A-5 Certificate, and one Class B Certificate, each in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance and the Original Class B Principal Balance, respectively. If, however, the aggregate principal amount of a Class of Senior Certificates, Class A-5 Certificates or the Class B Certificates exceeds $100,000,000, one Senior Certificate, Class A-5 Certificate and/or one Class B Certificate will be issued with respect to each $100,000,000 of principal amount and an additional Certificate of such Class or Classes will be issued with respect to any remaining principal amount. Each such Senior Certificate, Class A-5 or Class B Certificate registered in the name of the Depository's nominee shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     (i) No Class A-5 or Class B Certificate or any interest therein may be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,
(ii) a plan described in Section 4975(e)(1) of ERISA or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (other than an insurance company purchasing such Certificates for its general account) (each a "Plan"). By accepting and holding a Class A-5 or Class B Certificate, the Holder thereof and the Class A-5 Certificate Owner or Class B Certificate Owner shall each be deemed to have represented and warranted that it is not a Plan and not subject to the foregoing limitation.

     SECTION 9.03. No Charge; Disposition of Void Certificates.

     No service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

     SECTION 9.04. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate, and the Company shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and same denomination. Upon the issuance of any new Certificate under this Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest evidenced thereby, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

     SECTION 9.05. Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Company, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Servicer, the Company, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Servicer, the Company, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

     SECTION 9.06. Access to List of Certificateholders' Names and Addresses.

     The Certificate Registrar will furnish to the Trustee, the Servicer and the Company within five Business Days after receipt by the Certificate Registrar of a request therefor from the Trustee, the Servicer or the Company, in writing, a list, in such form as the Trustee, the Servicer or the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates evidencing, as to any Class, Percentage Interests aggregating 25% or more (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than ninety (90) days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that none of the Company, the Servicer, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 9.07. Authenticating Agents.

     The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of the Certificates. For all purposes of this Agreement, the authentication of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Certificates "by the Trustee".

                                    ARTICLE X

                                   INDEMNITIES

     SECTION 10.01. Liabilities to Obligors.

     No liability to any Obligor under any of the Contracts arising out of any act or omission to act of the Servicer in servicing the Contracts prior to the Closing Date is intended to be assumed by the Company, the Trust, the Trustee or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Company, the Trust, the Trustee and the Certificateholders expressly disclaim such assumption.

     SECTION 10.02. Tax Indemnification.

     CITSF will pay, and shall indemnify, defend, and hold harmless the Trustee, the Trust, and the Certificateholders from and against, any taxes that may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to the Trust, including, without limitation, any sales, gross receipts, personal or real property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates or distributions with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

     SECTION 10.03. Servicer's Indemnities.

     The Servicer will indemnify, defend, and hold harmless the Trustee, the Trust, and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Persons, through the willful misfeasance, negligence, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

     The Servicer will indemnify, defend, and hold harmless from and against, and pay to the Trustee all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in this Agreement in accordance with the terms and conditions therein, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, gross negligence or bad faith of the Trustee; (b) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Trustee pursuant to this Agreement; (c) shall arise from the Trustee's breach of any of its representations or warranties set forth in this Agreement; (d) shall be one as to which the Company is required to indemnify the Trustee or (e) shall arise out of or be incurred in connection with the acceptance or performance by the Trustee of the duties of successor Servicer hereunder.

     The Servicer will indemnify, defend, and hold harmless the Trustee, the Trust, and the Certificateholders from and against any and all costs, expenses, losses, claims, damages and liabilities (including, but not limited to, (i) delinquencies or non-payments on any Contract, (ii) recission of any Contract or reduction or rebate of the amount paid or payable thereunder, (iii) any fine, penalty or damages payable by order of any court or governmental agency, and
(iv) any loss experienced with respect to any Contract) arising from any failure by the Servicer to comply with the provisions of this Agreement relating to Force Placed Insurance (including any violation, by such Servicer, of any applicable law in connection with the force placement of insurance or the receipt of any commissions related thereto) which materially and adversely affects the Trust's interest in any Contract. Upon notice by the Trustee to the Servicer of the incurrence of any cost, expense, loss, claim, liability or damage for which the Servicer has assumed responsibility pursuant to this paragraph, as reasonably determined by the Trustee, the Servicer shall (i) deposit the amount stated by the Trustee in such notice into the Certificate Account on the Determination Date next following such notice and the Servicer shall notify the Trustee as to whether such amount constitutes part of the Amount Available and/or the Formula Principal Distribution Amount, and shall take steps to ensure that, if appropriate, such amount is credited against the Net Liquidation Loss on the appropriate Remittance Date, or (ii) if the Trustee shall have received an Opinion of Counsel that repurchase of the Contract at the Repurchase Price in which the Trust's interest has been materially and adversely affected by CITSF's failure to comply with the provisions of this Agreement relating to Force Placed Insurance, would not adversely affect the status of the Trust REMIC as a REMIC, or cause any "prohibited transaction" that will result in the imposition of a tax under REMIC Provisions, then CITSF shall repurchase such Contract at its Repurchase Price within 85 days after CITSF receives written notice from the Trustee or the Servicer and such payment shall be included in the Amount Available and the Formula Principal Distribution Amount.

     SECTION 10.04. Operation of Indemnities.

     The indemnification provided under this Article shall include reasonable fees and expenses of counsel, provided that the Servicer shall only be required to pay the fees and expenses of one counsel, appointed by the Servicer and reasonably satisfactory to the indemnitee, in any single litigation (or related proceedings) for all indemnitees; provided, however, if in the written opinion of counsel reasonably satisfactory to the Servicer, the interests of the Servicer and the Trustee conflict such that the Servicer and the Trustee may not both be represented by such counsel, upon ten days prior written notice to the Servicer, the Trustee may hire one other counsel, and the indemnification herein shall also include the reasonable fees and expenses of such other counsel. If the Servicer or the Company shall have made any indemnity payments pursuant to this Agreement and the recipient thereafter collects any of such amounts from others, the recipient will promptly repay such amounts to the Servicer and/or the Company, without interest. The indemnities under this Agreement shall survive the resignation or removal of the Trustee, or the termination of this Agreement.

                                   ARTICLE XI

                                   THE TRUSTEE

     SECTION 11.01. Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

     Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

     (a) Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

     (b) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of 25% or more of the Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

     (d) The Trustee shall not be charged with knowledge of any event referred to in Section 7.01 or knowledge of the fact that a Mortgaged Property is affected by hazardous waste as described in Section 5.11 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or fact or the Trustee receives written notice of such event or fact from the Servicer or the Holders of 25% or more of the Certificates.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of CITSF, the Company or the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     SECTION 11.02. Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 11.01:

     (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) The Trustee may consult with counsel and any opinion of any counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

     (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (d) Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of 25% or more of the Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding.

     The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and

     (e) The Trustee may execute any of the trusts or powers hereunder or perform by duties hereunder either directly or by or through agents or attorneys and shall not be liable for any acts or omissions of such agents or attorneys if appointed by its with due care hereunder.

     SECTION 11.03. Trustee Not Liable for Certificates or Contracts.

     The Trustee assumes no responsibility for the correctness of the recitals contained herein or in the Certificates (other than the Trustee's authentication thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than its authentication or execution thereof) or of any Contract, Contract File or related document. The Trustee shall not be accountable for the use or application by the Servicer or the Company of funds paid to CITSF in consideration of conveyance of the Contracts to the Company by CITSF or deposited in or withdrawn from the Certificate Account by the Servicer.

     SECTION 11.04. Rights of Certificateholders to Direct Trustee and to Waive Events of Termination.

     Holders of the Senior Certificates, Class A-5 Certificates and Holders of Class B Certificates evidencing, as to each such Class, Percentage Interests aggregating 25% or more shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders; and provided further that the Trustee shall instead follow the directions of the Holders of the Senior Certificates, Class A-5 Certificates and Holders of Class B Certificates evidencing, as to each such Class, Percentage Interests aggregating 51% or more whenever it receives conflicting directions from the Senior Certificates, Class A-5 Certificateholders and Class B Certificateholders. Holders of the Senior Certificates, Class A-5 Certificates and Holders of Class B Certificates evidencing, as to each such Class, Percentage Interests aggregating 51% or more may on behalf of Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.07 cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon. Following the Fourth Cross-over

Date, if all distributions payable to the Senior Certificateholders have either been made or provided for in accordance with this Agreement, then the Holders of Class A-5 and B Certificates may exercise the rights given to the Senior Certificateholders under this Section. Following the Class A-5 Cross-over

     Date, then the Holders of the Class B Certificates may exercise the rights given to the Senior Certificateholders and the Class A-5 Certificateholders under this Section.

     SECTION 11.05. Servicer to Pay Trustee's Fees and Expenses.

     The Servicer agrees:

          (a) that the Servicer shall pay to the Trustee reasonable compensation on each Remittance Date for all services rendered by it hereunder (which compensation is set forth in a prior agreement between the Servicer and the Trustee which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, that the Servicer shall reimburse the Trustee on each Remittance Date, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of it agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder.

     The covenants in this Section 11.05 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

     SECTION 11.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers, and, approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000 provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section

310(a)(2) of the Trustee Indenture Act of 1939, as amended and the Trustee shall be subject to supervision and examination by a federal or state authority having jurisdiction over depositary institutions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.06, the combined capital and surplus of such Personshall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times have a long-term deposit rating of at least Baa3 and BBB, by Moody's and Standard & Poor's, respectively, or a short-term debt rating of at least P-3 and A-3 by Moody's and Standard & Poor's, respectively, or as such Rating Agency shall otherwise deem acceptable. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

     SECTION 11.07. Resignation or Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Company and the Rating Agencies. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Servicer and the Company and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If, at any time, the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee. If the Company shall have removed the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee. Upon appointment of any successor Trustee, the Trustee being replaced shall change the name of the Certificate Account to the name of such successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.08.

     SECTION 11.08. Successor Trustee.

     Any successor Trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Servicer, the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor

Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Servicer, the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
11.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.06.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 11.08, the Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to each Certificateholder at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 11.09. Merger or Consolidation of Trustee.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trustee business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 11.10. Obligor Claims.

     In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Contracts based upon provisions therein or upon other rights or remedies arising from, any legal requirements applicable to the Contracts, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. ss. 433) as amended from time to time:

          (a) The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any seller of Manufactured Homes, in the arrangement, origination or making of Contracts. The Trustee is the holder of the Contracts only as trustee on behalf of the Certificateholders, and not as a principal or in any individual or personal capacity.

          (b) The Trustee shall not be personally liable for or obligated to pay Obligors, any affirmative claims asserted thereby, or responsible to Certificateholders for any offset defense amounts applied against Contract payments, pursuant to such legal actions.

          (c) The Trustee will pay, solely from available Trust money, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially-approved settlement agreements, resulting from such legal actions.

          (d) The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders.

          (e) The Trustee will cooperate with and assist Certificateholders in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses (including the reasonable costs and expenses of counsel) arising therefrom.

          (f) CITSF hereby agrees to indemnify, hold harmless and defend the Company, the Trustee and Certificateholders from and against any and all liability, loss, costs and expenses of the Company, the Trustee and Certificateholders resulting from any affirmative claims for recovery asserted or collected by Obligors under the Contracts. Notwithstanding any other provision of this Agreement, the obligation of CITSF under this
     Section 11.10(f) shall not terminate upon a Service Transfer pursuant to
     Article VII; provided, however, that CITSF is not obligated under this Section on account of any claims arising due to the actions of any successor Servicer.

     SECTION 11.11. Separate Trustees and Co-Trustees.

     The Company shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of conforming to any legal requirement, restriction or condition (i) with respect to the holding of the Contracts or the Contract Files or (ii) with respect to the enforcement of a Contract in any state in which a Manufactured Home is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all Certificateholders and shall, subject to the provisions of the following paragraph, have such power, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.

     Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (a) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (b) all other rights, powers, duties and obligations conferred or imposed upon the Trustee, to the extent also imposed upon such separate trustees, co-trustees or custodians, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including holding of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee, or custodian;

          (c) no separate trustee, co-trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other separate trustee, co-trustee or custodian hereunder; and

          (d) the Company may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it.

     If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian. The reasonable fees and expenses of any such separate trustee, co-trustee or custodian shall be treated as additional fees and expenses of the Trustee subject to Section 11.05 and payable by the Servicer if and only to the extent the Servicer shall have consented in writing to his or its appointment, which consent shall not be unnecessarily withheld.

     SECTION 11.12. Trustee May Own Certificates.

     The Trustee in its individual or other capacity may become the owner or pledgee of Certificates representing less than all the beneficial interest in the Trust with the same rights as it would have if it were not Trustee.

     SECTION 11.13. Agents of Trustee.

     To the extent not prohibited by law and not inconsistent with the terms of this Agreement (including, without limitation, Section 11.11), the Trustee may, with the prior consent of the Company, appoint one or more agents to carry out ministerial matters on behalf of the Trustee under this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS

     SECTION 12.01. Servicer Not To Resign.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under this Agreement or applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.03.

     SECTION 12.02. Maintenance of Office or Agency.

     The Trustee will maintain, at its own expense, an office in New York City. Such offices are currently located at Harris Trust and Savings Bank, 77 Water Street, 5th Floor, New York, New York 10005. The Trustee will give prompt written notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 12.03. Termination.

     (a) Subject to the other provisions of this Section, the respective obligations and responsibilities of the Company, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Remittance Date to Certificateholders and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Remittance Date pursuant to this Section 12.03 following the earlier of: (i) the purchase by the Company or the Servicer on any Remittance Date of all Contracts and all property acquired in respect of any Contract remaining in the Trust pursuant to Section 8.03(a)(i), (ii) the sale by the Trustee on any Remittance Date of all Contracts and all property acquired in respect of any Contract remaining in the Trustee pursuant to Section 8.03(a)(ii) or (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Contract remaining in the Trust or the disposition of all property acquired upon repossession of any Manufactured Home; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     (b) Notice of any termination, specifying the Final Remittance Date (which shall be a date that would otherwise be a Remittance Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Servicer (if the Company or the Servicer is exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed out not earlier than the 15th day and not later than the 25th day of the month (or, in the case of final payment of liquidation of the last contract remaining in the Trust, as promptly as practicable after receipt of such final payment or liquidation) next preceding the month of such final distribution specifying (i) the Final Remittance Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee herein specified. Such notice shall provide that, in addition to any other office or agency of the Trustee designated therein, the presentation and surrender of Certificates as aforesaid may occur at an office or agency of the Trustee in New York City specified therein. If the Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee, the Certificate Registrar and to the Rating Agencies at the time such notice is given to Certificateholders. In the event such notice is given by the Servicer, the Company or the Servicer shall deposit in the Certificate Account on or before the Final Remittance Date in immediately available funds an amount equal to the purchase price for the assets of the Trust computed as above provided.

     (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, in accordance with written instructions from the Servicer, in the following order of priority, to Certificateholders on the final Remittance Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Senior Certificates, the Senior Certificate Principal Balance, together with any unpaid interest at the related Remittance Rate and interest for the related Accrual Period at the related Remittance Rate on the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance, as appropriate, (ii) as to the Class A-5 Certificates, the Class A-5 Principal Balance, together with any unpaid interest thereon at the Class A-5 Remittance Rate and interest for the related Accrual Period at the Class A-5 Remittance Rate, (iii) as to the Class B Certificates, the Class B Principal Balance, together with any unpaid interest thereon at the Class B Remittance Rate and interest for the related Accrual Period at the Class B Remittance Rate on the Class B Principal Balance, and (iv) as to the Class R Certificates, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i)-(iv) above.

     (d) In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Remittance Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer (if the Company or the Servicer exercised its right to purchase the assets of the Trust) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If, within one year after the second notice, all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

     (e) Upon any termination pursuant to this Section, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as described in
Section 860F of the Code, or (ii) cause the Trust REMIC to fail to qualify as a REMIC at any time that any Senior Certificates, Class A-5 Certificates or Class B Certificates are outstanding:

          (i) Within ninety (90) days prior to the Final Remittance Date set forth in the notice given by the Servicer or the Trustee under this Section, the Holders of 100% of the aggregate Percentage Interests evidenced by the Class R Certificates shall adopt a plan of complete liquidation of the Trust; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Remittance Date, the Servicer as agent of the Trustee shall sell all of the assets of the Trust to the Company or the Servicer as the case may be, for cash.

     By their acceptance of the Class R Certificates, the holders thereof hereby agree to adopt such a plan of complete liquidation upon the written request of the Servicer or the Company and to take such other action in connection therewith as may be reasonably requested by CITSF.

     SECTION 12.04. Acts of Certificateholders.

     (a) Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver, or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates of the specified Class or Classes evidencing, as to each such Class, Percentage Interests aggregating 51% or more.

     (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Servicer and the Company if made in the manner provided in this Section.

     (c) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (d) The ownership of Certificates shall be proved by the Certificate Register.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Servicer or the Company in reliance thereon, whether or not notation of such action is made upon such security.

     (f) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     SECTION 12.05. Calculations.

     Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year consisting of twelve thirty-day months and will be carried out to at least three decimal places.

     SECTION 12.06. Assignment or Delegation by the Servicer; Merger or Consolidation of the Company, CITSF or the Servicer.

     Except as specifically authorized hereunder, and except for its obligations as Servicer, in respect of which a transfer thereof is dealt with under Article VII, the Servicer may not assign or delegate any of its rights or obligations hereunder, except its right to receive any fees pursuant to this Agreement, absent the prior written consent of Holders of Certificates of each Class evidencing, as to each such Class, Percentage Interests aggregating 66-1/2% or more, and any attempt to do so without such consent shall be void. Notwithstanding the foregoing, CITSF may not delegate its obligation to repurchase contracts under Section 3.05.

     Notwithstanding the foregoing, any person into which the Company, CITSF or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company, CITSF or the Servicer shall be a party, or any Person succeeding to the business of the Company, CITSF or the Servicer, shall be the successor of the Company, CITSF or the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the criteria set forth in the definition of an Eligible Servicer. Each of CITSF, the Company and the Servicer shall promptly notify the Rating Agencies of any such merger to which it is a party.

     Neither the Company nor the Servicer, nor any of the directors, officers, employees or agents of the Company or the Servicer, shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its or his obligations in compliance with any standard of care set forth in this Agreement, or any liability which otherwise would be imposed by reason of any breach of the terms and conditions of this Agreement. The Company, the Servicer and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Company nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action, which arises under this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Company or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable to in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders thereunder and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Certificate Account and the Company and the Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

     SECTION 12.07. Amendment.

     (a) This Agreement may be amended from time to time by agreement of the Trustee, the Company, and the Servicer at any time, without the consent of any of the Certificateholders, (i) to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (ii) to make such changes as are necessary to maintain the status of the Trust as a REMIC, (iii) to add or amend any provisions as required by Moody's, Standard & Poor's or any other NRSRO in order to maintain or improve any rating of the Certificates (it being understood that, after the rating required by Section 2.02 hereof has been obtained, neither the Trustee, the Company nor CITSF is obligated to maintain or improve such rating),
(iv) to add such provisions or change in any manner or eliminate any provisions herein in connection with the delivery of Alternate Credit Enhancement, establish accounts for the benefit of the Alternate Credit Enhancer, grant security interests therein and provide for the investment of funds in any such account, and grant other rights to such Alternate Credit Enhancer incidental thereto, or (v) to add any other provisions not inconsistent with any other provision herein upon receipt of an Opinion of Counsel to the Servicer addressed to the Trustee that such amendment will not adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the status of the Trust as a REMIC under the Code and under relevant state and local law).

     (b) This Agreement may also be amended from time to time by the Company, the Servicer and the Trustee, with the consent of Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating 51% or more, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Certificate without the consent of the holder of each Certificate affected thereby, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding, (iii) result in the disqualification of the Trust REMIC as a REMIC under the Code, (iv) adversely affect the status of the Trust as a REMIC or the status of the Certificates as "regular interests" therein, (v) cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860G(d)(1) of the Code, or (vi) adversely affect in any material respect the interest of the Class R Certificateholders without the unanimous consent of the Class R Certificateholders.

     (c) This Agreement may also be amended from time to time, without the consent of any of the Certificateholders, by the Company, the Servicer and the Trustee to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to (i) maintain the qualification of the Trust REMIC as a REMIC under the Code and under relevant state and local law or avoid, or reduce the risk of, the imposition of any tax on the Trust under the Code that would be a claim against the Trust assets, provided that (A) there shall have been delivered an Opinion of Counsel addressed to the Trustee to the effect that such action is necessary to maintain such qualification or avoid any such tax or reduce the risk of its imposition and (B) such amendment shall not have any of the effects described in the proviso to Section 12.07(a), or (ii) prevent the Trust from entering into any "prohibited transaction" as defined in Section 860F of the Code, provided that such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (including, without limitation, the maintenance of the Trust REMIC as a REMIC under the Code and under relevant state and local law).

     (d) This Agreement shall not be amended under this section without the consent of any of the Certificateholders if such amendment would result in the disqualification of the Trust REMIC as a REMIC under the Code or relevant state and local law.

     (e) Promptly after the execution of any amendment or consent pursuant to this Section, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder (but only if such amendment is pursuant to Section 12.07(b) and affects the Class of Certificates held by such Certificateholder) and, in all cases, to the Rating Agencies (which shall be furnished no later than 5 days after the execution and delivery thereof), which notification will be prepared by the Servicer and delivered to the Trustee.

     (f) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (g) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     (h) In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

     (i) Upon the execution of any amendment or consent pursuant to this Section, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Holder of Certificates theretofore or thereafter issued hereunder shall be bound thereby.

     SECTION 12.08. Contribution of Assets.

     Following the Closing Date, the Trustee shall not accept any contribution of additional assets to the Trust unless the Trustee has received an Opinion of Counsel addressed to the Trustee to the effect that (i) the contribution of such assets into the Trust will not cause the Trust REMIC to fail to qualify as a REMIC under the Code and under the relevant state and local law and (ii) such contribution will not cause the imposition of a tax on "prohibited transactions" (as defined in Section 860F of the Code or under similar provisions under the relevant state and local law) or on contributions to the Trust after the "start-up day" (as defined in Section 860G of the Code or under similar provisions under the relevant state and local law) with respect thereto.

     SECTION 12.09. Notices.

     All communications, instructions, directions and notices pursuant hereto to the Company, the Servicer and the Trustee and the Rating Agencies shall be in writing and delivered or mailed to it at the appropriate following address:

     If to the Company:

     The CIT Group Securitization Corporation II
     650 CIT Drive
     Livingston, New Jersey  07039
     Attention:  President

     If to the Servicer:

     The CIT Group/Sales Financing, Inc.
     650 CIT Drive
     Livingston, New Jersey  07039
     Attention:  President

     If to the Trustee or the Paying Agent:

     Harris Trust and Savings Bank
     311 West Monroe Street, 12th Floor
     Chicago, Illinois 60606
     Attention:  Indenture Trust Administration

     If to Moody's:

     Moody's
     95 Church Street
     New York, New York  10007
     Attention:  Mark Stancher

     If to Standard & Poor's:

     Standard and Poor's Structured Ratings Group
     25 Broadway
     New York, New York  10004
     Attention  ABS Group/Market Surveillance

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

     All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

     SECTION 12.10. Merger and Integration.

     Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

     SECTION 12.11. Reliance on Credit.

     The parties hereto acknowledge that, with respect to receiving payments on the Certificates, the Certificateholders are relying on the Obligors to make payments on the Contracts and not on the creditworthiness of the Company, CITSF, Holdings or any of their respective affiliates, except insofar as the Holders of the Class B Certificates are relying, in part, on any payments to be made by Holdings under the Limited Guarantee. The parties hereto further acknowledge that the transfer of any Contracts by CITSF to the Company or by the Company to the Trust is intended to be a true sale of such Contracts, and not a financing, such that creditors of CITSF and the Company are intended to have no further claim to the Contracts or any payments made thereon as a source of repayment of any indebtedness of CITSF or the Company to such creditors.

     SECTION 12.12. No Bankruptcy Petition.

            Each of CITSF, the Trustee and the Servicer agrees that, prior to the date which is one year and one day after the payment in full of the Offered Certificates it will not institute against, or join any other person in instituting against, the Company or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

     SECTION 12.13. Headings.

     The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 12.14. Governing Law.

     This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard to its conflict-of-laws provisions.

     SECTION 12.15. Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of November 1, 1995.

                                THE CIT GROUP/SALES FINANCING, INC.

                                By:   /s/ Richard W. Bauerband
                                      Name:  Richard W. Bauerband
                                      Title: Executive Vice President


                                THE CIT GROUP SECURITIZATION
                                 CORPORATION II

                                By:   /s/ Richard W. Bauerband
                                      Name:  Richard W. Bauerband
                                      Title: Executive Vice President


                                HARRIS TRUST AND SAVINGS BANK,
                                    not in its individual
                                    capacity but solely as
                                    Trustee

                                 By:   /s/ Robert D. Foltz
                                       Name:  Robert D. Foltz
                                       Title: Vice President

                                                                     Exhibit A-1

                         [FORM OF CLASS A-1 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class A-1 (Senior)                              No. ____

Date of Pooling and Servicing Agreement:  As    Remittance Rate:  5.90%.
of November 1, 1995

                                                Denomination:  $__________

Cut-off Date:  November 1, 1995                 Aggregate Denomination of
                                                All Class A-1
                                                Certificates:  $36,263,000

First Remittance Date:                          Final Remittance Date:
December 15, 1995                               May 15, 2026

Servicer: The CIT Group/Sales                   CUSIP:  125585 AG4
              Financing, Inc.


                                     A-1-1

                          MANUFACTURED HOUSING CONTRACT
                  SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,

                        SERIES 1995-2 CLASS A-1 (SENIOR)

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the denomination specified above in certain monthly distributions with respect to a Trust consisting of a pool of manufactured housing installment sales contracts and installment loan agreements (including, without limitation, all related security interests and mortgages and any and all rights to payments which are received pursuant thereto on or after November 1, 1995) sold by The CIT Group Securitization Corporation II (the "Company"), which manufactured housing contracts were originated or acquired by The CIT Group/Sales Financing, Inc. ("CITSF") and are serviced by CITSF. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1995, among the Company, as Seller, CITSF, as Servicer, and Harris Trust and Savings Bank, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month commencing December 15, 1995 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-1 Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance
Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the portion of interest and principal to be distributed to the Class A-1 Certificateholders. The final scheduled Remittance Date of this Certificate is May 15, 2026 or the next succeeding Business Day if such date is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     A-1-2

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-1-3

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated: November __, 1995                    THE CIT GROUP SECURITIZATION
                                             CORPORATION II

                                            By:____________________________
                                                    Authorized Officer
[Form of Certificate of Authentication]
This is one of the Certificates referred
to in the within-mentioned Agreement.

_______________________, or                 HARRIS TRUST AND SAVINGS BANK

Authenticating Agent

By:________________________                 By:____________________________
   Authorized Signatory                            Authorized Signatory

[Signature page to Class A-1
Certificate Manufactured
Housing Contract Senior/
Subordinate Pass-Through
Certificate, Series 1995-2]





                                     A-1-4

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

                                        By_________________________
                                                  Signature





                                     A-1-5

                                                                     Exhibit A-2

                         [FORM OF CLASS A-2 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class A-2 (Senior)                             No. ______

Date of Pooling and Servicing Agreement: As    Remittance Rate:  6.00%.
of November 1, 1995

                                               Denomination:  $__________

Cut-off Date:  November 1, 1995                Aggregate Denomination of
                                               All Class A-2
                                               Certificates:  $35,456,000


First Remittance Date:                         Final Remittance Date:
December 15, 1995                              May 15, 2026

Servicer: The CIT Group/Sales                  CUSIP:  125585 AH2
              Financing, Inc.


                                     A-2-1

                          MANUFACTURED HOUSING CONTRACT
                  SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,

                        SERIES 1995-2 CLASS A-2 (SENIOR)

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the denomination specified above in certain monthly distributions with respect to a Trust consisting of a pool of manufactured housing installment sales contracts and installment loan agreements (including, without limitation, all related security interests and mortgages and any and all rights to payments received pursuant thereto on or after November 1,
1995) sold by The CIT Group Securitization Corporation II (the "Company"), which manufactured housing contracts were originated or acquired by The CIT Group/Sales Financing, Inc. ("CITSF") and are serviced by CITSF. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1995, among the Company, as Seller, CITSF, as Servicer, and Harris Trust and Savings Bank, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate,the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month commencing December 15, 1995 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-2 Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance
Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the portion of interest and principal to be distributed to the Class A-2 Certificateholders. The final scheduled Remittance Date of this Certificate is May 15, 2026 or the next succeeding Business Day if such date is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     A-2-2

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-2-3

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated: November __, 1995                      THE CIT GROUP SECURITIZATION
                                               CORPORATION II

                                              By:____________________________
                                                      Authorized Officer

[Form of Certificate of Authentication]
This is one of the Certificates referred to in the within-mentioned Agreement.

_______________________, or                   HARRIS TRUST AND SAVINGS BANK

Authenticating Agent

By:________________________                   By:____________________________
     Authorized Signatory                            Authorized Signatory

[Signature page to Class A-2
Certificate Manufactured
Housing Contract Senior/
Subordinate Pass-Through
Certificate, Series 1995-2]


                                     A-2-4

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

                                         By_________________________
                                                  Signature






                                     A-2-5

                                                                     Exhibit A-3

                         [FORM OF CLASS A-3 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class A-3 (Senior)                            No. _____

Date of Pooling and Servicing Agreement: As   Remittance Rate:  6.25%, subject
of November 1, 1995                           to a maximum rate equal, on each
                                              Remittance Date,to the weighted
                                              average of the Net Contract Rates
                                              of the Contracts as of the first
                                              day of the related Due Period

                                              Denomination:  $__________

Cut-off Date:  November 1, 1995               Aggregate Denomination of
                                              All Class A-3
                                              Certificates:  $24,434,000

First Remittance Date:                        Final Remittance Date:
December 15, 1995                             May 15, 2026

Servicer: The CIT Group/Sales                 CUSIP:  125585 AJ8
              Financing, Inc.




                                     A-3-1

                          MANUFACTURED HOUSING CONTRACT
                  SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,

                        SERIES 1995-2 CLASS A-3 (SENIOR)

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the denomination specified above in certain monthly distributions with respect to a Trust consisting of a pool of manufactured housing installment sales contracts and installment loan agreements (including, without limitation, all related security interests and mortgages and any and all rights to payments received pursuant thereto on or after November 1,
1995) sold by The CIT Group Securitization Corporation II (the "Company"), which manufactured housing contracts were originated or acquired by The CIT Group/Sales Financing, Inc. ("CITSF") and are serviced by CITSF. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1995, among the Company, as Seller, CITSF, as Servicer, and Harris Trust and Savings Bank, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month commencing December 15, 1995 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-3 Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance
Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the portion of interest and principal to be distributed to the Class A-3 Certificateholders. The final scheduled Remittance Date of this Certificate is May 15, 2026 or the next succeeding Business Day if such date is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     A-3-2

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-3-3

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated: November __, 1995                      THE CIT GROUP SECURITIZATION
                                               CORPORATION II

                                              By:____________________________
                                                      Authorized Officer

[Form of Certificate of Authentication]
This is one of the Certificates referred to in the within-mentioned Agreement.

_______________________, or                   HARRIS TRUST AND SAVINGS BANK

Authenticating Agent

By:________________________                   By:____________________________
     Authorized Signatory                              Authorized Signatory

[Signature page to Class A-3
Certificate, Manufactured
Housing Contract Senior/
Subordinate Pass-Through
Certificate, Series 1995-2]




                                     A-3-4

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

                                        By_________________________
                                                 Signature






                                     A-3-5

                                                                     Exhibit A-4

                         [FORM OF CLASS A-4 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class A-4 (Senior)                            No. _____

Date of Pooling and Servicing Agreement: As   Remittance Rate: 7.00%, subject to
of November 1, 1995                           a maximum rate equal to the
                                              weighted average the Net Contract
                                              Rates of the Contracts as of the
                                              first day of the related Due
                                              Period

                                              Denomination:  $__________

Cut-off Date:  November 1, 1995               Aggregate Denomination of
                                              All Class A-4
                                              Certificates:  $65,200,000


First Remittance Date:                        Final Remittance Date:
December 15, 1995                             May 15, 2026

Servicer: The CIT Group/Sales                 CUSIP:  125585 AK5
              Financing, Inc.







                                     A-4-1

                          MANUFACTURED HOUSING CONTRACT
                  SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,

                        SERIES 1995-2 CLASS A-4 (SENIOR)

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the denomination specified above in certain monthly distributions with respect to a Trust consisting of a pool of manufactured housing installment sales contracts and installment loan agreements (including, without limitation, all related security interests and mortgages and any and all rights to payments received pursuant thereto on or after November 1,
1995) sold by The CIT Group Securitization Corporation II (the "Company"), which manufactured housing contracts were originated or acquired by The CIT Group/Sales Financing, Inc. ("CITSF") and are serviced by CITSF. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1995, among the Company, as Seller, CITSF, as Servicer, and Harris Trust and Savings Bank, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate,the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month commencing December 15, 1995 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-4 Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance
Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the portion of interest and principal to be distributed to the Class A-4 Certificateholders. The final scheduled Remittance Date of this Certificate is May 15, 2026 or the next succeeding Business Day if such date is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     A-4-2

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-4-3

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  November __, 1995                      THE CIT GROUP SECURITIZATION
                                                CORPORATION II

                                               By:____________________________
                                                        Authorized Officer

[Form of Certificate of Authentication]
This is one of the Certificates referred to in the within-mentioned Agreement.

_______________________, or                    HARRIS TRUST AND SAVINGS BANK

Authenticating Agent

By:________________________                    By:____________________________
     Authorized Signatory                             Authorized Signatory

[Signature page to Class A-4
Certificate, Manufactured
Housing Contract Senior/
Subordinate Pass-Through
Certificate, Series 1995-2]






                                     A-4-4

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

                                       By_________________________
                                                 Signature









                                     A-4-5

                                                                     Exhibit B-1

                         [FORM OF CLASS A-5 CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS A-4 CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class A-5 (Subordinate)                    No. ____

Date of Pooling and Servicing Agreement:   Remittance Rate:  6.95%, subject to a
As of November 1, 1995                     maximum rate equal, on each
                                           Remittance Date, to the weighted
                                           average of the Net Contract Rates of
                                           the Contracts as of the first day of
                                           the related Due Period

                                           Denomination:  $________________

Cut-off Date:  November 1, 1995            Aggregate Denomination of All Class
                                           A-5 Certificates: $15,936,000

First Remittance Date: December 15, 1995   Final Remittance Date:  May 15, 2026

Servicer:   The CIT Group/Sales            CUSIP:  125585 AL3
                Financing, Inc.



                                     B-1-1

                          MANUFACTURED HOUSING CONTRACT
                  SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,

                     SERIES 1995-2, CLASS A-5 (SUBORDINATE)

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the denomination specified above in certain monthly distributions with respect to a Trust consisting of a pool of manufactured housing installment sales contracts and installment loan agreements (including, without limitation, all related security interests and mortgages and any and all rights to payments received pursuant thereto on or after November 1,
1995) sold by The CIT Group Securitization Corporation II (the "Company"), which manufactured housing contracts were originated or acquired by The CIT Group/Sales Financing, Inc. ("CITSF") and are serviced by CITSF. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1995, among the Company, as Seller, CITSF, as Servicer, and Harris Trust and Savings Bank, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month commencing December 15, 1995 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-5 Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance
Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the portion of interest and principal to be distributed to the Class A-5 Certificateholders. The final scheduled Remittance Date of this Certificate is May 15, 2026 or the next succeeding Business Day if such date is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account, to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     B-1-2

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-1-3

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  November __, 1995                      THE CIT GROUP SECURITIZATION
                                                CORPORATION II

                                               By:____________________________
                                                       Authorized Officer

[Form of Certificate of Authentication]
This is one of the Certificates referred to in the within mentioned Agreement.

_______________________, or                    HARRIS TRUST AND SAVINGS BANK

Authenticating Agent

By:________________________                    By:____________________________
     Authorized Signatory                             Authorized Signatory

[Signature page to Class A-5
Certificate, Manufactured
Housing Contract Senior/
Subordinate Pass-Through
Certificate, Series 1995-2]





                                     B-1-4

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                        By______________________
                                                      Signature






                                     B-1-5

                                                                     Exhibit B-2

                          [FORM OF CLASS B CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4 AND CLASS A-5 CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class B (Subordinate)                      No. ____

Date of Pooling and Servicing Agreement:   Remittance Rate: 7.65%, subject to a
As of November 1, 1995                     maximum rate equal, on each
                                           Remittance Date, to the weighted
                                           average of the Net Contract Rates of
                                           the Contracts as of the first day of
                                           the related Due Period

                                           Denomination:  $________________

Cut-off Date:  November 1, 1995            Aggregate Denomination of All Class B
                                           Certificates:  $21,912,194

First Remittance Date:                     Final Remittance Date:
December 15, 1995                          May 15, 2026

Servicer:  The CIT Group/Sales             CUSIP:  125585 AM1
               Financing, Inc.





                                     B-2-1

                          MANUFACTURED HOUSING CONTRACT
                  SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,

                      SERIES 1995-2, CLASS B (SUBORDINATE)

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC., THE CIT GROUP HOLDINGS, INC. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the denomination specified above in certain monthly distributions with respect to a Trust consisting of a pool of manufactured housing installment sales contracts and installment loan agreements (including, without limitation, all related security interests and mortgages and any and all rights to payments received pursuant thereto on or after November 1,
1995) sold by The CIT Group Securitization Corporation II (the "Company"), which manufactured housing contracts were originated or acquired by The CIT Group/Sales Financing, Inc. ("CITSF") and are serviced by CITSF. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1995, among the Company, as Seller, CITSF, as Servicer, and Harris Trust and Savings Bank, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the 15th day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month commencing December 15, 1995 so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class B Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Remittance
Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount equal to the Certificateholder's Percentage Interest of the portion of interest and principal to be distributed to the Class B Certificateholders. The final scheduled Remittance Date of this Certificate is May 15, 2026 or the next succeeding Business Day if such date is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account and the Limited Guarantee of The CIT Group Holdings, Inc., to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.


                                     B-2-2

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     B-2-3

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  November __, 1995                  THE CIT GROUP SECURITIZATION
                                            CORPORATION II

                                           By:____________________________
                                                   Authorized Officer

[Form of Certificate of Authentication]
This is one of the Certificates referred to in the within mentioned Agreement.

_______________________, or                HARRIS TRUST AND SAVINGS BANK

Authenticating Agent

By:________________________                By:____________________________
     Authorized Signatory                         Authorized Signatory

[Signature page to Class B
Certificate, Manufactured
Housing Contract Senior/
Subordinate Pass-Through
Certificate, Series 1995-2]




                                     B-2-4

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________ the within Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                     By______________________
                                                   Signature






                                     B-2-5

                                                                       Exhibit C

                          [FORM OF CLASS R CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN); ANY SUCH TRANSFER MUST ALSO SATISFY THE OTHER REQUIREMENTS OF SECTION 9.02 OF SUCH POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, AND CLASS B CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS IN RELIANCE UPON EXEMPTIONS PROVIDED BY SUCH ACTS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND PROVIDED SUCH SALE, PLEDGE OR TRANSFER IS MADE IN ACCORDANCE WITH SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN AND (B) IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

Class R (Subordinate)                         No. R-___
Date of Pooling and Servicing Agreement:      Percentage Interest:  100%
As of November 1, 1995
Cut-off Date:  November 1, 1995
First Remittance Date:  December 15, 1995     Final Remittance Date May 15, 2026
Servicer:  The CIT Group/Sales
               Financing, Inc.

                MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                    PASS-THROUGH CERTIFICATES, SERIES 1995-2

               Initial Principal Amount of the Trust: $199,201,194

     This certifies that The CIT Group Securitization Corporation II is the registered owner of the undivided Percentage Interest stated above in the Residual Interest in the Trust referred to herein, and entitled to certain distributions with respect to such Trust, which Trust consists of a pool of manufactured housing installment sales contracts and installment loan agreements, including, without limitation, all related security interests and mortgages and any and all rights to payments received pursuant thereto after November 1, 1995 (the "Contracts") sold by The CIT Group Securitization Corporation II (the "Company"), which manufactured housing contracts were originated or acquired by The CIT Group/Sales Financing, Inc. ("CITSF") and are serviced by CITSF. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1995, among the Company, as Seller, and CITSF, as Servicer, and Harris Trust and Savings Bank, as Trustee of the Trust (the "Trustee"). This Class R Certificate is one of the Class R Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Class R Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the 15th day (or if such is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month commencing December 15, 1995, so long as the Agreement has not been terminated, by check (or, if such Class R Certificateholder holds Class R Certificates with an aggregate Percentage Interest of at least 5% and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Remittance
Date) to the registered Class R Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, in an amount determined in accordance with Section
8.01 of the Agreement. The final scheduled Remittance Date of this Class R Certificate is May 15, 2026 or the next succeeding Business Day if such date is not a Business Day.

     The Class R Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class R Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Class R Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

            This Class R Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class R Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Class R Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Class R Certificate for registration of transfer at the office or agency maintained by the Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Class R Certificates evidencing the same aggregate amount of Class R Certificates will be issued to the designated transferee or transferees.

     As provided in the Agreement and subject to certain limitations therein set forth, this Class R Certificate is exchangeable for new Class R Certificates of authorized denominations evidencing the same aggregate Percentage Interest as requested by the holder surrendering the same.

     No transfer, sale, pledge or other disposition of any Certificate or any interest therein (including any transfer by a Certificate Owner of any interest in a Book-Entry Certificate) shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws or is made in a transaction that does not require such registration or qualification.

     In the event that a transfer of this Certificate or any interest herein is to be made in reliance upon the exemption from registration under the Securities Act contained in Rule 144A, such transfer shall be made only to a Qualified Institutional Buyer which is aware that the transfer of this Certificate is being made in reliance on Rule 144A and is acquiring this Certificate for its own account or for the account of a Qualified Institutional Buyer, as the case may be, and such transferee shall be deemed to have represented that the foregoing is true and correct and that such transferee understands that this Certificate has not been and will not be registered under the Securities Act and may not be reoffered, resold, pledged or otherwise transferred except (A) to a person who such transferee reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A and (B) in accordance with all applicable securities laws of the states of the United States.

     In the event that registration of a transfer of this Certificate or any interest herein is to be made in reliance upon an exemption from registration under the Securities Act (other than the exemption from registration contained in Rule 144A) and applicable state securities laws, the Company shall require, in order to assure compliance with the Securities Act, the transferee or the transferor of this Certificate to deliver to the Contract Seller and the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act (other than the exemption from registration contained in Section 3(a)(2) thereof). The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Servicer and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Neither this Certificate nor any beneficial interest herein may be directly or indirectly, assigned, sold, pledged, hypothecated or otherwise transferred except upon satisfaction of the conditions set forth in Section 9.02(d) of the Agreement pursuant to which this Certificate was issued. Any attempted transfer in violation of such restrictions shall be null and void and shall vest no rights in any purported transferee, and shall subject the Holder hereof to liability for any tax imposed (and related expenses, if any) with respect to such attempted transfer.

     No service charge will be made for any such registration of transfer of exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The holder of this Class R Certificate, by acceptance hereof, agrees that, in accordance with the requirements of Section 860D(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide that the Trust elects to be treated as a "real estate mortgage investment conduit" (a "REMIC") under the Code for such taxable year and all subsequent taxable years. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class B Certificates shall be "regular interests" in the REMIC and the Class R Certificates shall be the "residual interest" in the REMIC.

     Unless this Certificate has been authenticated by the Trustee or its Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purposes.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

Dated:  November __, 1995                  THE CIT GROUP SECURITIZATION
                                            CORPORATION II

                                           By:____________________________
                                                   Authorized Officer

[Form of Certificate of Authentication]
This is one of the Certificates referred to in the within mentioned Agreement.

_______________________, or                HARRIS TRUST AND SAVINGS BANK

Authenticating Agent

By:______________________                  By:____________________________
    Authorized Signatory                          Authorized Signatory

[Signature page to Class R
Certificate, Manufactured
Housing Contract Senior/
Subordinate Certificates,
Series 1995-2]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ the within Manufactured Housing Contract
Senior/Subordinate Pass-Through Certificate, and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                    By________________________
                                                   Signature

                                                                       Exhibit D

                              [FORM OF ASSIGNMENT]

     In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1995, among The CIT Group/Sales Financing Inc. ("CITSF"), The CIT Group Securitization Corporation II (the "Company"), and Harris Trust and Savings Bank, as Trustee, the Company does hereby sell, transfer, assign, set over and otherwise convey to the Trustee on behalf of the Trust created by the Agreement, (i) all right, title and interest of the Company in the manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") (including, without limitation, all security interests in the manufactured homes securing such Contracts and any related Mortgages and any payments of principal and interest which are received pursuant thereto after November 1, 1995, identified in the List of Contracts delivered pursuant to Section 2.03(a) of the Agreement, which List of Contracts is also attached hereto as Exhibit A, (ii) all rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract and all rights under any blanket hazard insurance policy and the proceeds from any Contract Holders' Errors and Omissions Protection Policy, to the extent they relate to the Manufactured Homes related thereto, (iii) all documents contained in the Contract Files with respect to the Contracts, and (iv) all proceeds in any way derived from any of the foregoing. All capitalized terms used herein without definition have the meanings ascribed to such terms in the Agreement.

     This Assignment is made pursuant to Section 2.03(g) of the Agreement.

     This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ___ day of November, 1995.

                                           THE CIT GROUP SECURITIZATION
                                            CORPORATION II

                                           By:  ____________________________
                                                Name:
                                                Title:

                                                                       Exhibit E

                  [FORM OF CERTIFICATE OF OFFICERS FOR THE CIT
                          GROUP/SALES FINANCING, INC.]

                     THE CIT GROUP/SALES FINANCING, INC.

                             CERTIFICATE OF OFFICERS

     The undersigned certifies that [he/she] is the [title], of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such is duly authorized to execute and deliver this certificate on behalf of CITSF in connection with the Pooling and Servicing Agreement, dated as of November 1, 1995 (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and Harris Trust and Savings Bank, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

          (i) attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of CITSF, together with all amendments thereto as in effect on the date hereof;

          (ii) attached hereto as Exhibit II is a true and correct copy of the By-laws of CITSF, as amended, as in effect on the date hereof;

          (iii) the representations and warranties of CITSF contained in Sections 3.01 and 3.04 of the Agreement are true and correct on and as of the date hereof and, to the best of their knowledge, the representations and warranties of CITSF contained in Sections 3.02 and 3.03 of the Agreement are true and correct on and as of the date hereof;

          (iv) no event with respect to CITSF has occurred and is continuing which would constitute an Event of Termination or an event that, with notice or lapse of time or both, would become an Event of Termination under the Agreement; and

          (v) each of the agreements and conditions of CITSF to be performed on or before the date hereof pursuant to the Agreement have been performed in all material respects.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ______ day of November, 1995.

                                                -------------------------
                                                Name:
                                                Title:

                                                                       Exhibit F

                     [FORM OF OPINION OF COUNSEL FOR THE CIT
                          GROUP/SALES FINANCING, INC.]

                       [Letterhead of THE CIT GROUP/SALES
                                FINANCING, INC.]

                                                November __, 1995

CS First Boston Corporation
Morgan Stanley & Co., Incorporated
c/o CS First Boston Corporation
55 East 52nd Street
New York, N.Y.  10055

Moody's Investors Service, Inc.
99 Church Street
New York, N.Y.  10007-2701

Standard & Poor's Structured Ratings Group
25 Broadway
New York, N.Y.  10004

Harris Trust and Savings Bank
311 West Monroe Street, 12th Floor
Chicago, IL 60606

Dear Sirs,

     I have acted as counsel to The CIT Group/Sales Financing, Inc. ("CITSF") and The CIT Group Securitization Corporation II, a Delaware corporation (the "Company"), in connection with the sale of Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1995-2 (the "Certificates") representing interests in a trust consisting of a pool of manufactured housing installment sale contracts and installment loan agreements (collectively, the "Contracts") and certain related property. The Company purchased Contracts from CITSF pursuant to a Sale and Purchase Agreement, dated as of November 1, 1995 (the "Sale and Purchase Agreement"), by and between CITSF and the Company. Certain of the Contracts were purchased by CITSF from The CIT Group/Consumer Finance, Inc. (NY) ("CITCF-NY") pursuant to a Sale and Purchase Agreement, dated as of November 1, 1995 (the "NY Sale and Purchase Agreement"), by and between CITSF and CITCF-NY. Pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1995 (the "Pooling and Servicing Agreement"), among the Company, CITSF and Harris Trust and Savings Bank, as Trustee (the "Trustee"), the Company will transfer the Contracts to the Trustee to establish a trust (the "Trust") the corpus of which will consist of the Contracts and certain other property transferred by the Company to the Trustee.

     The Certificates, which will be issued in seven classes and will represent beneficial interests in the Trust, will be issued pursuant to the Pooling and Servicing Agreement. The Class A-1 Certificates will represent an initial 18.20% (approximate) undivided interest in the Trust; the Class A-2 Certificates will represent an initial 17.80% (approximate) undivided interest in the Trust; the Class A-3 Certificates will represent an initial 12.27% (approximate) undivided interest in the Trust; the Class A-4 Certificates will represent an initial 32.73% (approximate) undivided interest in the Trust; the Class A-5 Certificates will represent an initial 8.00% (approximate) undivided interest in the Trust; the Class B Certificates will represent an initial 11.00% (approximate) undivided interest in the Trust; and the Class R Certificates will represent an undivided residual interest in the Trust. The Pooling and Servicing Agreement provides that, to the extent set forth therein, certain of the rights of the holders of the Class A-5, Class B and Class R Certificates to receive distributions from the Trust will be subordinate to the rights of the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

     All capitalized terms used herein and not defined shall have the meanings assigned to them in the Pooling and Servicing Agreement.

            In rendering the following opinions, I have examined (i) the Sale and Purchase Agreement; (ii) the Pooling and Servicing Agreement; (iii) the Certificate of Incorporation of the Company, CITSF and CITCF-NY; (iv) the By-laws of the Company, CITSF and CITCF-NY; (v) copies of certain unanimous consents adopted by the Board of Directors of the Company, CITSF and CITCF-NY authorizing the issuance and sale of the Certificates and the purchase or sale of the Contracts; (vi) the forms of the Certificates; (vii) the Registration Statement on Form S-11 and Exhibits thereto filed with the Securities and Exchange Commission (the "Commission") on October 17, 1994 as amended by Amendment No. 1 filed with the Commission on December 27, 1994, Post-Effective Amendment No. 1 filed with the Commission on November 15, 1995 and Post-Effective Amendment No. 2 dated October 24, 1995 (collectively, the "Registration Statement"); (viii) the Prospectus dated November 10, 1995, the Preliminary Prospectus Supplement dated November 10, 1995 and the Prospectus Supplement dated November 14, 1995 (collectively, the "Prospectus"); and (ix) the Underwriting Agreement, dated November 14, 1995 by and between the Company and CS First Boston Corporation as representative of the several underwriters listed in Schedule I thereto (collectively the "Underwriters") (the "Underwriting Agreement"). I have also examined such other documents and made such investigations of law as I have considered necessary and appropriate for the purposes of the opinions expressed herein. I have assumed the authenticity of signatures on original documents and the conformity to the original of all documents submitted to me as certified, conformed or photostatic copies and have relied as to all matters of fact on certificates, representations or statements by officers of the Company, CITSF, the Underwriters or the Trustee. Insofar as the opinions below relate to performance after the date hereof pursuant to documents referred to herein, I have assumed that each party to such documents (other than the Company, CITSF and CITCF-NY) will perform its obligations under such documents in accordance with their terms and that all authorizations, laws, regulations and other circumstances related to such performance are the same as in effect on the date hereof.

     In making my examination of agreements, instruments and other documents and in giving opinions herein, I have assumed that the Trustee and the Underwriters have and had the power and capacity to execute and deliver such agreements, instruments and other documents and to perform all of its obligations thereunder and that such agreements, instruments and other documents were duly authorized by all requisite action by or on behalf of the Trustee and the Underwriters, were duly executed, acknowledged, as necessary, and delivered by or on behalf of and are the legal, valid and binding obligations of, and are enforceable in accordance with their terms against, the Trustee and the Underwriters.

     Based upon, and subject to, the foregoing I am of the opinion that:

          (i) The Company and CITSF have each been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware. CITCF-NY has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York.

          (ii) The Company, CITSF and CITCF-NY each has the corporate power and corporate authority to carry on their respective businesses as described in the Prospectus and to own and operate their respective properties in connection therewith.

          (iii) The Company, CITSF and CITCF-NY are each corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization and each has the corporate power to own its assets and to transact the business in which it is currently engaged and to perform their respective obligations under each of the Pooling and Servicing Agreement, the Sale and Purchase Agreement, the NY Sale and Purchase Agreement , the Letter of Representations to The Depository Trust Company and the Underwriting Agreement (the "Basic Documents"). The Company, CITSF and CITCF-NY are each qualified to do business as a foreign corporation and each is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company, CITSF or CITCF-NY, respectively or on their ability to perform their respective obligations under the Basic Documents.

     (iv) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and CITSF, and each is a valid and binding obligation of the Company and CITSF enforceable against each of the Company and CITSF in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnity thereunder may be limited under applicable law.

          (v) The execution and delivery by each of the Company, CITSF and CITCF-NY of each of the Basic Documents to which it is a party have been duly authorized, executed and delivered by each of the Company, CITSF and CITCF-NY, and each constitutes a valid and binding obligation of, each of the Company, CITSF and CITCF-NY in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (vi) The execution and delivery by each of the Company, CITSF and CITCF-NY of each of the Basic Documents to which it is a party, the performance of their respective obligations thereunder and the signing of the Registration Statement by the Company are within the corporate power of the Company, CITSF and CITCF-NY, as applicable, and have been duly authorized by all necessary corporate action on the part of the Company, CITSF and CITCF-NY, as applicable; and neither the issue and sale of the Certificates, nor the consummation of the transactions contemplated herein nor the fulfillment of the terms hereof will, to the best of my knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company, CITSF or CITCF-NY pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, CITSF or CITCF-NY is a party or by which either may be bound or to which the property or assets of the Company, CITSF or CITCF-NY are subject (which contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments have been identified by the Company, CITSF or CITCF-NY to me), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company, CITSF or CITCF-NY or, to the best of my knowledge, any law, administrative regulation or administrative or court decree of any state or federal courts, regulatory bodies, other body, governmental entity or arbitrator having jurisdiction over the Company, CITSF or CITCF-NY.

          (vii) The Company has duly authorized, executed and delivered the written order to the Trustee to execute and deliver the Certificates.

          (viii) To the best of my knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any New Jersey, New York or federal court or governmental authority or agency is required for the consummation by the Company, CITSF or CITCF-NY of the transactions contemplated by the Underwriting Agreement, except such as may be required under the Securities Act of 1933 as amended, or the Rules and Regulations, or state securities or Blue Sky laws.

          (ix) There are no legal or governmental proceedings pending to which the Company, CITSF or CITCF-NY is a party or of which any property of the Company, CITSF or CITCF-NY is the subject, and no such proceedings are known by me to be threatened or contemplated by governmental authorities or threatened by others, (A) that are required to be disclosed in the Registration Statement or (B) (1) asserting the invalidity of all or part of any of the Basic Documents, (2) seeking to prevent the issuance of the Certificates, (3) that could materially and adversely affect the Company's, CITSF's or CITCF-NY's obligations under any of the Basic Documents or
(4) seeking to affect adversely the federal or state income tax attributes of the Certificates.

          (x) I am familiar with CITSF's and CITCF-NY's standard operating procedures relating to CITSF's and CITCF-NY's acquisition of a perfected first priority security interest in the manufactured homes financed by CITSF and CITCF-NY pursuant to manufactured housing installment sale contracts and installment loan contracts in the ordinary course of CITSF's and CITCF-NY's business. Assuming that CITSF's standard procedures are followed with respect to the perfection of security interests in the manufactured homes securing the Contracts (the "Manufactured Homes") (and I have no reason to believe that CITSF or CITCF-NY has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Manufactured Homes), CITSF and CITCF-NY has acquired or will acquire a perfected first priority security interest in the Manufactured Homes.

          (xi) The Contracts are (i) chattel paper, as defined in the UCC in the State of New Jersey and/or (ii) Land-Secured Contracts, as defined in the Prospectus. The Land-Secured Contracts are evidenced by either notes which are instruments, as defined in the UCC in the State of New Jersey or by installment sale contracts which are chattel paper as defined in the UCC in the State of New Jersey.

          (xii) When the Sale and Purchase Agreement has been duly executed and delivered by all parties thereto and the purchase price has been paid to CITSF by the Company in the manner specified in the Sale and Purchase Agreement, all of CITSF's right, title and interest in and to the Contracts and any security interests securing the Contracts will have been conveyed to the Company and the Company will be the holder of a valid and binding security interest in the Contracts against CITSF.

          (xiii) The form of assignment to be executed and delivered by the Company to the Trustee pursuant to the Pooling and Servicing Agreement is sufficient in form and substance to convey to the Trustee all of the Company's right, title and interest in and to the Contracts and any security interests securing the Contracts. When the Basic Documents have each been duly executed and delivered by all parties thereto, the assignment described in the Pooling and Servicing Agreement has been duly executed and delivered to the Trust by the Company, the purchase price therefor has been paid to the Company by the Trust in the manner specified in the Pooling and Servicing Agreement, and the Certificates have been duly executed and duly authenticated and delivered by the Trustee to or upon the order of the Company in accordance with the Pooling and Servicing Agreement, all of the Company's right, title and interest in and to the Contracts and any security interests securing the Contracts will have been conveyed to the Trust and the Trust will be the holder of a valid and binding security interest in the Contracts against the Company.

          The foregoing opinion is given on the express understanding that the undersigned is an officer of the Company and CITSF and shall in no event incur any personal liability in connection with the said opinion.

          I am furnishing this opinion to you solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to or relied on by any other person or for any other purpose.

                                                  Very truly yours,


                                                  Norman H. Rosen

                                                                       Exhibit G

               FORM OF TRUSTEE'S ACKNOWLEDGMENT AND CERTIFICATION

     Harris Trust and Savings Bank, a national banking association, acting as Trustee (the "Trustee") of the trust created pursuant to the Pooling and Servicing Agreement dated as of November 1, 1995 among The CIT Group Securitization Corporation II, The CIT Group/Sales Financing, Inc. and the Trustee (the "Agreement"), acknowledges, pursuant to Section 2.06 of the Agreement, that the Trustee has received, and holds in trust thereunder the following through the Servicer as custodian: (i) all right, title and interest of the Company in the manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") including, without limitation, all security interests in the manufactured homes securing such Contracts and any related Mortgages and any payments of principal and interest which are received pursuant thereto after November 1, 1995, identified in the List of Contracts delivered pursuant to Section 2.03(a) of the Agreement, which List of Contracts is also attached hereto as Exhibit A, (ii) all rights under any Hazard Insurance Policy relating to a Manufactured Home securing an Contract for the benefit of the creditor of such Contract and all rights under any blanket hazard insurance policy and the proceeds from any Contract Holders' Errors and Omissions Protection Policy, to the extent they relate to the Manufactured Homes related thereto, (iii) all documents contained in the Contract Files with respect to the Contracts, and (iv) all proceeds in any way derived from any of the foregoing. The Trustee shall issue to, or upon the written order of, the Company, the Certificates representing ownership of a beneficial interest in 100% of the Trust. Capitalized terms used herein have the meanings given them in the Agreement.

     IN WITNESS WHEREOF, Harris Trust and Savings Bank, as Trustee, has caused this acknowledgment to be executed by its duly authorized officer as of this ___ day of November, 1995.

                                        HARRIS TRUST AND SAVINGS BANK,

                                        as Trustee

                                        By_____________________
                                          Name:
                                          Title:

                                        By_____________________
                                          Name:
                                          Title:

                                                                       Exhibit H

                       THE CIT GROUP/SALES FINANCING, INC.

                        CERTIFICATE OF SERVICING OFFICERS

     The undersigned certify that they are the [title] and [title], respectively of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CITSF pursuant to Section 6.02 of the Pooling and Servicing Agreement, dated as of November 1, 1995 (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and Harris Trust and Savings Bank, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

     1. The Monthly Report for the period from _________ to _______ attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

     2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

     IN WITNESS WHEREOF, we have affixed hereunto our signatures this ____ day of ________, 199_.

                                        THE CIT GROUP/SALES FINANCING, INC.

                                        By:_______________________________
                                           [Name]
                                           [Title]

                                        By:_______________________________
                                           [Name]
                                           [Title]

                                                                     Exhibit I-1

                       THE CIT GROUP/SALES FINANCING, INC.

                   CERTIFICATE REGARDING REPURCHASED CONTRACTS

     The undersigned certify that they are [title] and [title], respectively of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CITSF pursuant to Section 3.05(a) of the Pooling and Servicing Agreement, dated as of November 1, 1995 (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and Harris Trust and Savings Bank, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that :

     1. The Contracts on the attached schedule are to be repurchased on the date hereof pursuant to Section 3.05 of the Agreement.

     2. Upon deposit of the Repurchase Price for such Contracts, such Contracts may be assigned by the Trustee to CITSF.

     IN WITNESS WHEREOF, we have affixed hereunto our signatures this ____ day of ______, 199_.

                                        THE CIT GROUP/SALES FINANCING, INC.

                                        By:_______________________________
                                           [Name]
                                           [Title]

                                        By:_______________________________
                                           [Name]
                                           [Title]


                                      I-1-1

                                                                     Exhibit I-2

                       THE CIT GROUP/SALES FINANCING, INC.

                   CERTIFICATE REGARDING SUBSTITUTED CONTRACTS

     The undersigned certify that they are [title] and [title], respectively of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CITSF pursuant to Section 3.05(b) of the Pooling and Servicing Agreement, dated as of November 1, 1995 (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and Harris Trust and Savings Bank, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

     1. The Contract and Contract File for each such Eligible Substitute Contract [are being held by CITSF, as Servicer] [have been delivered to ______, the successor Servicer].

     2. The Contracts on the attached schedule are to be substituted on the date hereof pursuant to Section 3.05(b) of the Agreement and each such Contract is an Eligible Substitute Contract [description, as to each Contract, as to how it satisfies the definition of "Eligible Substitute Contract"].

     3. The UCC-1 financing statements in respect of the Contracts to be substituted, in the form required by Section 3.05(b)(iii) of the Agreement, have been filed with the appropriate offices.

     [4. There has been deposited in the Certificate Account the amounts listed on the schedule attached hereto as the amount by which the Scheduled Principal Balance of each Replaced Contract exceeds the Scheduled Principal Balance of each Contract being substituted therefor.]


                                      I-2-1

     IN WITNESS WHEREOF, we have affixed hereunto our signatures this ____ day of ______, 199_.

                                       THE CIT GROUP/SALES FINANCING, INC.

                                       By:_______________________________
                                          [Name]
                                          [Title]

                                       By:_______________________________
                                          [Name]
                                          [Title]



                                      I-2-2

                                                                       Exhibit J

                                   [RESERVED]

                                                                     Exhibit K-1

                                   [RESERVED]


                                     K-1-1

                                                                     Exhibit K-2

                                   [RESERVED]


                                     K-2-1

                                                                       Exhibit L

                   THE CIT GROUP SECURITIZATION CORPORATION II
                MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                           CERTIFICATES, SERIES 1995-2
                                 MONTHLY REPORT

                                                          REMITTANCE DATE:____

                               SENIOR CERTIFICATES

Amount Available                                              $_____________

Distribution Amounts

1.    Aggregate Senior Certificate distribution               $_____________

2.    Aggregate Class A-5 distribution                        $_____________

3.    Aggregate Class B distribution                          $_____________

4.    Aggregate Class R distribution                          $_____________

Interest

1.    Aggregate amount of Interest

      (a)   Class A-1 Interest                                $_____________
      (b)   Class A-2 Interest                                $_____________
      (c)   Class A-3 Interest                                $_____________
      (d)   Class A-4 Interest                                $_____________

2.    Amount applied to Unpaid Senior

      Certificate Interest Shortfall                          $_____________

3.    Remaining Unpaid Senior                                 $_____________
      Certificate Interest Shortfall

4.    Total distribution in respect of interest

      (a)   Class A-1                                         $_____________
      (b)   Class A-2                                         $_____________
      (c)   Class A-3                                         $_____________
      (d)   Class A-4                                         $_____________

Principal

5.    Formula Principal Distribution Amount                   $_____________

      (a)   Stated Principal                                  $_____________
      (b)   Principal Prepayments                             $_____________
      (c)   Liquidated Contracts                              $_____________
      (d)   Repurchases                                       $_____________

6.    Pool Stated Principal Balance                           $_____________

7.    Senior Certificate Principal Distribution:

      (a)   Class A-1                                         $_____________
      (b)   Class A-2                                         $_____________
      (c)   Class A-3                                         $_____________
      (d)   Class A-4                                         $_____________

8.    Principal Balance after giving effect
      to Principal Distribution:

      (a)   Class A-1                                         $_____________
      (b)   Class A-2                                         $_____________
      (c)   Class A-3                                         $_____________
      (d)   Class A-4                                         $_____________

9.    Class A-5 Principal Balance                             $_____________

10.   Class B Principal Balance                               $_____________

11.   Senior Certificate Principal                            $_____________
      Shortfall for Remittance Date
      (a)   Class A-1                                         $_____________
      (b)   Class A-2                                         $_____________
      (c)   Class A-3                                         $_____________
      (d)   Class A-4                                         $_____________

12.   Unpaid Senior Certificate Principal
      Shortfall after giving effect to
      Principal Distribution

      (a)   Class A-1                                         $_____________
      (b)   Class A-2                                         $_____________
      (c)   Class A-3                                         $_____________
      (d)   Class A-4                                         $_____________

13.   Total distribution in respect of principal

      (a)   Class A-1                                         $_____________
      (b)   Class A-2                                         $_____________
      (c)   Class A-3                                         $_____________
      (d)   Class A-4                                         $_____________

14.   Senior Certificate Pool Factor (Pool Stated             $_____________
      Balance of Senior Certificates divided by Initial Pool Principal Balance)

Delinquency Information

                                                            Aggregate Principal
                                          Number                  Balance

15.   Delinquent Contracts
      30-59 days                          ______           $__________________
      60 days or more                     ______           $__________________

16.   Repossessed Contracts               ______           $__________________

17.   Repossessed Contracts
       Remaining in Inventory             ______           $__________________


                          SUBORDINATED CERTIFICATES

Remaining Amount Available (after payment                  $_____________
of interest and principal to the Class A-1
Class A-2, Class A-3 and Class A-4
Certificateholders)

Class A-5 and Class B Certificates

Interest

1.    Aggregate Class A-5 Interest                            $_____________

2.    Aggregate Class B Interest                              $_____________

3.    Amount applied to Unpaid
      Class A-5 Interest Shortfall                            $_____________

4.    Amount applied to Unpaid
      Class B Interest Shortfall                              $_____________

5.    Remaining Unpaid Class A-5
      Interest Shortfall                                      $_____________

6.    Remaining Unpaid Class B
      Interest Shortfall                                      $_____________

7.    Total distribution in respect                           $_____________
      of interest to Class A-5

8.    Total distribution in respect                           $_____________
      of interest to Class B

Principal

9.    Class A-5 Principal Distribution                        $_____________

10.   Class B Principal Distribution                          $_____________

11.   Principal Balance after giving effect                   $_____________
      to Principal Distribution Class A-5

12.   Principal Balance after giving effect                   $_____________
      to Principal Distribution Class B

13.   Class A-5 Principal Shortfall for                       $_____________
      Remittance Date

14.   Class B Principal Shortfall for                         $_____________
      Remittance Date

15.   Class B Principal Liquidation                           $_____________
      Loss Amount

16.   Unpaid Class A-5 Principal Shortfall                    $_____________
      after giving effect to Principal
      Distribution

17.   Unpaid Class B Principal Shortfall                      $_____________
      after giving effect to Principal
      Distribution

18.   Total distribution in respect of                        $_____________
      principal Class A-5

19.   Total distribution in respect of                        $_____________
      principal Class B

20.   Class A-5 Pool Factor (Pool Stated                      $_____________
      Principal Balance of Class A-5 Certificates divided by Initial Pool Date Principal
      Balance)

21.   Class B Pool Factor (Pool Stated                        $_____________
      Principal Balance of Class B Certificates divided by Initial Pool Date Principal
      Balance)

22.   Amount of Guarantee Payment made                        $_____________
      to Holders of Class B Certificates

Class R Certificates

23.   Class R Residual Payment                                $_____________

      a.    The amount (if any) by which
            the Amount Available exceeds
            the amounts distributed to
            Offered Certificateholders,
            the Monthly Servicing Fee and
            the Guarantee Fee.                                $_____________

      b.    Aggregate Repossession Profits
            less amount retained by Servicer
            to reimburse itself for taxes paid.               $_____________


Miscellaneous

24.   Monthly Servicing Fee                                   $_____________

25.   Guarantee Fee                                           $_____________

26.   Weighted average Contract Rate of all                   _____________%
      outstanding Contracts

27.   Aggregate Cram Down Losses                              $_____________

28.   Guarantee Payment Limit (after giving
      effect to any Guarantee Payments made on
      such Remittance Date)                                   $ _____________

                                                                       EXHIBIT M

                           FORM OF TRANSFER AFFIDAVIT

DATE OF           )
                  :  ss.:

COUNTY OF         )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of __________, the proposed Transferee of an Ownership Interest in the Class R Certificate of the Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates Series 1995-2, issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 1995 (the "Agreement"), among The CIT Group Securitization Corporation II, The CIT Group/Sales Financing, Inc. and Harris Trust and Savings Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to take this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Class R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another person and has attached hereto an Affidavit from such person in substantially the same form as this Affidavit. The Transferee has no knowledge that any such Affidavit is false.

     3. The Transferee has been advised and understands that (i) a tax shall be imposed on Transfers of Ownership Interests in the Class R Certificate to persons that are not permitted Transferees; (ii) such tax would be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a person that is not a permitted Transferee, on such agent; and (iii) the person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnishes to such person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised and understands that a tax shall be imposed on a "pass-through entity" holding Ownership Interest in the Class R Certificate if at any time during the taxable year of the pass-through entity a person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that no tax will be imposed for any period for which the record holder furnishes to the pass-through entity an affidavit stating that the record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 9.02 of the Agreement (attached hereto as Exhibit 1 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Class R Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfers and mandatory sales. The Transferee expressly agrees to be bound by and abide by the provisions of Section 9.02 of the Agreement and the restrictions noted on the face of the Class R Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the attempted Transfer null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any person to whom the Transferee attempts to Transfer its Ownership Interest in the Class R Certificate, and in connection with any Transfer by a person for whom the Transferee is acting as nominee, trustee or agent. The Transferee agrees to not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any person that the Transferee knows is not a Permitted Transferee.

     7. The Transferee represents and warrants that (i) no purpose of its purchase of an Ownership Interest in the Class R Certificates is or will be to impede the assessment or collection of any tax, and (ii) it has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificate.

     8. The Transferee's taxpayer identification number is ___________.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this ___ day of __________.

                                            [NAME OF TRANSFEREE]

                                            By: ________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT N

                                LIST OF CONTRACTS


                                       N1

                                                                       EXHIBIT P

                               AUCTION PROCEDURES

                        TERMINATION - AUCTION PROCEDURES

     The following sets forth the auction procedures to be followed in connection with a sale effected pursuant to Section 8.03(a)(ii) of the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1995, between The CIT Group Securitization Corporation II, the CIT Group/Sales Financing, Inc. and Harris Trust and Savings Bank, as Trustee. Capitalized terms used herein that are not otherwise defined shall have the meanings described thereto in the Agreement.

I. Pre-Auction Process

     (a) Upon receiving notice of the Auction Date, the Advisor will initiate its general Auction procedures consisting of the following: (i) with the assistance of the Servicer, prepare a general solicitation package along with a confidentiality agreement; (ii) derive a list of qualified bidders, in a commercially reasonable manner; (iii) initiate contact with all qualified bidders; (iv) send a confidentiality agreement to all qualified bidders; (v) upon receipt of a signed confidentiality agreement, send solicitation packages to all interested bidders on behalf of the Trustee; and (vi) notify the Servicer of all potential bidders and anticipated timetable.

     (b) The general solicitation package will include: (i) the prospectus supplement and prospectus from the public offering of the Certificates; (ii) a copy of all monthly servicing reports or a copy of all annual servicing reports and the prior year's monthly servicing reports; (iii) a form of a Sale and Purchase Agreement and Pooling and Servicing Agreement; (iv) a description of the minimum purchase price required to cause the Trustee to sell the Auction Property as set forth in Section 8.03(a)(ii) of the Agreement; (v) a formal bidsheet;
          (vi) a detailed timetable; and (vii) a preliminary data tape of the Pool Stated Principal Balance as of the related Remittance Date reflecting the same data attributes used to create the Cut-off Date tables for the prospectus supplement dated November 14, 1995 relating to the public offering of the Certificates.

     (c) The Trustee, with the assistance of the Servicer and the Advisor, will maintain an auction package beginning at the time of closing of the transaction, which will


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          contain terms (i)-(iii) listed in the preceding paragraph. If the
          Advisor is unable to perform its role as advisor to the Trustee, the Servicer acting in its capacity under the Agreement will select a successor Advisor and inform the Trustee of its actions.

     (d) The Advisor will send solicitation packages to all bidders at least 15 business days before the Auction Date. Bidders will be required to submit any due diligence questions in writing to the Advisor for determination of their relevancy, no later than 10 business days before the Auction Date. The Servicer and the Advisor will be required to satisfy all relevant questions at least five Business Days prior to the Auction Date and distribute the questions and answers to all bidders.

II. Auction Process

     (a) ______________________, in its role as Advisor to the Trustee, will be allowed to bid in the Auction, but will not be required to do so.

     (b) The Servicer will also be allowed to bid in the Auction if it deems appropriate, but will not be required to do so.

     (c) On the Auction Date, all bids will be due by facsimile to the offices of the Trustee by 1:00 p.m. New York City time, with the winning bidder to be notified by 2:00 p.m. New York City time. All acceptable bids (as described in Section 11.02 of the Agreement) will be due on a conforming basis on the bid sheet contained in the solicitation package.

     (d) If the Trustee receives fewer than two market value bids from participants in the market for manufactured housing installment sales contracts and installment loan contracts willing and able to purchase the Auction Property, the Trustee shall decline to consummate the sale.

     (e) Upon notification to the winning bidder, a good faith deposit equal to one percent (1%) of the Pool Stated Principal Balance will be required to be wired to the Trustee upon acceptance of the bid. This deposit, along with any interest income attributable to it, will be credited to the purchase price but will not be refundable. The Trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the account is fully funded and all monies are transferred into the Collection Account, such time not to exceed one Business Day before the related Remittance Date (as described above).

     (f) The winning bidder will receive on the Auction Date a copy of the draft Sale and Purchase Agreement, Pooling and Servicing Agreement and Servicer's Representations and Warranties (which shall be substantially identical to the representations and warranties set forth in Section 3.01 of the Agreement).


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     (g)  ____________, in its capacity as Advisor to the Trustee, will provide to the Trustee a letter concluding whether or not the winning bid is a fair market value bid. _________________ will also provide such letter if it is the winning bidder. In the case where __________ or the Servicer is the winning bidder it will in its letter provide for market comparable and valuations.

     (h) The Auction will stipulate that the Servicer be retained to service the Contracts sold pursuant to the terms of the Purchase and Sale Agreement and Servicing Agreement.

     (i) The Auction will stipulate that such sale and consequent termination of the Trust must constitute a "qualified liquidation" of the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including without limitation, the requirement that such liquidation take place over a period not to exceed 90 days. The Trustee may, in its discretion, require that the purchaser of the Auction Property provide the Trustee with an Opinion of Counsel to that effect.


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                                                                       EXHIBIT Q

                                      FORM

                                       OF

                                POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENT, WHICH ARE INTENDED TO CONSTITUTE A POWER OF ATTORNEY, THAT The CIT Group/Sales Financing, Inc.("CITSF") as contract seller under the Sale and Servicing Agreement, dated as of November 1, 1995, between CITSF and The CIT Group Securitization Corporation II ("CIT"), does hereby irrevocably constitute and appoint Harris Trust and Savings Bank, (the "Trustee"), as trustee under the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1995, among CITSF, CIT and the Trustee, by which CIT sold its interest in the contracts purchased from CITSF to the Trustee, its true and lawful attorney-in-fact and agent, in its name, place and stead in any way which it itself could do, if it were personally present, to prepare, execute, acknowledge, verify, swear to, deliver, record and file, in its name, place and stead, all instruments, documents and certificates which may from time to time be required in connection with the Agreement, including, without limitation, any and all assignments of mortgages and other documents required to be executed or recorded by the Trustee pursuant to Section 4.02 of the Agreement.

     To induce any third party to act hereunder, the undersigned hereby agrees that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party, and the undersigned for itself and for its legal representatives and assigns, hereby agrees to indemnify and hold harmless any such third party from and against any and all claims that may arise against such third party by reason of such third party having relied on the provisions of this instrument.


                                     THE CIT GROUP/SALES FINANCING, INC.

                                     By: _____________________________________
                                         Name:
                                         Title:

[Acknowledgment]



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